PARACELSUS HEALTHCARE CORPORATION

                      AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of March 30, 1998

                  $180,000,000 Reducing Revolving Credit Facility
                         $75,000,000 Term Loan Facilities



                                  BANQUE PARIBAS,
                                     as Agent,

                           TORONTO DOMINION (TEXAS), INC.
                               as Documentation Agent

                                        and
                                 BANK OF MONTREAL,
                               as Administrative Agent















HOFS04...:\10\21010\0235\1615\AGR1078R.32L

                               TABLE OF CONTENTS
                                                                           PAGE

ARTICLE 1 Definitions                                                        2
      Section 1.1 Definitions                                                2
      Section 1.2 Other Definitional Provisions                             37
      Section 1.3 Accounting Terms and Determinations                       38

ARTICLE 2 Loans                                                             38
      Section 2.1 Commitments                                               38
      Section 2.2 Notes                                                     39
      Section 2.3 Repayment of Loans                                        40
      Section 2.4 Interest                                                  41
      Section 2.5 Borrowing Procedure                                       42
      Section 2.6 Optional Prepayments, Commitment Terminations and
			   Reductions, Conversions and Continuations of
			   Loans                                                     42
      Section 2.7 Mandatory Prepayments                                     43
      Section 2.8 Minimum Amounts                                           45
      Section 2.9 Certain Notices                                           45
      Section 2.10 Use of Proceeds                                          47
      Section 2.11 Fees                                                     47
      Section 2.12 Computations                                             48
      Section 2.13 Reduction or Termination of Commitments                  48
      Section 2.14 Letters of Credit                                        48

ARTICLE 3 Payments                                                          52
      Section 3.1 Method of Payment                                         52
      Section 3.2 Pro Rata Treatment                                        53
      Section 3.3 Sharing of Payments, Etc                                  53
      Section 3.4 Non-Receipt of Funds by the Agent                         54
      Section 3.5 Withholding Taxes                                         54
      Section 3.6 Withholding Tax Exemption                                 55

ARTICLE 4 Yield Protection and Illegality                                   56
      Section 4.1 Additional Costs                                          56
      Section 4.2 Limitation on Types of Loans                              57
      Section 4.3 Illegality                                                58
      Section 4.4 Treatment of Affected Loans                               59
      Section 4.5 Compensation                                              59
      Section 4.6 Capital Adequacy                                          60
      Section 4.7 Additional Interest on Eurodollar Loans                   61
      Section 4.8 Substitution of Lender                                    61

ARTICLE 5 Security                                                          62
      Section 5.1 Collateral                                                62
      Section 5.2 Guaranties                                                64
      Section 5.3 New Subsidiaries                                          65
      Section 5.4 Release of Collateral and Termination of Guarantees       65
      Section 5.5 Setoff                                                    66

      Section 5.6 Certain Collateral                                        66

ARTICLE 6 Conditions Precedent                                              69
      Section 6.1 Initial Extension of Credit                               69
      Section 6.2 All Extensions of Credit                                  73
      Section 6.3 Closing Certificates                                      74

ARTICLE 7 Representations and Warranties                                    74
      Section 7.1 Corporate Existence                                       74
      Section 7.2 Financial Statements                                      74
      Section 7.3 Corporate Action; No Breach                               75
      Section 7.4 Operation of Business                                     76
      Section 7.5 Intellectual Property                                     76
      Section 7.6 Litigation and Judgments                                  76
      Section 7.7 Rights in Properties; Liens                               77
      Section 7.8 Enforceability                                            77
      Section 7.9 Approvals                                                 77
      Section 7.10 Debt                                                     77
      Section 7.11 Taxes                                                    77
      Section 7.12 Margin Securities                                        78
      Section 7.13 ERISA                                                    78
      Section 7.14 Disclosure                                               79
      Section 7.15 Subsidiaries                                             79
      Section 7.16 Agreements                                               80
      Section 7.17 Compliance with Laws                                     80
      Section 7.18 Investment Company Act                                   80
      Section 7.19 Public Utility Holding Company Act                       80
      Section 7.20 Environmental Matters                                    80
      Section 7.21 Labor Disputes and Acts of God                           82
      Section 7.22 Material Contracts                                       82
      Section 7.23 Outstanding Securities                                   82
      Section 7.24 Subordination                                            83
      Section 7.25 Solvency                                                 83
      Section 7.26 Employee Matters                                         83
      Section 7.27 Insurance                                                83
      Section 7.28 Fraud and Abuse                                          83

ARTICLE 8 Affirmative Covenants                                             85
      Section 8.1 Reporting Requirements                                    85
      Section 8.2 Maintenance of Existence; Conduct of Business             92
      Section 8.3 Maintenance of Properties                                 92
      Section 8.4 Taxes and Claims                                          93
      Section 8.5 Insurance                                                 93
      Section 8.6 Inspection Rights                                         94
      Section 8.7 Keeping Books and Records                                 94
      Section 8.8 Compliance with Laws                                      95
      Section 8.9 Compliance with Agreements                                95
      Section 8.10 Further Assurances                                       95
      Section 8.11 ERISA                                                    95
      Section 8.12 Borrower's Treatment of Subsidiaries                     95

      Section 8.13 Environmental Matters                                    96
      Section 8.14 Accounts Receivable Securitization Program               97

ARTICLE 9 Negative Covenants                                                97
      Section 9.1 Debt                                                      97
      Section 9.2 Limitation on Liens                                       99
      Section 9.3 Limitation on Fundamental Changes                         99
      Section 9.4 Limitation on Investment                                 100
      Section 9.5 Limitation on Business Acquisitions                      101
      Section 9.6 Limitation on Loans and Credit                           104
      Section 9.7 Limitation on Contracts, Etc                             104
      Section 9.8 Subsidiaries                                             104
      Section 9.9 Contingent Obligations                                   104
      Section 9.10 Restricted Payments                                     105
      Section 9.11 Limitation on Issuance of Capital Stock                 106
      Section 9.12 Disposition of Property                                 107
      Section 9.14 Certain Transactions and Agreements                     109
      Section 9.15 Modification of Other Agreements                        110
      Section 9.16 ERISA                                                   110
      Section 9.17 Compensation Paid to Affiliates                         111

ARTICLE 10 Financial Covenants                                             111
      Section 10.1 Senior Leverage Ratio                                   111
      Section 10.2 Minimum Net Worth                                       112
      Section 10.3 Ratio of Total Debt to Adjusted EBITDA                  112
      Section 10.4 Fixed Charge Coverage Ratio                             113
      Section 10.5 Minimum Adjusted EBITDA                                 113

ARTICLE 11 Default                                                         113
      Section 11.1 Events of Default                                       113
      Section 11.2 Remedies                                                118
      Section 11.3 Cash Collateral                                         119
      Section 11.4 Performance by the Agent                                119

ARTICLE 12 The Agent                                                       120
      Section 12.1 Appointment, Powers and Immunities                      120
      Section 12.2 Rights of Agent as a Lender                             121
      Section 12.3 Defaults                                                121
      Section 12.4 INDEMNIFICATION                                         121
      Section 12.5 Independent Credit Decisions                            122
      Section 12.6 Several Commitments                                     123
      Section 12.7 Successor Agent                                         123
      Section 12.8 Documentation Agent and                                 123

ARTICLE 13 Miscellaneous                                                   124
      Section 13.1 Expenses                                                124
      Section 13.2 INDEMNIFICATION                                         125
      Section 13.3 Limitation of Liability                                 126
      Section 13.4 No Duty                                                 126
      Section 13.5 No Fiduciary Relationship                               127

      Section 13.6 No Waiver; Cumulative Remedies                          127
      Section 13.7 Successors and Assigns                                  127
      Section 13.8 Survival                                                131
      Section 13.9 ENTIRE AGREEMENT                                        131
      Section 13.10 Amendments                                             131
      Section 13.11 Maximum Interest Rate                                  132
      Section 13.12 Notices                                                134
      Section 13.13 GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF
                     PROCESS                                               134
      Section 13.14 Counterparts                                           135
      Section 13.15 Severability                                           135
      Section 13.16 Headings                                               135
      Section 13.17 Construction                                           135
      Section 13.19  WAIVER OF JURY TRIAL                                  136
      Section 13.20 Approvals and Consent                                  136

HOFS04...:\10\21010\0235\1615\AGR1078R.32L

                               INDEX TO EXHIBITS



      EXHIBIT      DESCRIPTION OF EXHIBIT                              SECTION
	        A         Form of Assignment and Acceptance                      1.1
         B         Copy of Park Hospital Subordinated Note                1.1
        C-1        Form of Revolving Credit Loans Note                    1.1
        C-2        Form of Tranche A Term Note                            1.1
        C-3        Form of Tranche B Term Note                            1.1
         D         Form of Back-Up Letter of Credit                       1.1
         E         Form of Master Guaranty with Joinder Agreement         1.1
         F         Form of Amended and Restated Security and Pledge
                    Agreement                                             1.1
         G         Form of Amended and Restated Subsidiary Security
                    and Pledge Agreement                                  1.1
         H         Forms of Notice of Borrowing and Notice of
				                Conversion/Continuation; Notice of Termination/
			                 Commitment; and Notice of Reduction/Prepayment        2.9
         I         Form of Opinion of Vice President-Legal Affairs
	   	               of Borrower                                           6.1
         J         Form of Opinion of Outside Counsel to Borrower         6.1
         K         Form of Assignment, Assumption and Acceptance
                     Agreement                                            6.1


                                       INDEX TO SCHEDULES


SCHEDULE                DESCRIPTION OF SCHEDULE

1.1(a)  	Excluded Subsidiaries
1.1(b)  	Existing Letters of Credit
1.1(c)  	Permitted Liens
1.1(d)  	Commitments
1.1(e)(i) Environmental Questionnaires
1.1(e)(ii)Environmental Reports
1.1(g)  	Mortgages
7.6     	Litigation and Judgments
7.10    	Existing Debt
7.11    	Taxes
7.13    	Plans
7.15 	   Subsidiaries
7.22    	Material Contracts
7.25    	Solvency
7.26    	Employee Matters
7.27    	Insurance
7.28    	Fraud and Abuse
9.4     	Investments

9.12    	Specified Asset Dispositions
9.12(e) 	Closed Facilities




                                ii

HOFS04...:\10\21010\0235\1615\AGR1078R.32L

                              AMENDED AND RESTATED CREDIT AGREEMENT

        THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 30, 1998, is among PARACELSUS HEALTHCARE CORPORATION, a corporation organized under the laws of the State of California (the "BORROWER"), each of the banks or other lending institutions which is a party hereto (as evidenced by the signature pages of this Agreement) or which may from time to time become a party hereto or any successor or assignee thereof in accordance with the terms hereof (individually, a "LENDER" and, collectively, the "LENDERS"), and BANQUE PARIBAS, a bank organized and existing under the laws of the Republic of France ("BANQUE PARIBAS"), as lead agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT") and as the Issuing Bank, TORONTO DOMINION (TEXAS), INC., a Delaware corporation, as documentation agent for the Lenders (in such capacity, the "DOCUMENTATION AGENT") and BANK OF MONTREAL, a Canadian chartered bank, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT").

                                            RECITALS:

        A. The Borrower, Bank of America National Trust and Savings Association ("B OF A"), as Agent, Banque Paribas, as Documentation Agent, NationsBank of Texas, N.A., as Managing Agent, and the lending institutions parties thereto (collectively, the "EXISTING LENDERS"), are parties to a Credit Agreement dated as of August 16, 1996, as amended by a First Amendment to Credit Agreement dated effective as of April 14, 1997, a Second Amendment to Credit Agreement dated effective as of August 14, 1997 and a Third Amendment to Credit Agreement dated effective as of August 14, 1997 (as so amended, the "EXISTING CREDIT AGREEMENT").

        B. The Lenders have purchased from the Existing Lenders, and the Existing Lenders have sold to the Lenders, all of the Loans (as such term is defined in the Existing Credit Agreement; hereinafter, the "EXISTING LOANS") held by such Existing Lenders at the Closing Date and B of A has assumed and acquired from the Existing Lenders, and the Existing Lenders have assigned and transferred to B of A, all Letter of Credit Liabilities (as such term is defined in the Existing Credit Agreement; hereinafter, the "EXISTING LETTER OF CREDIT LIABILITIES") outstanding at the Closing Date, and thereby (a) the Lenders have become parties to the Existing Credit Agreement as the Lenders thereunder, in the place and stead of the Existing Lenders, all of which have ceased to be parties thereto and (b) no Existing Letter of Credit Liabilities remain outstanding under the Existing Credit Agreement.

        C. Giving effect to the foregoing transactions, B of A has resigned as Agent under the Existing Credit Agreement and the

Lenders have appointed Banque Paribas as successor Agent, which has agreed to act in such capacity under this Agreement.

        D. Giving effect to the foregoing transactions, the Borrower, the Agent, the Documentation Agent, the Administrative Agent and the Lenders desire to amend and restate the Existing Credit Agreement in its entirety, among other things to extend to the Borrower a reducing revolving credit facility, with a letter of credit subfacility, and term loan facilities.

        E. Giving effect to the foregoing transactions, Banque Paribas, as the Issuing Bank hereunder, has agreed to issue its irrevocable "direct pay" letter of credit hereunder for the benefit of B of A, in the form of that attached hereto as EXHIBIT D hereto (the "BACK-UP LETTER OF CREDIT").

        F. Concurrently with the Closing Date, the obligations under the Existing Credit Agreement will be deemed renewed and extended in full, as amended and restated pursuant to the terms of this Agreement and the Back-Up Letter of Credit will be issued on the Closing Date pursuant to SECTION 2.14(J).

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


                                            ARTICLE 1

                                           DEFINITIONS

        Section 1.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

        "ADDITIONAL COSTS" means as specified in SECTION 4.1(A).

        "ADJUSTED EBITDA" means, on a consolidated basis without duplication for the Borrower and its Subsidiaries for any period the Net Income (Loss) for such period taken as a single accounting period (excluding the cumulative effect of a non-cash change in accounting and discontinued operations), PLUS
(a) the sum of the following amounts for the Borrower and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of Net Income (Loss): (i) Interest Expense, (ii) depreciation expense, (iii) amortization expense, (iv) non-cash impairment charges, (v) income tax expense and (vi) extraordinary losses MINUS extraordinary gains, (vii) any debt refinancing charges or gains to the extent such charges or gains are not included in extraordinary gains or losses, in each case (subject to the proviso below) measured on a twelve (12) month basis and calculated as of the last day of the fiscal quarter most recently ended, PLUS, (b) any one-time shut-down charge relating to the closure of Paracelsus PHC Regional Medical Center, Inc. for the fiscal quarter ended June 30, 1997, in an aggregate amount not to exceed $3,500,000, PLUS (c) any one-time corporate restructuring charges for the fiscal quarter ended June 30, 1997, in an aggregate amount not to exceed $2,500,000 PLUS (d) any one-time litigation settlement charges for the fiscal quarter ended December 31, 1997, in an aggregate amount not to exceed $3,000,000, PLUS (e) any one-time charges to establish government program reserves for the fiscal quarter ended December 31, 1997, in an aggregate amount not to exceed $5,809,000, MINUS (f) any one-time gain recorded on the reversal of the PacifiCare/FHP loss contract accrual in the fiscal quarter ended December 31, 1997, in an aggregate amount not to exceed $15,509,000 MINUS (g) corporate overhead costs charges against the PacifiCare/FHP loss contract accrual in the quarter ended June 30, 1997, in an aggregate amount not to exceed $765,000, PLUS (h) EBITDA of DHHS for such period (as adjusted consistent with the foregoing CLAUSE (A) MINUS (I) equity in earnings of DHHS MINUS (j) gains or losses on asset sales determined on a consolidated basis in conformity with GAAP PLUS (k) with respect to the acquisition by the Borrower or a Subsidiary of the Borrower (excluding the acquisition of Dakota's partnership interest in DHHS by the Borrower or a Subsidiary of the Borrower) which has not been owned or effective for a full fiscal quarter, Adjusted EBITDA (as calculated pursuant to CLAUSES (A) AND (J) preceding) shall be computed based on the actual period owned or effective and the number of months prior thereto necessary to total twelve months and, upon being owned or effective one full fiscal quarter, Adjusted EBITDA will be computed based on annualized results, MINUS (l) with respect to any divestiture of any entity (corporation, partnership, limited liability company or joint venture) by the Borrower or a Subsidiary of the Borrower, the Borrower will exclude from Adjusted EBITDA any amounts attributable to such entity in the computation of Adjusted EBITDA pursuant to CLAUSES (A) AND (J) preceding for the twelve-month period following the divestiture.

        "ADJUSTED EURODOLLAR RATE" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to the Eurodollar Rate for such Eurodollar Loan for such Interest Period divided by 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

        "ADMINISTRATIVE AGENT'S FEE LETTER" means the letter agreement dated March 30, 1998 between the Borrower and the Administrative Agent.

        "AFFILIATE" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent or more of any class of voting stock of such Person; or (c) ten percent or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; PROVIDED, HOWEVER, in no event shall the Agent, the Documentation Agent, the Administrative Agent or any Lender be deemed an Affiliate of the Borrower or any of its Subsidiaries.

        "AGENT" means as specified in the introductory paragraph of this Agreement.

        "AGENT'S FEE LETTER" means the letter agreement dated March 30, 1998 among the Borrower, the Agent and the Syndication Agent.

        "AGREEMENT" means this Amended and Restated Credit Agreement and any and all amendments, modifications, supplements, renewals, extensions or restatements hereof.

        "APPLICABLE BASE RATE MARGIN" means, for any day, the percentage per annum set forth below opposite the Borrower's applicable Senior Leverage Ratio, as calculated as of the last day of the fiscal quarter last ended; PROVIDED, HOWEVER, that in the event a change in the Applicable Base Rate Margin is to be made, such change shall be effective on the later of (i) the first day following the fiscal quarter with respect to which the Agent has received financial statements and a certificate reflecting a change in the Senior Leverage Ratio warranting such a change and (ii) the first day following the fiscal quarter most recently ended as of the date of delivery of such financial statements and certificate; provided, further, that until the date of delivery of the certificate referred to in SECTION 8.1(D) and related financial report referred to in SECTION 8.1(B) for the fiscal quarter ended March 31, 1998, the Applicable Base Rate Margin shall be 1.25% per annum.

   													Applicable
SENIOR LEVERAGE RATIO                                        BASE RATE MARGIN
Less than 1.00:1.00                                                    0.00% per annum
Greater than or equal to 1.00:1.00 and less than 1.50:1.00             0.25% per annum
Greater than or equal to 1.50:1.00 and less than 2.00:1.00             0.75% per annum
Greater than or equal to 2.00:1.00 and less than 2.50:1.00             1.00% per annum
Greater than or equal to 2.50:1.00                                     1.25% per annum

        "APPLICABLE COMMITMENT COMMISSION PERCENTAGE" means, for any day, the percentage per annum set forth below opposite the Borrower's applicable Senior Leverage Ratio, as calculated as of the last day of the fiscal quarter last ended; PROVIDED, HOWEVER, that in the event a change in the Applicable Commitment Commission Percentage is to be made, such change shall be effective on the first day following the fiscal quarter with respect to which the Agent has received financial statements or a certificate reflecting a change in the Senior Leverage Ratio warranting such a change; PROVIDED, FURTHER, that until the date of delivery of the certificate referred to in SECTION 8.1(D) and related financial report referred to in SECTION 8.1(B) for the fiscal quarter ended March 31, 1998, the Applicable Commitment Commision Percentage shall be
 .500% per annum.

                                                         Applicable Commitment
SENIOR LEVERAGE RATIO                                     COMMISSION PERCENTAGE
Less than 1.00:1.00                                                   0.250% per annum
Greater than or equal to 1.00:1.00 and less than 2.00:1.00            0.375% per annum
Greater than or equal to 2.00:1.00                                    0.500% per annum

        "APPLICABLE EURODOLLAR MARGIN" means, for any day, the percentage per annum set forth below opposite the Borrower's applicable Senior Leverage Ratio, as calculated as of the last day of the fiscal quarter last ended; PROVIDED, HOWEVER, that in the event a change in the Applicable Eurodollar Margin is to be made, such change shall be effective on the later of (i) the first day following the fiscal quarter with respect to which the Agent has received financial statements and a certificate reflecting a change in the Senior Leverage Ratio warranting such a change and (ii) the first day following the fiscal quarter most recently ended as of the date of delivery of such financial statements and certificate and PROVIDED, FURTHER, that until the date of delivery of the certificate referred to in SECTION 8.1(D) and related financial report referred to in SECTION 8.1(B) for the fiscal quarter ended March 31, 1998, the Applicable Eurodollar Margin shall be 2.75% per annum:

 		  									         Applicable
SENIOR LEVERAGE RATIO                                        EURODOLLAR MARGIN
Less than 1.00:1.00                                                    1.25% per annum
Greater than or equal to 1.00:1.00 and less than 1.50:1.00             1.75% per annum
Greater than or equal to 1.50:1.00 and less than 2.00:1.00             2.25% per annum
Greater than or equal to 2.00:1.00 and less than 2.50:1.00             2.50% per annum
Greater than or equal to 2.50:1.00                                     2.75% per annum


        "APPLICABLE LENDING OFFICE" means for each Lender and each Type of Loan, the Lending Office of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan below its name on the signature pages hereof (or, with respect to a Lender that becomes a party to this Agreement pursuant to an assignment made in accordance with SECTION 13.7, in the Assignment and Acceptance executed by it) or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Borrower and the Agent as the office by which its Loans of such Type are to be made and maintained.

        "APPLICABLE MARGIN" means, as the context requires, the Applicable Base Rate Margin, the Applicable Eurodollar Rate Margin or the Applicable Tranche B Margin.

        "APPLICABLE MATURITY DATE" means, as the context requires, the Revolving Credit Loans Maturity Date, the Tranche A Term Loans Maturity Date or the Tranche B Term Loans Maturity Date.

        "APPLICABLE TRANCHE B MARGIN" means, for any day, a percentage per annum equal to (a) during the period from the Closing Date through March 31, 1999, 2.75% for Tranche B Loans that are Eurodollar Loans and 1.25% for Tranche B Loans that are Base Rate Loans and (b) thereafter, (i) when the Senior Leverage Ratio is less than 2.00:1.00, 2.50% for Tranche B Loans that are Eurodollar Loans and 1.00% for Tranche B Loans that are Base Rate Loans and
(ii) when the Senior Leverage Ratio is greater than or equal to 2.00:1.00, 2.75% for Tranche B Loans that are Eurodollar Loans and 1.25% for Tranche B Loans that are Base Rate Loans, PROVIDED, HOWEVER, that in the event a change in the Applicable Tranche B Margin is to be made, such change shall be effective on the later of (i) the first day following the fiscal quarter with respect to which the Agent has received financial statements and a certificate reflecting a change in the Senior Leverage Ratio warranting such a change and
(ii) the first day following the fiscal quarter most recently ended as of the date of delivery of such financial statements and certificate.

        "ASSET DISPOSITION" means the disposition, from and after the Closing Date, of any or all of the Property (irrespective of whether such Property is owned or acquired before, on or after the Closing Date) of the Borrower or any of its Subsidiaries, whether by sale, lease, transfer, assignment, condemnation or otherwise, and including any involuntary disposition resulting from casualty damage to Property (irrespective of whether such Property is owned or acquired before, on or after the Closing Date), in each case in excess of $500,000; PROVIDED, HOWEVER, that none of the following shall constitute an Asset
Disposition:  (a) the issuance and sale by a Person of its own Capital Stock;
(b) any Operating Lease by the Borrower or any of its Subsidiaries, as lessor, of equipment where, in the case of Collateral, the lessee expressly subordinates its rights in such Collateral to the Liens under the Security Documents; (c) any Operating Lease by the Borrower, or any of its Subsidiaries, as lessor, of any medical office building, or portion thereof; and (d) any lease by the Borrower or any of its Subsidiaries of any Facility now closed, or portion thereof, excluding PHC Regional Hospital.

        "ASSIGNEE" means as specified in SECTION 13.7(B).

        "ASSIGNING LENDER" means as specified in SECTION 13.7(B).

        "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and its Assignee and accepted by the Agent and consented to by the Borrower (such consent not to be unreasonably withheld) pursuant to SECTION 13.7(E), in substantially the form of EXHIBIT A hereto.

        "BACK-UP LETTER OF CREDIT" means as specified in Paragraph E of the Recitals hereto.

        "BANKRUPTCY CODE" means as specified in SECTION 11.1.

        "BANQUE PARIBAS" means as specified in the initial paragraph of this Agreement.

        "BASE RATE" means, for any day, the higher of (a) the rate of interest in effect for such day as publicly announced from time to time by Banque Paribas in New York, New York as its "base rate"; and (b) 0.50% per annum plus the latest Federal Funds Rate. The "base rate" is a rate set by Banque Paribas based upon various factors including Banque Paribas's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans which may be priced at, above, or below the announced rate. Any change in the Base Rate shall take effect at the opening of business on the day specified in the public announcement of such change, or, if there is not such public announcement, on the date of such change.

        "BASE RATE LOANS" means Loans that bear interest at rates based upon the Base Rate.

        "BASLE ACCORD" means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, supplemented and otherwise modified and in effect from time to time, or any replacement thereof.

        "B OF A" means as specified in Paragraph A of the Recitals hereto.

        "BORROWER" means as specified in the initial paragraph of this Agreement.

        "BUSINESS ACQUISITIONS" means acquisitions of Facilities, health related businesses, or related lines of business (including acquisitions of all or substantially all of the Capital Stock of an entity owning or leasing any of the foregoing) by the Borrower or any Subsidiary of the Borrower.

        "BUSINESS DAY" means (a) any day on which commercial banks are not authorized or required to close in Houston, Texas and New York, New York and
(b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods and notices in connection with Eurodollar Loans, any day which is a Business Day described in CLAUSE (A) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

        "CAPITAL EXPENDITURES" means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower or any of its Subsidiaries to acquire or construct fixed assets, plant or equipment (including renewals, improvements or replacements, but excluding repairs) during such period and which, in accordance with GAAP, are classified as capital expenditures.

        "CAPITAL LEASE OBLIGATIONS" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property, which obligations are classified as a capital lease on a balance sheet of such Person under GAAP.

        "CAPITAL STOCK" means corporate stock and any and all shares, partnership interests, membership interests, equity interests, participations, rights or other equivalents (however designated) of corporate stock issued by any entity (whether a corporation, a partnership or another entity).

        "CASH EQUIVALENTS" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by an agency thereof and backed by the full faith and credit of the United States of America, maturing within 180 days after the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 180 days after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (c) commercial paper, other than commercial paper issued by Borrower or any of its Affiliates, maturing no more than 180 days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody's; (d) domestic certificates of deposit or time deposits or bankers' acceptances maturing within 180 days after the date of acquisition thereof or investments in money market or mutual funds or accounts, in each case issued or managed by any commercial bank or other financial institution organized under the laws of the United States of America or any state thereof or the District of Columbia or by any foreign bank which is a Lender, and in any case having combined capital and surplus of not less than $100,000,000; (e) deposits in any financial institution insured by the Federal Deposit Insurance Corporation; and (f) any of the foregoing marketable direct obligations, commercial paper, certificates of deposit or bankers' acceptances, regardless of maturity, acquired from a securities brokerage firm or financial institution reasonably believed to be financially sound pursuant to a repurchase contract which requires that such securities be repurchased by such securities brokerage firm or financial institution, as the case may be, within 180 days of their original acquisition.

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. <section> 9601 ET SEQ.

        "CHAMPION" means PHC/CHC Holdings, Inc., a Delaware corporation and Wholly-Owned Subsidiary of the Borrower, the survivor of the merger of PC Merger Sub, Inc. into CHC pursuant to the Agreement and Plan of Merger, dated April 12, 1996, by and among the Borrower, CHC and PC Merger Sub, Inc., as amended and restated on May 29, 1996.

        "CHANGE OF CONTROL" means the existence or occurrence of any of the following: (a) any Person or two or more Persons (other than the Permitted Holders) acting as a group (as defined in Section 13d-3 of the Securities Exchange Act of 1934, as amended), becomes the "beneficial owner" (within the meaning of Rule 13d-3 and/or Rule 13d-5 under the Securities Exchange Act of 1934, as amended, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire without condition, other than the passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty percent (30%) or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency (other than the passage of time); or (b) individuals who, as of the Closing Date, constitute the Board of Directors of the Borrower (the "BORROWER INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board of Directors of the Borrower; PROVIDED, HOWEVER, that any individual becoming a director of the Borrower subsequent to the Closing Date who was elected, or whose nomination for election by the Borrower's shareholders was approved by, a vote of at least a majority of the directors then comprising the Borrower Incumbent Board, shall be considered as though such individual were a member of the Borrower Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) or other actual or threatened solicitation of proxies or contest by or on behalf of a Person other than the Board of Directors of the Borrower.

        "CHC" means Champion Healthcare Corporation, a Delaware corporation.

        "CLOSING DATE" means the date of this Agreement as specified in the introductory paragraph of this Agreement.

        "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

        "COLLATERAL" means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by Borrower and/or its Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Agent on behalf of the Lenders, whether under this Agreement or under any other agreement, document or instrument executed by any such Persons and delivered to Agent, the Documentation Agent, the Administrative Agent or any Lender in connection herewith as security for the Obligations or any portion thereof. (For purposes of this definition, Property owned by a Subsidiary shall not be deemed to be Collateral solely by virtue of the fact that the Capital Stock of such Subsidiary is pledged as Collateral.)

        "COMMITMENT FEE" means as specified in SECTION 2.11(A).

        "COMMITMENT PERCENTAGE" means, as to any Lender, the percentage equivalent of such Lender's Revolving Credit Loans Commitment, Tranche A Term Loan Commitment or Tranche B Term Loan Commitment divided by the total Revolving Loan Commitments, Tranche A Term Loan Commitments and Tranche B Term Loan Commitments of all of the Lenders, as adjusted from time to time in accordance with SECTION 13.7.

        "COMMITMENTS" means the Revolving Credit Loans Commitments, the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments and "COMMITMENT" means, for any Lender, such Lender's Revolving Credit Loans Commitment, Tranche A Term Loan Commitment or Tranche B Term Loan Commitment, as applicable.

        "CONSOLIDATED ASSETS" means the total assets of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

        "CONSOLIDATED TANGIBLE ASSETS" means Consolidated Assets less all intangible assets of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

        "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation pursuant to SECTION 2.6 of a Eurodollar Loan as a Eurodollar Loan of the same Type from one Interest Period to the next Interest Period.

        "CONTRACT RATE" means as specified in SECTION 13.11(A).

        "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to SECTION 2.6 or ARTICLE 4 of one Type of Loan into the other Type of Loan.

        "CURRENT DATE" means a date occurring no more than 30 days prior to the Closing Date or such earlier date which is reasonably acceptable to the Agent.

        "DAKOTA" means Dakota Foundation, a North Dakota non-profit corporation.

        "DEBT" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business, (d) all Capital Lease Obligations of such Person,
(e) all Debt and Operating Leases of others Guaranteed by such Person (other than (x) Guarantees of Operating Leases in effect at the Closing Date, if any and (y) Guarantees of Operating Leases entered into after the Closing Date that are not material in the aggregate), (f) all obligations (other than trade accounts payable permitted under CLAUSE (C) above) of others to the extent secured by a Lien existing on Property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to such Person, (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments (other than reimbursement obligations to B of A with respect to the Existing Letter of Credit Liabilities up to the undrawn face amount of the Back-up Letter of Credit), and (h) all obligations and liabilities of such Person under Interest Rate Protection Agreements, and all liabilities of such Person in respect of unfunded vested benefits under any Pension Plan; PROVIDED, HOWEVER, that "Debt" does not include any obligations pursuant to receivables financing that are not required by GAAP to be booked as liabilities on the balance sheet of the Borrower and its Subsidiaries. Without limitation of the foregoing, the obligations of Champion and Paracelsus-Fargo under Section 3.03(g) of the DHHS Partnership Agreement shall be deemed to constitute Debt of the Borrower. For purposes of the preceding CLAUSE (E), an Operating Lease obligation shall equal the sum of all future rentals due thereunder during the term thereof, discounted at a rate equal to the yield on U.S. Treasury Securities having a remaining term to maturity closest to the remaining term of such lease, as reported on page PX1 of the Bloomberg Financial Market Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading) at 4:00 p.m. (New York time) on the Business Day prior to the date of calculation.

        "DEBT ISSUANCE" means any issuance by the Borrower or any Subsidiary of any Debt.

        "DEFAULT" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

        "DEFAULT RATE" means, in respect of any principal of any Loan, any Reimbursement Obligation or any other amount payable by the Borrower under this Agreement or any other Loan Document which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of two percent (2%) plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans; PROVIDED, HOWEVER, that if such amount in default is principal of a Eurodollar Loan and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent (2%) plus the interest rate for such Eurodollar Loan for such Interest Period as provided in SECTION 2.4(A)(II) hereof and, thereafter, the rate provided for above in this definition.

        "DHHS" means Dakota/Champion Partnership d/b/a Dakota Heartland Health System, a North Dakota general partnership.

        "DHHS PARTNERSHIP AGREEMENT" means that certain Amended and Restated Partnership Agreement of Dakota/Champion Partnership dated as of December 21, 1994 entered into by and between Dakota and Paracelsus-Fargo, as the same may be amended or otherwise modified from time-to-time.

        "DOCUMENTATION AGENT'S FEE LETTER" means the letter agreement dated March 30, 1998 between the Borrower and the Documentation Agent.

        "DOLLARS" and "$" mean lawful money of the U.S.

        "EBITDA" means, on a consolidated basis without duplication for any Person and its consolidated Subsidiaries for any period, the Net Income (Loss) for such period taken as a single accounting period (excluding the cumulative effect of a non-cash change in GAAP and discontinued operations), PLUS, the sum of (a) (i) Interest Expense, (ii) depreciation expense, (iii) amortization expense, (iv) income tax expense and (v) extraordinary losses, in each case measured on a twelve (12) month basis and calculated as of the last day of the fiscal quarter most recently ended, PLUS (b) with respect to any operations acquired by such Person or a Subsidiary of such Person during such period referred to in CLAUSE (A) preceding, the EBITDA of such operations (as calculated pursuant to CLAUSE (A) preceding) for the portion of such period prior to the respective date of acquisition, PLUS (c) EBITDA demonstrated and certified by such Person, to the reasonable satisfaction of the Agent, as attributable to newly acquired businesses during such period referred to in CLAUSE (A) preceding, MINUS (d) extraordinary gains and other gains on asset sales not otherwise included in extraordinary gains determined on a consolidated basis in conformity with GAAP.

        "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States, or any state thereof; or (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country provided that such bank is acting through a branch or agency in the United States, and, in the case of each of
(a) and (b), having combined capital and surplus of at least $100,000,000; or
(c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary, or (d) any other commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund or other financial institution (whether a corporation, partnership or other entity) acceptable to the Agent and the Borrower, such acceptance not to be unreasonably withheld or delayed.

        "ENVIRONMENTAL CLAIM" means, as of the date of determination, any written accusation, allegation, notice of violation, action, claim, Environmental Lien, demand, order, injunction, judgment, decree, ruling, assessment or arbitration award by any Governmental Authority or any other Person for personal injury (including sickness, disease or death), property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or odor, audible noise or other nuisance, in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any Property owned, operated or leased by the Borrower or any of its Subsidiaries or any activities or operations thereof; (b) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with any Property owned, operated or leased by the Borrower or any of its Subsidiaries or their operations or facilities; or (c) the violation, or alleged violation, of any Environmental Laws, orders, injunctions, judgments, decrees, rulings, assessments or arbitration awards or any Permit in each case required under any applicable Environmental Laws of or from any Governmental Authority relating to environmental matters connected with any Property owned, leased or operated by the Borrower or any of its Subsidiaries, in the case of each of CLAUSES (A) through (C) above, on or before each date of determination.

        "ENVIRONMENTAL LAW" means any federal, state, local or foreign law, statute, code or ordinance, principle of common law, rule, regulation or other legally binding requirement, as well as any Permit, order, decree or injunction, issued, promulgated, approved or entered by a Governmental Authority applicable to the Borrower or any of its Subsidiaries, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of Hazardous Materials, including, without limitation, CERCLA, the Superfund Amendment and Reauthorization Act of 1986, 99-499, 100 Stat. 1613, the Resource Conservation and Recovery Act of 1976, 42 U. S. C. <section> 6901 ET SEQ., the Occupational Safety and Health Act, 29 U.S.C. <section> 651 ET SEQ., the Clean Air Act, 42 U.S.C.
<section> 7401 ET SEQ., the Clean Water Act, 33 U.S.C. <section> 1251 ET SEQ., the Emergency Planning and Community Right to Know Act, 42 U.S.C.
<section> 11001 ET SEQ., the Federal Insecticide, Fungicide and Rodenticide
Act, 7 U.S.C. <section> 136 ET SEQ., and the Toxic Substances Control Act, 15 U.S.C. <section> 2601 ET SEQ., and any state or local counterparts.

        "ENVIRONMENTAL LIABILITIES" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability or criminal or civil statute, including, without limitation, any Environmental Law or Permit, order, decree or injunction with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

        "ENVIRONMENTAL LIEN" means any Lien in favor of any Governmental Authority filed of record under any Environmental Law.

        "ENVIRONMENTAL QUESTIONNAIRES" means the environmental questionnaires listed on SCHEDULE 1.1(E)(I), which relate to certain Collateral identified in
SECTION 5.6.

        "ENVIRONMENTAL REPORTS" means the environmental reports listed on
Schedule 1.1(e)(ii).

        "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock or securities convertible into Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

        "EQUITY ISSUANCE" means (a) any issuance by the Borrower or any of its Subsidiaries of any Capital Stock of the Borrower or any such Subsidiary or
(b) the receipt by the Borrower or any of the Subsidiary Guarantors of any capital contribution (whether or not evidenced by any security representing Capital Stock issued by the recipient of such contribution), excluding in the case of either CLAUSE (A) or CLAUSE (B) Investments permitted pursuant to
SECTION 9.4(C) or SECTION 9.4(G).

        "EQUITY OFFERING" has the meaning specified in SECTION 2.7(D).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

        "ERISA AFFILIATE" means any corporation or trade or business which is a member of a group of entities, organizations or employers of which a Loan Party is also a member and which is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

        "EURODOLLAR LOANS" means Loans that bear interest at rates based upon the Adjusted Eurodollar Rate.

        "EURODOLLAR RATE" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Reference Lender at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period for the offering by the Reference Lender to leading banks in the London interbank market of Dollar deposits in immediately available funds having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan made by the Reference Lender to which such Interest Period relates. If the Reference Lender is not participating in any Eurodollar Loans during any Interest Period therefor (whether as a result of SECTION 4.4 or for any other reason), the Eurodollar Rate and the Adjusted Eurodollar Rate for such Loans for such Interest Period shall be determined by reference to the amount of the Loans which the Reference Lender would have made had it been participating in such Loans.

        "EVENT OF DEFAULT" has the meaning specified in SECTION 11.1.

        "EXCLUDED SUBSIDIARIES" means, as of any date, as follows:

               (a) any Subsidiary of the Borrower designated as an Excluded Subsidiary by the Borrower, including, but not limited to, any Subsidiary that is a partnership or owns a partnership interest, if (but only if) at all times the aggregate book value (without duplication) of the total Property (whether now owned or hereafter acquired) of all Excluded Subsidiaries of the Borrower under this CLAUSE (A) at no time exceeds five percent (5%) of the book value of the total Property (whether now owned or hereafter acquired) of the

        Borrower (determined on a consolidated basis for the Borrower and all of its Subsidiaries) and the aggregate EBITDA for all such Excluded Subsidiaries of the Borrower at no time exceeds five percent (5%) of Adjusted EBITDA. The Excluded Subsidiaries under this CLAUSE (A) as of the Closing Date are listed on SCHEDULE 1.1(A) hereto.

               (b) In addition, the following are Excluded Subsidiaries:

                      (i) DHHS (until such time as the Borrower's Equity
               Interests therein exceeds 50%);

                     (ii) Metropolitan Hospital, L.P.;

                    (iii) Monrovia Community Hospital, a California limited
               partnership;

                     (iv) PHC Funding Corp. and any comparable off-balance
               sheet financing entity formed in connection with any of the PHC Funding Sale Documents;

                      (v) Hospital Assurance Company, Ltd., a Cayman Island
               corporation;

                     (vi) Lincoln Community Medical, L.L.C. and Los Angeles
               Community Hospital, L.L.C.; and

                    (vii) any other Subsidiary designated as an Excluded
               Subsidiary under this CLAUSE(B) by the Required Lenders.

All changes in the designation, from time to time, of Excluded Subsidiaries after the Closing Date shall be by written notice from Borrower to the Agent.

        "EXISTING CREDIT AGREEMENT" means as specified in Paragraph A of the Recitals hereto.

        "EXISTING LENDERS" means as specified in Paragraph A of the Recitals hereto.

        "EXISTING LETTER OF CREDIT LIABILITIES" means as specified in Paragraph B of the Recitals hereto.

        "EXISTING LETTERS OF CREDIT" means those certain letters of credit issued by B of A for the account of Borrower or a Subsidiary pursuant to the Existing Credit Agreement and listed on SCHEDULE 1.1(B).

        "EXISTING LOANS" means as specified in Paragraph B of the Recitals hereto.

        "FACILITY" means a hospital or other medical or healthcare facility or an assisted living facility where the respective land and improvements are owned or leased one hundred percent (100%) by Borrower and/or one or more Wholly-Owned Subsidiaries of Borrower, Majority-Owned Subsidiaries of Borrower or Majority-Owned Joint Ventures.

        "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one percent (1/16 of 1%)) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED, HOWEVER, that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to the Reference Lender on such day on such transactions as determined by the Agent.

        "FEE LETTERS" means the Agent's Fee Letter, the Documentation Agent's Fee Letter and the Administrative Agent's Fee Letter.

        "FIXED CHARGE COVERAGE RATIO" means, on a consolidated basis without duplication for the Borrower and its Subsidiaries, as of the end of any fiscal quarter and in each case measured on a twelve (12) month basis and calculated as of the last day of such fiscal quarter, the ratio of (a) (i) Adjusted EBITDA MINUS (ii) Routine Capital Expenditures excluding Routine Capital Expenditures for any acquisition by the Borrower or a Subsidiary of the Borrower for the period prior to acquisition), PLUS with respect to any disposition by the Borrower or a Subsidiary of the Borrower, any Routine Capital Expenditures incurred by operations divested by the Borrower or a Subsidiary of the Borrower, PLUS (iii) Operating Lease Expense, to the extent treated as an expense under GAAP for purposes of calculating the Borrower's Net Income (Loss) and Adjusted EBITDA MINUS (iv) net federal and state income taxes paid in cash (less federal and state taxes paid in cash from gains or losses on asset sales) to (b) the sum of (i) Interest Expense, PLUS (ii) the actual interest expense incurred by any operations acquired by the Borrower or a Subsidiary of the Borrower for such twelve-month period to the extent such interest expense was incurred on Debt assumed by the Borrower or a Subsidiary of the Borrower in conjunction with such acquisition, PLUS (iii) PRO FORMA interest expense with respect to borrowings under the Revolving Credit Loans and/or Term Loans used to acquire operations by the Borrower or a Subsidiary of the Borrower based on a weighted average interest rate in effect for that portion of the twelve month period then ended prior to acquisition of such operations MINUS (iv) actual interest expense incurred by any operations divested by the Borrower or a Subsidiary of the Borrower MINUS (v) PRO FORMA interest expense with respect to any repayment of the Revolving Credit Loans and/or Term Loans from the Net Proceeds of such divestiture based on a weighted average interest rate in effect for that portion of the twelve month period then ended prior to divestiture of such operations by the Borrower or a Subsidiary of the Borrower PLUS (vi) all scheduled payments of principal with respect to any Debt to the extent such payments of principal are not refinanced with Debt with a maturity date one year or more from the date of such refinancing MINUS (vii) scheduled payments of principal on the REBOS litigation settlement MINUS (viii) with respect to any disposition by the Borrower or a Subsidiary of the Borrower, any scheduled historical principal payments incurred by operations divested by the Borrower or a Subsidiary of the Borrower PLUS (ix) Operating Lease Expense, to the extent treated as an expense under GAAP for purposes of calculating the Borrower's Net Income (Loss) and Adjusted EBITDA.

        "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors or such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

        "GOVERNMENTAL AUTHORITY" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "GOVERNMENTAL REQUIREMENT" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, Permit or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

        "GUARANTEE" means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Debt, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, including the obligation to make take-or-pay or similar payments; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the financial condition, net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof, including without limitation with respect to letter of credit obligations, currency swap agreements, foreign exchange contracts and other derivative or similar agreements; PROVIDED, HOWEVER, that the term Guarantee shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder as determined by such Person in good faith, but in each case without duplication of any such primary obligation).

        "HAZARDOUS MATERIAL" means, at any date, any substance, product, waste, pollutant, chemical, contaminant, insecticide, pesticide, constituent or material which, as of such date, is listed or regulated under or which forms the basis of liability under any Environmental Law, including, without limitation, asbestos, dioxin, petroleum or petroleum byproducts, underground storage tanks (whether empty or containing any substance), polychlorinated biphenyls and any medical waste.

        "INDENTURE" means the Indenture dated as of August 16, 1996 by and between the Borrower and AmSouth Bank of Alabama, as Trustee, related to $325,000,000 of ten percent (10%) Senior Subordinated Notes due 2006 issued by the Borrower.

        "INTELLECTUAL PROPERTY" means any U.S. or foreign patents, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

        "INTEREST EXPENSE" means, for any period, all interest expense on Debt of the Borrower and its Subsidiaries paid or accrued during such period, including the interest portion of payments under Capital Lease Obligations.

        "INTEREST PERIOD" means, with respect to any Eurodollar Loan, each period commencing on the date such Loan is made or Converted from a Base Rate Loan or (if Continued) the last day of the next preceding Interest Period with respect to such Loan, and ending on the numerically corresponding day in the first, second, third or sixth and, if available, ninth or twelfth calendar month thereafter, as the Borrower may select as provided in SECTION 2.9 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond an applicable Maturity Date shall end on such Maturity Date; (c) no more than ten (10) Interest Periods for Eurodollar Loans shall be in effect at the same time; (d) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be a shorter period, such Loans shall not be available hereunder; and (e) each Interest Period shall be interpreted in accordance with the customs and practices of the international interbank markets.

        "INTEREST RATE PROTECTION AGREEMENTS" means, with respect to any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more Lenders that are parties to this Agreement providing for the transfer or mitigation of interest rate risks either generally or under specified contingencies.

        "INVESTMENT FUND" means (a) any single customer account, pooled separate account or general account of an insurance company, or any other account, the assets of which could be considered "plan assets" of any Plan under any of Sections 3, 401 or 403 of ERISA, (b) any individual trust or common, collective or group trust maintained by any bank, or any other trust, the assets of which could be considered "plan assets" of any Plan under any of Sections 3, 401 or 403 of ERISA, or (c) any entity or fund not previously mentioned whose underlying assets include "plan assets" of any Plan by reason of the investment in the entity or fund by an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or a "plan" (within the meaning of

Section 4975(e)(1) of the Code) and the application of the U.S. Department of Labor's "plan asset regulation".

        "INVESTMENTS" means as specified in SECTION 9.4.

        "ISSUING BANK" means Banque Paribas or such other Lender which shall issue Letters of Credit pursuant to SECTION 2.14.

        "JOINDER AGREEMENTS" means the agreements executed by each Subsidiary after the Closing Date (other than Excluded Subsidiaries) whereby such Subsidiary becomes a party to the Master Guaranty.

        "KRUKEMEYER" means Dr. Manfred George Krukemeyer, an individual.

        "LA METRO HOSPITALS" means the following hospitals (located in or near Los Angeles, California): (a) Monrovia Community Hospital, (b) Bellwood General Hospital, (c) Hollywood Community Hospital of Hollywood and Hollywood Community Hospital of Van Nuys, (d) Los Angeles Community Hospital and Los Angeles Community Hospital of Norwalk, and (e) Orange County Community Hospital of Buena Park.

        "LEGAL PROCEEDINGS" means any judicial, administrative or arbitral actions, suits, proceedings (public or private), or governmental proceedings.

        "LENDER" and "LENDERS" means as specified in the initial paragraph of this Agreement.

        "LETTER OF CREDIT" means any standby letter of credit issued or deemed issued by the Issuing Bank for the account of the Borrower pursuant to this Agreement, or the Back-Up Letter of Credit.

        "LETTER OF CREDIT AGREEMENT" means, with respect to each Letter of Credit to be issued by the Issuing Bank, the letter of credit application and reimbursement agreement which such Issuing Bank requires to be executed by the Borrower in connection with the issuance of such Letter of Credit.

        "LETTER OF CREDIT LIABILITIES" means, at any time, the aggregate undrawn face amounts of all outstanding Letters of Credit and all unreimbursed drawings under Letters of Credit, MINUS, in the case of the Back-Up Letter of Credit, the aggregate face amounts of Letters of Credit issued in partial replacement thereof pursuant to this Agreement.

        "LEVERAGE RATIO" means as of any date, the ratio of (a) Total Debt to
(b) Adjusted EBITDA for the twelve (12) months ending with the last day of the fiscal quarter most recently ended.

        "LIEN" means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law or otherwise.

        "LOAN DOCUMENTS" means this Agreement, the Notes, the Security Documents, the Fee Letters, the Letters of Credit, the Letter of Credit Agreements and all other agreements, documents and instruments now or hereafter executed and/or delivered by any Loan Party to the Agent, the Documentation Agent, the Administrative Agent, the Issuing Bank or any Lender pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

        "LOAN PARTY" means the Borrower, each of the Subsidiaries (other than Excluded Subsidiaries) of the Borrower and any other Person who is or becomes a party to any agreement, document or instrument that Guarantees or secures payment or performance of the Obligations or any part thereof.

        "LOANS" means the Revolving Credit Loans and the Term Loans.

        "MAJORITY-OWNED JOINT VENTURE" means any partnership or joint venture:
(a) in which a majority of the Equity Interests is owned by Borrower and/or a Wholly-Owned Subsidiary of Borrower; (b) in which Borrower and/or a Wholly-Owned Subsidiary of Borrower is the sole general partner; and (c) that operates a Facility and is properly licensed to do so.

        "MAJORITY-OWNED SUBSIDIARY" means a Subsidiary of Borrower which is reported with Borrower on a consolidated basis under GAAP and the rules and regulations of the Securities and Exchange Commission.

        "MASTER GUARANTY" means the Amended and Restated Master Guaranty substantially in the form of EXHIBIT E dated of even date herewith entered into
(i) on the Closing Date, by and among all of the existing Subsidiaries (except the Excluded Subsidiaries), and (ii) after the Closing Date, by the execution of Joinder Agreements by all newly-formed or newly-acquired Subsidiaries (except Excluded Subsidiaries) as well as Subsidiaries that were formerly but no longer remain Excluded Subsidiaries.

        "MATERIAL ADVERSE EFFECT" means (a) any event that has a material and adverse effect on (i) the condition (financial or otherwise), assets or business operations of the Borrower and its Subsidiaries, taken as a whole,
(ii) the ability of Borrower and its Subsidiaries to perform their obligations under the Loan Documents or (iii) the validity, enforceability, perfection or intended priority of the Liens created or intended to be created under the Security Documents or the rights or remedies of the Agent or the Lenders thereunder (other than as permitted by this Agreement), (b) any material and adverse change in (x) the condition (financial or otherwise), assets or business, or results of operations of Borrower and its Subsidiaries, taken as a whole, or (y) the ability of Borrower and its Subsidiaries to perform their obligations under the Loan Documents or (c) as specified in Schedule 1.1(f).

        "MATERIAL CONTRACTS" means, as to any Person, any supply, purchase, service, employment (including all contracts with physicians), tax, indemnity, Majority-Owned Joint Venture, shareholder or other agreements or contracts for which the aggregate amount or value of services performed or to be performed for or by, or funds or other Property transferred or to be transferred to or by, such Person or any of its Subsidiaries party to such agreement or contract, or by which such Person or any of its Subsidiaries or any of their respective Properties (whether now owned or hereafter acquired) are otherwise bound, during any fiscal year of the Borrower exceeds $5,000,000, and any and all amendments, modifications, supplements, renewals or restatements thereof.

        "MATURITY DATE" means, as the context requires, the Revolving Credit Loans Maturity Date, the Tranche A Term Loans Maturity Date or the Tranche B Term Loans Maturity Date.

        "MAXIMUM RATE" means the maximum non-usurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received with respect to the particular Obligations as to which such rate is to be determined, payable to any Lender or any other Person pursuant to this Agreement or any other Loan Document, under laws applicable to such Lender or other Person which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate.

        "MORTGAGES" means the documents listed on SCHEDULE 1.1(G), including each such Deed of Trust, Assignment of Rents and Leases, Security Agreement and Financing Statement for Fixture Filing, and each other document listed on
SCHEDULE 1.1(G), in each case as amended by the respective Amendment No. 1 to Deed of Trust, Assignment of Rents and Leases, Security Agreement and Financing Statement for Fixture Filing dated as of the date of this Agreement and listed on SCHEDULE 1.1(G).

        "MULTIEMPLOYER PLAN" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by or are required from any Loan Party or any ERISA Affiliate within six (6) years of the time in question and which is covered by Title IV of ERISA.

        "NET INCOME (LOSS)" means, for any Person for any period, the aggregate of net income (or loss) from continuing operations of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

        "NET PROCEEDS" means, with respect to any Asset Disposition, Debt Issuance or Equity Issuance, (a) the gross cash proceeds as and when received by the Borrower or any of its Subsidiaries from such Asset Disposition, Debt Issuance or Equity Issuance (including, without limitation, cash as and when received in payment of notes as receivables, PROVIDED, HOWEVER, that such notes as receivables and appropriate endorsements thereto shall be promptly delivered to the Agent and pledged as Collateral to secure payment of the Obligations pursuant to agreements reasonably satisfactory in form and substance to the Agent), MINUS (b) the amount, if any, of all taxes paid or payable by the Borrower or any of its Subsidiaries directly resulting from such Asset Disposition, Debt Issuance or Equity Issuance (including the amount, if any, estimated by the Borrower in good faith at the time of such Asset Disposition, Debt Issuance or Equity Issuance for taxes payable by the Borrower or any of its Subsidiaries on or measured by net income or gain resulting from such Asset Disposition, Debt Issuance or Equity Issuance (after giving effect to any available loss and tax credit carry-forwards to the applicable period)), MINUS
(c) the reasonable out-of-pocket costs and expenses (or, if not readily determinable, the Borrower's good faith estimate thereof) incurred by the Borrower or such Subsidiary in connection with such Asset Disposition, Equity Issuance or Debt Issuance (including, if applicable, reasonable brokerage fees paid to a Person other than an Affiliate of the Borrower and reasonable expenditures associated with the termination of the PHC Funding Sale Documents as they relate to accounts sold in connection with an Asset Disposition and the amounts of any Medicare recapture) excluding any fees or expenses paid to an Affiliate of the Borrower. "NET PROCEEDS" with respect to any Asset Disposition shall also include (to the extent of the Borrower's or any of its Subsidiary's rights, titles or interests therein) proceeds (after deducting any amounts specified in CLAUSES (B) and (C) of the preceding sentence) of insurance with respect to any actual or constructive loss of Property, or an agreed or compromised loss of Property or the taking of any Property under the power of eminent domain and condemnation awards and awards in lieu of condemnation for the taking of Property under the power of eminent domain (irrespective of whether such Property, in each case, is owned or acquired before, on or after the Closing Date), except such proceeds and awards as are released to and used by the Borrower in accordance with SECTION 8.5. In no event shall any item be included in "Net Proceeds" in respect of any joint venture or partnership to the extent it shall exceed the Borrower's direct or indirect share of the earnings from such joint venture or partnership.

        "NET WORTH" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries.

        "NOTES" means the promissory notes made by the Borrower evidencing the Revolving Credit Loans and the Term Loans, in the form of EXHIBITS C-1, C-2 and C-3 hereto.

        "OBLIGATIONS" means any and all (a) indebtedness, liabilities and obligations of the Loan Parties, or any of them, to the Agent, the Issuing Bank, the Documentation Agent, the Administrative Agent and the Lenders, or any of them, evidenced by and/or arising pursuant to any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, (i) the obligations of the Loan Parties to repay the Loans and the Reimbursement Obligations, to pay interest on the Loans and Reimbursement Obligations (including, without limitation, interest accruing after any, if any, bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys' fees) provided for in the Loan Documents and (ii) the indebtedness constituting the Loans, the Reimbursement Obligations and such fees, indemnities, costs and expenses, and (b) indebtedness, liabilities and obligations of the Borrower under any and all Interest Rate Protection Agreements.

        "OPERATING LEASE" means, with respect to any Person, any lease, rental or other agreement for the use by that Person of any Property which is not a Capital Lease Obligation.

        "OUTSTANDING REVOLVING CREDIT" means, at any particular time, the sum of (a) the outstanding principal amount of the Revolving Credit Loans and
(b) the Letter of Credit Liabilities.

        "PARACELSUS-FARGO" means Paracelsus Healthcare Corporation of North Dakota, Inc., a Wholly-Owned Subsidiary of Borrower.

        "PARK HOSPITAL SUBORDINATED NOTE" means that certain 6.51% subordinated note due August 30, 2006 issued by the Borrower to Park Hospital GmbH in the aggregate principal amount of $7,185,467, a copy of which is attached hereto as EXHIBIT B, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof not prohibited by this Agreement.

        "PAYOR" means as specified in SECTION 3.4.

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

        "PC MERGER SUB, INC." means PC Merger Sub, Inc., a Delaware corporation.

        "PENSION PLAN" means an employee pension benefit plan as defined in
Section 3(2) of ERISA (excluding any Multiemployer Plan) which is subject to the funding requirements under Section 302 of ERISA or Section 412 of the Code, in whole or in part, and which is maintained or contributed to currently or at any time within six years of the time in question, by the Borrower or any ERISA Affiliate for employees of the Borrower or any ERISA Affiliate.

        "PERMIT" means any permit, certificate, approval, license or other authorization issued by a Governmental Authority.

        "PERMITTED ACQUISITIONS" means as specified in SECTION 9.5.

        "PERMITTED HOLDERS" means (a) any Person employed by the Borrower and its Subsidiaries in a management capacity as of the Closing Date, (b) Krukemeyer, (c) any 80% or more owned Subsidiary of Krukemeyer, or a spouse or immediate family member of Krukemeyer and (d) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a controlling interest of which consist of Krukemeyer and/or any such other Persons referred to in clause (c) above, including the estate of Professor Dr. Hartmut Krukemeyer and any executors or co-executors of the estate of Professor Dr. Hartmut Krukemeyer.

        "PERMITTED LIENS" means:

               (b) Liens disclosed on SCHEDULE 1.1(C) hereto and all Liens disclosed on the Schedules and Exhibits to the Mortgages;

               (c) Liens securing the Obligations in favor of the Agent (for the benefit of the Agent and the Lenders or the Issuing Bank) pursuant to the Loan Documents;

               (d) Encumbrances consisting of easements, zoning restrictions or other restrictions on the use of real Property or minor imperfections to title which do not (individually or in the aggregate) materially affect the value of the Property encumbered thereby or materially impair the ability of the Borrower or any of its Subsidiaries to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

               (e) Liens for current taxes, assessments or other governmental charges which are not yet due or which are being contested in good faith and for which adequate reserves have been provided on the books of the Borrower or such Subsidiary, as the case may be;

               (f) Liens of mechanics, materialmen, warehousemen, carriers, landlords (including contractual landlords Liens) or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith and for which adequate reserves have been established;

               (g) Liens resulting from good faith deposits to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pension or other social security programs or to secure the performance of tenders, statutory obligations, taxes, customs, duties or other charges, surety and appeal bonds, bids, contracts (other than for payment of Debt) or leases, all in the ordinary course of business;

               (h) Liens incurred in connection with Capital Lease Obligations permitted by SECTION 9.1(C);

               (i) Purchase-money Liens on any Property now owned or hereafter acquired or the assumption after the Closing Date of any Lien on Property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien incurred prior to or after the Closing Date in connection with any conditional sale or other title retention agreement other than Capital Lease Obligations; PROVIDED, HOWEVER, that:

                      (i) any Property subject to the foregoing is or was
               acquired by the Borrower or any of its Subsidiaries or the Person from which the Borrower or a Subsidiary acquires such

               Property in the ordinary course of its respective business and the Lien on the Property attaches concurrently or within 90 days after the acquisition thereof;

                     (ii) the Debt secured by any Lien so created, assumed or
               existing shall not exceed the lesser of the cost or fair market value at the time of acquisition of the Property covered thereby;

                    (iii) each such Lien shall attach only to the Property so
               acquired and the proceeds thereof; and

                     (iv) the Debt secured by all such Liens shall not exceed
               three percent (3%) of the book value of the total Property at any time of the Borrower and all of its Subsidiaries;

               (j) Liens against the Property and Capital Stock of any Excluded Subsidiary;

               (k) judgment Liens on appeal if and only if (i) the amount, applicability or validity thereof is currently (at the time in question) being contested in good faith by appropriate action promptly and diligently conducted and adequate cash reserves (segregated to the extent required by GAAP) have been set aside therefor, (ii) levy and execution thereon have been stayed and continue to be stayed and (iii) they do not in the aggregate materially detract from the value of the Property (whether now owned or hereafter acquired) of the Person in question or materially impair the use of such Property in such Person's business;

               (l) other Liens consented to by the Required Lenders;

               (m) other Liens so long as the obligations secured thereby do not exceed $1,000,000 in the aggregate at any one time outstanding; and

               (n) Any extension, renewal or replacement of any of the foregoing, PROVIDED, HOWEVER, that Liens permitted under this clause
        (m) shall not be extended or spread to cover any additional Debt or Property (whether now owned or hereafter acquired);

PROVIDED, HOWEVER, that none of the Permitted Liens (except those in favor of the Agent and except for Liens permitted under CLAUSE (D) of this definition) may attach or relate to the Capital Stock of or any other ownership interest in any Subsidiary of the Borrower (other than the Excluded Subsidiaries), or the proceeds thereof.

        "PERSON" means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, Governmental Authority or other entity.

        "PHC FUNDING CORP." means PHC Funding Corp. II, a California corporation.

        "PHC FUNDING SALE DOCUMENTS" means all documents, instruments and agreements executed and delivered by PHC Funding Corp. as of April 16, 1993, together with any documents, instruments and agreements executed and delivered in connection with any amendment, modification, extension or change thereto, and including any similar documentation entered into between a third-party lender and a Subsidiary of the Borrower established for the special purpose of obtaining accounts receivable financing.

        "PHC SALT LAKE HOSPITAL" means the assets relating to FHP Hospital, a 125-bed acute care hospital and its surrounding campus in Salt Lake City, Utah.

        "PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA established or maintained or contributed to by any Loan Party or any ERISA Affiliate, including any Pension Plan.

        "PRINCIPAL OFFICE" means the principal office of the Agent and the Syndication Agent in New York, New York, presently located at The Equitable Tower, 787 Seventh Avenue, New York, New York 10019.

        "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

        "PROJECTIONS" means the Borrower's forecasted consolidated balance sheet and income statement, together with appropriate supporting details and a statement of underlying assumptions, for fiscal years 1997 through 2001, which the Borrower delivered to the Agent and the Lenders on or about March 10, 1998.

        "PROPERTY" means property or assets of all kinds, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), and including all stock and other equity interests.

        "QUARTERLY DATE" means the last day of each March, June, September and December of each year, the first of which shall be June 30, 1998.

        "REFERENCE LENDER" means Banque Paribas.

        "REGISTER" means as specified in SECTION 13.7(D).

        "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

        "REGULATORY CHANGE" means, with respect to any Lender, any change after the Closing Date in any U.S. federal or state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders including such Lender of or under any U.S. federal or state or foreign laws or regulations (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

        "REIMBURSEMENT OBLIGATION" means the obligation of the Borrower to reimburse the Issuing Bank for any drawing under a Letter of Credit.

        "RELEASE" means, at any date, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching or migration of Hazardous Materials into the indoor or outdoor environment or into or out of Property (whether owned, acquired, operated or leased on or before such date), including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water or ground water.

        "REMEDIAL ACTION" means all actions required by Environmental Law to
(a) clean up, remove, respond to, treat or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform studies and investigations on the extent and nature of any actual or suspected contamination, the remedy or remedies to be used or health effects or risks of such contamination, or (d) perform post-remedial monitoring, care or remedy of a contaminated site.

        "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) or (c) of ERISA other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations.

        "REQUIRED LENDERS" means, at any date of determination, Lenders having in the aggregate at least 51% (in dollar amount as to any one or more of the following) of the sum of the aggregate outstanding Commitments (or, if all such Commitments have terminated or expired, the aggregate outstanding principal amount of the Loans and the aggregate Letter of Credit Liabilities).

        "REQUIRED PAYMENT" means as specified in SECTION 3.4.

        "RESERVE REQUIREMENT" means, for any Eurodollar Loan of any Lender for any Interest Period therefor, the maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under any regulations of the Board of Governors of the Federal Reserve System (or any successor) by such Lender for deposits exceeding $100,000,000 against "Eurocurrency Liabilities" as such term is used in Regulation D.

        "RESPONSIBLE OFFICER" means, as to any Loan Party, the chief financial officer, chief operating officer, chief executive officer, treasurer or general counsel of such Person.

        "RESTRICTED PAYMENT" means (a) any dividend or other distribution (whether in cash, Property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries (other than the Excluded Subsidiaries) now or hereafter outstanding, except a dividend payable solely in shares of stock or cash payments in lieu of fractional shares; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, purchase, retirement, redemption or defeasance of, or payment with respect to, any Subordinated Debt; and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding; PROVIDED, HOWEVER, that the term "Restricted Payment" shall not include (i) any of the foregoing made solely in the form of shares of the Borrower's Capital Stock, options, warrants or other rights to acquire shares of the Borrower's Capital Stock or securities convertible into, or exchangeable for, shares of the Borrower's Capital Stock other than Debt securities that are convertible into, or exchangeable for, shares of the Borrower's Capital Stock, (ii) payments under the service agreement and the insurance agreement with Krukemeyer contemplated by the Agreement and Plan of Merger, dated April 12, 1996, by and among the Borrower, CHC and PC Merger Sub, Inc., as amended and restated on May 29, 1996 or
(iii) any payments under Section 3.03(g) of the DHHS Partnership Agreement.

        "REVOLVING CREDIT LOANS" means as specified in SECTION 2.1(A).

        "REVOLVING CREDIT LOANS COMMITMENT" means, as to any Lender, the obligation of such Lender to make or continue Revolving Credit Loans and incur or participate in Letter of Credit Liabilities hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on SCHEDULE 1.1(D) hereto under the heading "Revolving Credit Loans Commitment" or, if such Lender is a party to an Assignment and Acceptance, the amount set forth in the most recent Assignment and Acceptance of such Lender, as the same may be reduced or terminated pursuant to SECTIONS 2.6, 2.13 or 11.2, and "REVOLVING CREDIT LOANS COMMITMENTS" means such obligations of all Lenders; PROVIDED, HOWEVER, that the Revolving Credit Loans Commitments shall be permanently reduced by $12,000,000 on each Quarterly Date commencing with March 31, 2000 and such reductions pursuant to this proviso shall be applied ratably to the respective Revolving Credit Loans Commitment of each Lender in accordance with its respective Commitment Percentage.

        "REVOLVING CREDIT LOANS MATURITY DATE" means March 31, 2003.

        "REVOLVING CREDIT LOANS NOTES" means the promissory note made by the Borrower evidencing the Revolving Credit Loans, in the form of EXHIBIT C-1 hereto.

        "ROUTINE CAPITAL EXPENDITURES" means, for any period, total Capital Expenditures MINUS Capital Expenditures made to (a) consummate Business Acquisitions, (b) complete the construction of, and purchase equipment for, new or expanded improvements to real Property and (c) implement information systems for the Borrower and its Subsidiaries to the extent such expenditures are used in the construction and/or acquisition of a wide area network, data center, host computers and related application software licenses in an amount under this CLAUSE (C) not to exceed $8,800,000 in the aggregate through December 31, 1999.

        "SECURITY AGREEMENT" means the Amended and Restated Security and Pledge Agreement substantially in the form of EXHIBIT F executed by Borrower in favor of the Agent for the benefit of the Agent and the Lenders, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

        "SECURITY DOCUMENTS" means the Mortgages, the Security Agreement, the Subsidiary Security Agreement and the Master Guaranty, as they may be amended, modified, supplemented, renewed, extended or restated from time to time, and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of proceeds, assignments of income, assignments of contract rights, assignments of partnership interests, assignments of royalty interests, assignments of performance or other collateral assignments, completion or surety bonds, standby agreements, subordination agreements, undertakings and other agreements, documents, instruments and financing statements now or hereafter executed and/or delivered to or for the benefit of the Agent and the Lenders by any Loan Party in connection with or as security or assurance for the payment or performance of the Obligations or any part thereof.

        "SENIOR LEVERAGE RATIO" means, as of any date, the ratio of (a) Total Debt MINUS Subordinated Debt to (b) Adjusted EBITDA for the twelve (12) months ending with the last day of the fiscal quarter most recently ended.

        "SENIOR SUBORDINATED NOTE DOCUMENTS" means the Indenture and the Senior Subordinated Notes issued and authenticated thereunder, including all exhibits thereto.

        "SENIOR SUBORDINATED NOTES" means the 10% Senior Subordinated Notes due 2006 issued by the Borrower in the original aggregate principal amount of $325,000,000 under and pursuant to the Indenture.

        "SOLVENT" means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

        "SPECIFIED ASSET DISPOSITIONS" means as specified in Section 9.12A.

        "SUBORDINATED DEBT" means (a) the Debt of the Borrower under the Senior Subordinated Notes and the Park Hospital Subordinated Note, (b) Debt incurred to refinance the Subordinated Debt in existence as of the Closing Date PROVIDED, HOWEVER, that (i) the proceeds of such Debt are used solely to retire, replace or refinance the Subordinated Debt (and the transaction costs relating thereto), (ii) such Debt is subordinated to the Obligations on terms and conditions that are no less favorable to the Agent and the Lenders than the Subordinated Debt being refinanced, as reasonably determined by the Agent, and
(iii) the terms of such Debt do not provide for scheduled payments of any principal of such Debt (including scheduled repayments or sinking fund payments) prior to August 31, 2006, and are not more restrictive on the Borrower or any of its Subsidiaries than the terms of the Subordinated Debt being refinanced, including, without limitation, with respect to sales of assets, incurrence of Debt, interest rate, change of control or the granting of Liens, as reasonably determined by the Required Lenders, and (c) any and all other current or future Debt of the Borrower or any Subsidiary of the Borrower which is subordinated to all or any portion of the Obligations and which is approved in writing by the Required Lenders.

        "SUBORDINATED DEBT DOCUMENTS" means (a) the Senior Subordinated Note Documents and the Park Hospital Subordinated Note, and (b) any and all other agreements, documents and instruments now or hereafter evidencing or governing any Subordinated Debt.

        "SUBORDINATED NOTES" means the Senior Subordinated Notes and the Park Hospital Subordinated Note, and any and all amendments, modifications, supplements, renewals, extensions or restatements of such Subordinated Notes.

        "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding Equity Interests or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, Equity Interests of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries and, with respect to Paracelsus-Fargo, DHHS, but not any subsidiary or partnership owned or controlled by DHHS unless and until DHHS becomes a Subsidiary of the Borrower.

        "SUBSIDIARY GUARANTOR" means each current and future Subsidiary of Borrower (other than an Excluded Subsidiary).

        "SUBSIDIARY PLEDGOR" means each Subsidiary that has executed a Subsidiary Security Agreement pledging certain Capital Stock to the Agent for the benefit of the Lenders.

        "SUBSIDIARY SECURITY AGREEMENT" means the Amended and Restated Subsidiary Security and Pledge Agreement substantially in the form of EXHIBIT F executed by each Subsidiary Pledgor in favor of the Agent for the benefit of the Agent and the Lenders, and any security agreement executed pursuant to
SECTION 5.3 hereof, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

        "SYNDICATION AGENT" means Paribas Capital Markets, Inc.

        "TERM LOANS" means the Tranche A Term Loans and the Tranche B Term
Loans.

        "TERM LOANS COMMITMENT" means, as to any Lender, the obligation of such Lender to make or continue Term Loans hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on SCHEDULE 1.1(D) hereto under the heading "Term Loans Commitment" or, if such Lender is a party to an Assignment and Acceptance, the amount set forth in the most recent Assignment and Acceptance of such Lender, as the same may be reduced or terminated pursuant to SECTION 11.2, and "TERM LOANS COMMITMENTS" means such obligations of all Lenders. The Term Loans Commitment as to each Lender is comprised of its Tranche A Term Loan Commitment and its Tranche B Term Loan Commitment.

        "TERM NOTES" means the Tranche A Term Notes and the Tranche B Term
Notes.

        "TOTAL DEBT" means, at any particular time, the aggregate principal amount of all Debt of the Borrower and its Subsidiaries outstanding, determined on a consolidated basis, excluding only Debt of an unconsolidated partnership or an unconsolidated joint venture for which a Subsidiary is contingently liable solely because of its status as a general partner or joint venturer therein, unless and until any such Debt becomes a direct obligation of the Subsidiary liable therefor.

        "TRANCHE A TERM LOAN" means as specified in SECTION 2.1(B).

        "TRANCHE A TERM LOAN COMMITMENT" means as specified in SECTION 2.1(B).

        "TRANCHE A TERM LOANS MATURITY DATE" means March 31, 2003.

        "TRANCHE A TERM NOTES" means the promissory notes made by the Borrower evidencing the Tranche A Term Loans, in the form of EXHIBIT C-2 hereto.

        "TRANCHE B TERM LOAN" means as specified in SECTION 2.1(C).

        "TRANCHE B TERM LOAN COMMITMENT" means as specified in SECTION 2.1(C).

        "TRANCHE B TERM LOANS MATURITY DATE" means March 31, 2004.

        "TRANCHE B TERM NOTES" means the promissory notes made by the Borrower evidencing the Tranche B Term Loans, in the form of EXHIBIT C-3 hereto.

        "TYPE" means any type of Loan (i.e., a Base Rate Loan or Eurodollar
Loan).

        "UCC" means the Uniform Commercial Code as in effect in the State of New York and/or any other jurisdiction, the laws of which may be applicable to the creation, perfection or priority of any Lien on any Property created pursuant to any Security Document.

        "UCP" means as specified in SECTION 2.14(B).

        "U.S." means the United States of America.

        "U.S. PERSON" means a citizen or resident of the U.S., a corporation, partnership or other entity created or organized in or under any laws of the U.S. or any estate or trust that is subject to U.S. Federal income taxation regardless of the source of its income.

        "U.S. TAXES" means any present or future tax, assessment or other charge or levy imposed by or on behalf of the U.S. or any taxing authority thereof.

        "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, a Subsidiary of such Person all of whose outstanding Capital Stock (other than directors' qualifying shares, if any) shall at the time be owned by such Person and/or one or more of its Wholly-Owned Subsidiaries.

        Section 1.2 OTHER DEFINITIONAL PROVISIONS. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

        Section 1.3  ACCOUNTING TERMS AND DETERMINATIONS.

        (a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with such accounting principles applied in the preparation of the audited financial statements referred to in
SECTION 7.2(A).  All financial information delivered to the Agent pursuant to
SECTION 8.1 shall, unless otherwise specified herein, be prepared in accordance with GAAP applied on a basis consistent with such accounting principles applied in the preparation of the audited financial statements referred to in SECTION 7.2(A) or in accordance with SECTION 8.7. The parties acknowledge and agree that all calculations made to determine compliance with covenants contained in this Agreement, including the financial covenants set forth in ARTICLE 10, shall be made on a consolidated basis for Borrower and its Subsidiaries.

        (b) The Borrower shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under SECTION 8.1
(i) a description, in reasonable detail, of any material variation between the application of GAAP employed in the preparation of the next preceding annual or quarterly financial statements and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

        (c) To enable the ready and consistent determination of compliance with the covenants set forth in this Agreement (including ARTICLE 10 hereof), the Borrower will not, without giving the Agent at least 90 days advance written notice thereof, change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters of the Borrower in each of its fiscal years from that existing on the Closing Date and any such change of the last day of its fiscal year or a fiscal quarter shall not be made if it has the effect of circumventing any of the financial covenants contained in the Loan Documents.

                                            ARTICLE 2

                                              LOANS

        Section 2.1  COMMITMENTS.

        (a) REVOLVING CREDIT LOANS. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make one or more revolving credit loans to the Borrower from time to time from and including the Closing Date to but excluding the Revolving Credit Loans Maturity Date up to but not exceeding the amount of such Lender's Revolving Credit Loans Commitment as then in effect. (Such revolving credit loans now or hereafter made by the Lenders to the Borrower from and including and after the Closing Date are hereinafter collectively called the "REVOLVING CREDIT LOANS".) Subject to the foregoing limitations and the other terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow the Revolving Credit Loans.

        (b) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make a term loan (each a "TRANCHE A TERM LOAN") to the Borrower on the Closing Date, in an amount not to exceed the amount set opposite such Lender's name on SCHEDULE 1.1(D) hereto as its Tranche A Term Loan Commitment (such Lender's "TRANCHE A TERM LOAN COMMITMENT"). Amounts prepaid under SECTION 2.7 may not be reborrowed under this SECTION 2.1(B).

        (c) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make a term loan (each a "TRANCHE B TERM LOAN") to the Borrower on the Closing Date, in an amount not to exceed the amount set opposite such Lender's name on SCHEDULE 1.1(D) hereto as its Tranche B Term Loan Commitment (such Lender's "TRANCHE B TERM LOAN COMMITMENT"). Amounts prepaid under SECTION 2.7 may not be reborrowed under this SECTION 2.1(C).

        (d) CONTINUATION AND CONVERSION OF LOANS. Subject to the terms and conditions of this Agreement, the Borrower may borrow the Loans as Base Rate Loans or Eurodollar Loans and, until the Maturity Date, the Borrower may Continue Eurodollar Loans or Convert Loans of one Type into Loans of the other Type.

        (e) LENDING OFFICES. Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

        Section 2.2  NOTES.   The Revolving Credit Loans made by each Lender
shall be evidenced by a single promissory note of the Borrower in substantially the form of EXHIBIT C-1 hereto, dated the Closing Date, payable to the order of such Lender in a principal amount equal to its Revolving Credit Loans Commitment as originally in effect and otherwise duly completed; the Tranche A Term Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in the form of EXHIBIT C-2 hereto, dated the Closing Date, payable to the order of such Lender in a principal amount equal to its Tranche A Term Loan Commitment as originally in effect and otherwise duly completed; and the Tranche B Term Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in the form of EXHIBIT C-3 hereto, dated the Closing Date, payable to the order of such Lender in a principal amount equal to its Tranche B Term Loan Commitment as originally in effect and otherwise duly completed. Each Lender is hereby authorized by the Borrower to endorse on the schedule (or a continuation thereof) attached to each Note of such Lender, to the extent applicable, the date, amount and Type of and the Interest Period for each Loan made by such Lender to the Borrower hereunder and the amount of each payment or prepayment of principal of such Loan received by such Lender; PROVIDED, HOWEVER, that any failure by such Lender to make any such endorsement shall not affect the obligations of the Borrower under such Note or this Agreement in respect of such Loan.

        Section 2.3  REPAYMENT OF LOANS.

        (a) The Borrower shall pay to the Agent for the account of each applicable Lender the outstanding principal of the Revolving Credit Loans (and the outstanding principal of the Revolving Credit Loans shall be due and payable) on the Revolving Credit Loans Maturity Date.

        (b) The Borrower shall pay to the Agent for the account of each applicable Lender the Tranche A Term Loans at the dates and in the amounts set forth below:

June 30, 1998                                                 $  600,000
September 30, 1998                                               600,000
December 31, 1998                                                600,000
March 31, 1999                                                   600,000
June 30, 1999                                                    800,000
September 30, 1999                                               800,000
December 31, 1999                                                800,000
March 31, 2000                                                   800,000
June 30, 2000                                                  1,200,000
September 30, 2000                                             1,200,000
December 31, 2000                                              1,200,000
March 31, 2001                                                 1,200,000
June 30, 2001                                                  1,400,000
September 30, 2001                                             1,400,000
December 31, 2001                                              1,400,000
March 31, 2002                                                 1,400,000
June 30, 2002                                                  2,000,000
September 30, 2002                                             2,000,000
December 31, 2002                                              2,500,000
March 31, 2003                                                 2,500,000

PROVIDED, HOWEVER, that the Borrower will repay the entire unpaid principal amount of the Tranche A Term Loans on the Tranche A Term Loans Maturity Date.

        (c) The Borrower shall pay to the Agent for the account of each applicable Lender the Tranche B Term Loans at the dates and in the amounts set forth below:


March 31, 1999                                           $   500,000
March 31, 2000                                               500,000
March 31, 2001                                               500,000
March 31, 2002                                               500,000
March 31, 2003                                               500,000
March 31, 2004                                            47,500,000


PROVIDED, HOWEVER, that the Borrower will repay the entire unpaid principal amount of the Tranche B Term Loans on the Tranche B Term Loans Maturity Date.

        Section 2.4  INTEREST.

        (a) INTEREST RATE. The Borrower shall pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                (i) during the periods such Loan is a Base Rate Loan, the Base Rate PLUS the Applicable Base Rate Margin (or in the case of Tranche B Loans, the Applicable Tranche B Margin); and

               (ii) during the periods such Loan is a Eurodollar Loan, the Adjusted Eurodollar Rate PLUS the Applicable Eurodollar Margin (or in the case of Tranche B Loans, the Applicable Tranche B Margin).

        (b) PAYMENT DATES. Accrued interest on the Loans shall be due and payable as follows:

                (i) in the case of Base Rate Loans, on each Quarterly Date;

               (ii) in the case of each Eurodollar Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest

        Period greater than three months, at three-month intervals after the first day of such Interest Period;

              (iii) upon the payment or prepayment of any Eurodollar Loan or the mandatory prepayment of Base Rate Loans, or upon the Conversion of any Eurodollar Loan to a Loan of the other Type (but only on the principal amount so paid, prepaid or Converted); and

               (iv) on the Maturity Date for such Loan.

        (c) DEFAULT INTEREST. Notwithstanding the foregoing, the Borrower will pay to the Agent for the account of each Lender interest at the applicable Default Rate on any principal of any Loan made by such Lender, any Reimbursement Obligation and (to the fullest extent permitted by law) any other amount payable by the Borrower under this Agreement or any other Loan Document to or for the account of such Lender, which is not paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand by the Agent.

        Section 2.5 BORROWING PROCEDURE. The Borrower shall give the Agent written notice of each borrowing hereunder in accordance with SECTION 2.9. Not later than 12:00 p.m. (Houston time) on the date specified for each borrowing hereunder or in the case of Base Rate Loans made on the same date as a notice of borrowing is given, 10:00 a.m. (Houston time), each Lender will make available the amount of the Loan to be made by it on such date in immediately available funds to Agent at the Agent's account at Bankers Trust Company, New York, ABA No. 021001033, for Account No. 04204254, Banque Paribas with a reference to Paracelsus Healthcare Corporation, or at such other address as Agent may designate. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement and unless Agent determines that any applicable condition precedent set forth in ARTICLE 6 has not been satisfied or waived, be made available to the Borrower no later than 11:00 a.m. (Houston time) where notice has been given in accordance with SECTION 2.9, but no later than 3:30 p.m. (Houston time) where Base Rate Loans are made on the same day as notice has been given, each by wire transfer of immediately available funds to an account as designated in writing from time to time to the Agent by the Borrower.

        Section 2.6 OPTIONAL PREPAYMENTS, COMMITMENT TERMINATIONS AND REDUCTIONS, CONVERSIONS AND CONTINUATIONS OF LOANS. The Borrower shall have the right from time to time to prepay the Loans, to terminate or reduce the

Commitments in whole or in part, to Convert all or part of a Loan of one Type into a Loan of another Type or to Continue Eurodollar Loans; PROVIDED, HOWEVER, that: (a) the Borrower shall give the Agent notice of each such prepayment, termination, reduction, Conversion or Continuation as provided in SECTION 2.9,
(b) Eurodollar Loans may only be Converted on the last day of the Interest Period and (c) except for Conversions of Eurodollar Loans into Base Rate Loans, no Conversions or Continuations shall be made while a Default has occurred and is continuing. Any optional termination or reduction of Commitments by the Borrower shall be permanent.

        Section 2.7  MANDATORY PREPAYMENTS.

        (a) The Borrower shall, unless otherwise agreed by the Required Lenders from time to time in connection with any particular Asset Disposition, Equity Issuance or Debt Issuance, pay (if feasible in each case, concurrently with the consummation of each such Asset Disposition, Equity Issuance or Debt Issuance or, in the case of an Asset Disposition, if such Asset Disposition is a lease, concurrently with each actual or constructive receipt of any Net Proceeds thereof, or, if not so feasible in each case, substantially concurrently therewith and in any event within one Business Day thereafter) to the Agent, for the benefit of the Lenders, as a prepayment of the Loans (or, if the Loans are then paid in full and all Commitments have terminated, as cash collateral for 100% of any outstanding Letter of Credit Liabilities), an aggregate amount equal to 100% of (i) the Net Proceeds from all Asset Dispositions other than the Asset Dispositions permitted by CLAUSE (B), (C),
(D) or (F) of SECTION 9.12A; (ii) the Net Proceeds from all Equity Issuances other than (A) Equity Issuances in connection with Permitted Acquisitions, to the extent such Net Proceeds are used to fund Permitted Acquisitions and
(B) Equity Issuances in connection with the settlement or other satisfaction of the Stockholders' Litigation described on SCHEDULE 7.6 or related claims; and
(iii) the Net Proceeds from all Debt Issuances, other than the Net Proceeds of a Debt Issuance permitted under SECTION 9.1.

        (b) Except as provided in CLAUSES (C) and (D) below, all prepayments under CLAUSE (A) above shall be applied to reduce ratably (i) the aggregate outstanding Revolving Credit Loans, (ii) the aggregate outstanding Tranche A Term Loans and (iii) the aggregate outstanding Tranche B Term Loans, and in the case of the Term Loans, such prepayments shall be applied to the remaining installments of the outstanding principal amounts thereof in the inverse order of their respective maturities, unless and until the Revolving Credit Loans are paid in full, in which case such proceeds shall be applied to prepay ratably
(i) the outstanding Tranche A Term Loans and (ii) the outstanding Tranche B Term Loans, and any such prepayments of the Term Loans shall be applied to the remaining installments of the outstanding principal amounts thereof in the inverse order of their respective maturities.

        (c) Notwithstanding the foregoing CLAUSE (B), unless there shall have occurred and be continuing a Default (in which case CLAUSE (B) above shall govern), all Net Proceeds of Specified Asset Dispositions received prior to January 1, 1999 shall be applied as a prepayment of the Revolving Credit Loans.

        (d) Notwithstanding the foregoing CLAUSE (B), unless there shall have occurred and be continuing a Default (in which case CLAUSE (B) above shall govern), all Net Proceeds of Equity Issuances in the form of a public offering under the Securities Act of 1933, as amended or a private placement exempt from the registration requirements thereof (an "EQUITY OFFERING") required to be applied as prepayments under CLAUSE (A) received at any time when the Leverage Ratio is greater than or equal to 4.75 to 1:00 shall be applied as a prepayment of the Revolving Credit Loans, unless and until the Revolving Credit Loans are paid in full, in which case such proceeds shall be applied to prepay ratably
(i) the outstanding Tranche A Term Loans and (ii) the outstanding Tranche B Term Loans, and any such prepayments of the Term Loans shall be applied to the remaining installments of the outstanding principal amounts thereof in the inverse order of their respective maturities. At all other times, 50% of such Net Proceeds shall be retained by the Borrower or its applicable Subsidiary, and 50% of such Net Proceeds shall be applied as a prepayment of the Revolving Credit Loans, unless and until the Revolving Credit Loans are paid in full, in which case the proceeds otherwise required to be applied as a prepayment thereof shall be applied to prepay ratably (A) the outstanding Tranche A Term Loans and (B) the outstanding Tranche B Term Loans, and any such prepayments of the Term Loans shall be applied to the remaining installments of the outstanding principal amounts thereof in the inverse order of their respective maturities. Notwithstanding the foregoing, at such time as the Borrower receives Net Proceeds from the consummation of Equity Offerings in excess of $75,000,000 required to be applied as prepayments pursuant to SECTION 2.7(A), all such Net Proceeds (and all Net Proceeds of subsequent Equity Offerings) required to be applied as prepayments pursuant to SECTION 2.7(A) shall be applied to reduce ratably (i) the aggregate outstanding Revolving Credit Loans,
(ii) the aggregate outstanding Tranche A Term Loans and (iii) the aggregate outstanding Tranche B Term Loans, and in the case of the Term Loans, such prepayments shall be applied to the remaining installments of the outstanding principal amounts thereof in the inverse order of their respective maturities, unless and until the Revolving Credit Loans are paid in full, in which case such proceeds shall be applied to prepay ratably (i) the outstanding Tranche A Term Loans and (ii) the outstanding Tranche B Term Loans, and any such prepayments of the Term Loans shall be applied to the remaining installments of the outstanding principal amounts thereof in the inverse order of their respective maturities.

        (e) Any holder of a Term Note may waive the Borrower's obligation to prepay the Term Loan evidenced thereby when otherwise required pursuant to CLAUSES (B) or (D) of this SECTION 2.7, in the event of such waiver the Net Proceeds attributable thereto shall be applied as a prepayment of the Revolving Credit Loans, unless and until the Revolving Credit Loans are paid in full, in which case such proceeds shall be applied to reduce ratably (i) the outstanding Tranche A Term Loans (other than any such Loans held by the Lender granting the waiver) and (ii) the outstanding Tranche B Term Loans (other than any such Loans held by the Lender granting the waiver), and any prepayments of the Term Loans shall be applied to the remaining installments of the outstanding principal amounts thereof in the inverse order of their respective maturities.

        (f) If at any time the Outstanding Revolving Credit exceeds the amount of the Revolving Credit Loans Commitment at such time, the Borrower shall immediately pay to the Agent the amount of such excess as a prepayment of the Revolving Credit Loans.

        (g) No prepayment made under this SECTION 2.7 shall reduce any Revolving Credit Loans Commitment of any Lender hereunder.

        Section 2.8 MINIMUM AMOUNTS. Except for Conversions and prepayments pursuant to SECTION 2.7 and ARTICLE 4, each borrowing, each Conversion and each prepayment of principal of the Loans shall be in an amount at least equal to $1,000,000 or an integral multiple of $1,000,000 in excess thereof (borrowings, prepayments or Conversions of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder shall be deemed separate borrowings, prepayments and Conversions for purposes of the foregoing, one for each Type or Interest Period).

        Section 2.9 CERTAIN NOTICES. Notices by the Borrower to the Agent of terminations or reductions of Commitments, of borrowings, Conversions, Continuations and prepayments of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 11:00 a.m. (Houston time) on the same Business Day in the case of certain Base Rate Loans or on the Business Day prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period, in each case specified below:



NOTICE
                                                             Number of
                                                         BUSINESS DAYS PRIOR


Borrowing of Revolving Credit Loans which are Base Rate Loans     1*

Borrowing of Revolving Credit Loans which are Eurodollar Loans    3

Conversions or Continuations of Loans                             3

Prepayments of Revolving Credit Loans which are Base Rate Loans   1

Prepayments of Revolving Credit Loans which are Eurodollar Loans  3


* If notice is timely received by 11:00 a.m. (Houston time), Agent shall make Base Rate Loans on same day as notice. If notice is received after 11:00 a.m. (Houston time), the Agent shall make Base Rate Loans on the Business Day following such notice.

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to SECTION 2.8 hereof) and Type of the Loans to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loans to result from such Conversion) and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day) and the duration of the Interest Period selected, if applicable. In the event the Borrower fails to select the Loans to be prepaid or the Types of Loans to be prepaid in the case of a prepayment pursuant to SECTION 2.6, the prepayment will be applied first, to the Revolving Credit Loans and as a repayment of such Loans used for working capital needs and second, to such Loans used for purposes permitted by SECTION 2.10(A) other than working capital needs; and if all such Loans are prepaid in full, ratably to the aggregate outstanding Tranche A Term Loans and the aggregate outstanding Tranche B Term Loans, to the remaining installments of the principal amounts thereof in the inverse order of their respective maturities. Such prepayments as to each class of Loans specified in the preceding sentence shall be applied within each such class first to Base Rate Loans until all such Loans within the class are prepaid in full and then to Eurodollar Loans until all such Loans within the class are prepaid in full. Notices of termination or reductions of Commitments, borrowings, Conversions, Continuations or prepayments shall be in the form of EXHIBIT G hereto, appropriately completed as applicable. Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Lenders of the contents of each such notice. In the event the Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this SECTION 2.9, or fails to satisfy the conditions precedent set forth in SECTION 6.2(B), such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted (without any need to comply with the conditions precedent set forth in SECTION 6.2) into a Base Rate Loan on the last day of the preceding Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

        Section 2.10 USE OF PROCEEDS.

        (a) The Borrower represents and warrants that the proceeds of the Loans to be made on and, in the case of Revolving Credit Loans, after the Closing Date shall be used in accordance with the terms and conditions of this Agreement by the Borrower and only for expenses associated with this Credit Agreement, general business purposes, including working capital needs, Permitted Acquisitions permitted under SECTION 9.5 and Capital Expenditures; PROVIDED, HOWEVER, in no event will proceeds of Revolving Credit Loans made after the date hereof in excess of $50,000,000 at any one time outstanding be, or shall have been, used by the Borrower for working capital needs.

        (b) None of the proceeds of any Loan have been or will be used to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, or to purchase or carry any margin stock (within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System).

        Section 2.11 FEES.

        (a) The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee (the "COMMITMENT FEE") on the daily average unused or unfunded amount of such Lender's Revolving Credit Loans Commitment, for the period from and including the Closing Date to and including the Revolving Credit Loans Maturity Date, at the rate per annum equal to the Applicable Commitment Commission Percentage, which accrued commitment fees shall be payable in arrears on each Quarterly Date beginning on June 30, 1998 and on the Revolving Credit Loans Maturity Date.

        (b) The Borrower agrees to pay to the Agent, the Documentation Agent and the Administrative Agent such fees as are specified in their respective Fee Letters, which fees shall be payable in such amounts and on such dates as are specified therein.

        Section 2.12 COMPUTATIONS. Interest and fees payable by the Borrower under this Agreement and under the other Loan Documents on all Loans, other than interest on Base Rate Loans, shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless, in the case of any amount constituting interest under applicable law, such calculation would result in a usurious rate, in which case such amount of interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be. Interest payable by the Borrower hereunder and under the other Loan Documents on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be.

        Section 2.13 REDUCTION OR TERMINATION OF COMMITMENTS. The Borrower shall have the right to permanently terminate or reduce in part the unused portion of the Revolving Credit Loans Commitments at any time and from time to time, without premium or penalty, PROVIDED, HOWEVER, that (a) the Borrower shall give notice of each such termination or reduction as provided in SECTION 2.9, (b) each partial reduction shall be in an aggregate amount of at least $1,000,000 and in integral multiples of $1,000,000 in excess thereof, and shall be applied ratably to the respective Revolving Credit Loans Commitment of each Lender in accordance with its respective Commitment Percentage, (c) in no event shall the Revolving Credit Loans Commitments be reduced below the amount of the Outstanding Revolving Credit without a simultaneous payment of Revolving Credit Loans and all accrued interest thereon such that the amount of the Outstanding Revolving Credit does not exceed the remaining aggregate Revolving Credit Loans Commitments after being so reduced, and (d) no Eurodollar Loans shall be prepaid other than on the last day of the applicable Interest Period unless such prepayment is in accordance with SECTION 4.5 hereof. The Revolving Credit Loans Commitments may not be reinstated after they have been terminated or (if applicable) reduced.

        Section 2.14 LETTERS OF CREDIT.

        (a) Subject to the terms and conditions of this Agreement, the Borrower may utilize the Revolving Credit Loans Commitments by requesting that the Issuing Bank issue Letters of Credit; PROVIDED, HOWEVER, that the aggregate amount of outstanding Letter of Credit Liabilities shall not at any time exceed the lesser of (i) $25,000,000 and (ii) the Revolving Credit Loans Commitments less the then outstanding and unpaid Revolving Credit Loans. Such utilization shall be deemed utilization for working capital needs for purposes of SECTION
2.10. Upon the date of issue of each Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation to the extent of such Lender's Commitment Percentage in such Letter of Credit.

        (b) The Borrower shall give the Issuing Bank (with a copy to the Agent) at least five Business Days irrevocable prior notice (effective upon receipt) specifying the date of each Letter of Credit and the nature of the transactions to be supported thereby. Upon receipt of such notice the Agent shall promptly notify each applicable Lender of the contents thereof and of such Lender's Commitment Percentage of the amount of the proposed Letter of Credit. Each Letter of Credit shall have an expiration date that does not exceed one year from the date of issuance and that does not extend beyond the Revolving Credit Loans Maturity Date, shall be payable in Dollars, shall support a transaction entered into in the course of the Borrower's business, shall be satisfactory in form and substance to the Issuing Bank, and shall be issued pursuant to such agreements, documents and instruments (including a Letter of Credit Agreement) as the Issuing Bank may reasonably require, none of which shall be inconsistent with this Agreement. Without limiting the generality of the foregoing, no provision of any Letter of Credit Agreement shall give the Agent, the Issuing Bank or any Lender any rights or remedies that are greater than the rights or remedies such Person would otherwise have under this Agreement. Each Letter of Credit shall (i) provide for the payment of drafts presented for, on or thereunder by the beneficiary in accordance with the terms thereof, when such drafts are accompanied by the documents (if any) described in the Letter of Credit and (ii) to the extent not inconsistent with the terms hereof or any applicable Letter of Credit Agreement, be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (together with any subsequent revision thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Bank, the "UCP"), and shall, as to matters not governed by the UCP, be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

        (c) The Borrower agrees to pay to the Agent a nonrefundable Letter of Credit fee on the face amount of each Letter of Credit calculated at a rate per annum equal to the Applicable Eurodollar Margin. The Letter of Credit fee shall be payable quarterly in arrears on the first Business Day of the calendar quarter following the date any Letter of Credit is issued commencing with the calendar quarter beginning on April 1, 1998 (pro rated in the case of Letters of Credit issued on or before March 31, 1998 based upon the number of days in such quarter commencing with the date of issuance, through and including
March 31, 1998), for the period through the earliest of the expiry date of each Letter of Credit, the last day of such calendar quarter or the Revolving Credit Loans Maturity Date, to the Agent for the ratable benefit of the Lenders. Changes in the Letter of Credit fee shall be determined in the same manner, and effective at the same time, as changes to the Applicable Eurodollar Margin are determined. The Agent agrees to pay to each Lender, promptly after receiving any payment of letter of credit fees referred to above in this CLAUSE (C), such Lender's Commitment Percentage of such fees.

        (d) The Borrower also agrees to pay to the Issuing Bank for its own account, on the date of issuance or any renewal of any Letter of Credit, a nonrefundable Letter of Credit issuance/renewal fee with respect to each Letter of Credit issued by the Issuing Bank hereunder in an amount equal to (i) one-quarter of one percent (0.25%) per annum, multiplied by (ii) the face amount of the Letter of Credit. In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses, including, without limitation, administrative, issuance, amendment, payment and negotiation charges, as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

        (e) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Issuing Bank shall promptly notify the Borrower, the Agent and each Lender as to the amount to be paid as a result of such demand or drawing and the respective payment date. If at any time the Issuing Bank shall make a payment to a beneficiary of a Letter of Credit pursuant to a drawing under such Letter of Credit, each Lender will pay to the Issuing Bank, immediately upon the Issuing Bank's demand at any time commencing after such payment until reimbursement therefor in full by the Borrower, an amount equal to such Lender's Commitment Percentage of such payment, together with interest on such amount for each day from the date of such payment to the date of payment by such Lender of such amount at a rate of interest per annum equal to the Federal Funds Rate.

        (f) In the event the Borrower shall fail to reimburse the Issuing Bank for the account of the Issuing Bank the full amount of any drawing by 11:00 a.m. (Houston time) on the same date such drawing is honored by the Issuing Bank under any Letter of Credit, the Issuing Bank shall promptly notify Agent and the Agent shall as promptly as possible notify each Lender thereof and the Borrower shall be deemed to have requested that Base Rate Loans be made by the Lenders to be disbursed on the date of payment by the Issuing Bank under such Letter of Credit, without requiring the Borrower to satisfy the conditions of SECTION 6.2. Any notice given by the Issuing Bank or the Agent pursuant hereto may be oral if immediately confirmed in writing (including telex); PROVIDED, HOWEVER, that the lack of such an immediate confirmation shall not affect the conclusiveness and binding effect of such notice.

        (g) The Borrower shall be irrevocably and UNCONDITIONALLY obligated to immediately reimburse the Issuing Bank for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. The Issuing Bank will pay to each Lender such Lender's Commitment Percentage of all amounts received from or on behalf of the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Issuing Bank in respect of such Letter of Credit pursuant to CLAUSE (E) above. Outstanding Reimbursement Obligations shall bear interest at the Default Rate and such interest shall be payable on demand.

        (h) The Reimbursement Obligations of the Borrower under this Agreement and the other Loan Documents shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances whatsoever, including, without limitation, the following circumstances:

                (i) Any lack of validity or enforceability of any Letter of Credit or any other Loan Document;

               (ii) Any amendment or waiver of or any consent to departure from any Loan Document other than an amendment, waiver or consent which directly affects such Reimbursement Obligations;

              (iii) The existence of any claim, setoff, counterclaim, defense or other right which any Loan Party or other Person may have at any time against any beneficiary of any Letter of Credit, the Agent, the Issuing Bank, the Lenders or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction;

               (iv) Any statement, draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient (other than insufficiency on the face of such draft or other document) in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                (v) Payment by the Issuing Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, PROVIDED, HOWEVER, that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank; and

               (vi) Any other circumstance whatsoever, whether or not similar to any of the foregoing, PROVIDED, HOWEVER, that such other circumstance or event shall not have been the result of the gross negligence or willful misconduct of the Issuing Bank.

        (i) The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. The Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

        (j) The Back-Up Letter of Credit shall be issued on the Closing Date. Promptly following the Closing Date, the Borrower and the Issuing Bank shall endeavor to enter into Letter of Credit Agreements pursuant to which substitute Letters of Credit for those previously issued by B of A under the Existing Credit Agreement will be issued, and upon issuance and delivery to and acceptance by the respective beneficiaries, such existing letters of credit will be canceled and returned to B of A. The terms of the new Letter of Credit Agreements with the Issuing Bank contemplated hereunder will be substantially the same as the terms of the existing Letter of Credit Agreements entered into pursuant to the Existing Credit Agreement. No Letter of Credit issuance fee under CLAUSE (D) of this Section 2.14 shall be due in the case of Letters of Credit which, upon issuance, reduce the undrawn face amount of the Back-up Letter of Credit.


                                            ARTICLE 3

                                            PAYMENTS

        Section 3.1 METHOD OF PAYMENT. All payments of principal, interest, fees and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Agent at the Agent's account at Bankers Trust Company, New York, ABA No. 02100133, for Account No. 04204254, Banque Paribas, with a reference to Paracelsus Healthcare Corporation, or at such other address as Agent may designate, for the account of each Lender in Dollars and in immediately available funds, without setoff, deduction or counterclaim, not later than 12:00 p.m. (Houston time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each such payment, specify to the Agent the sums payable by the Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order and manner as the Agent may elect, subject to SECTION 3.2.) Upon the occurrence and during the continuation of an Event of Default, all proceeds of any Collateral may be applied by the Agent to the Obligations in such order and manner as the Agent may elect, subject to SECTION 3.2. Each payment received by the Agent under this Agreement or any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, except as may be contemplated by the definition of Interest Period, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and the Commitment Fee, as the case may be.

        Section 3.2 PRO RATA TREATMENT. Except to the extent otherwise provided in this Agreement: (a) each Loan shall be made by the Lenders under
SECTION 2.1, pro rata according to the respective Commitments; (b) each payment of Commitment Fees under SECTION 2.11(A) shall be made for the account of the Lenders, and each termination or reduction of the Revolving Credit Loans Commitments under SECTION 2.13 shall be applied to the Revolving Credit Loans Commitments of the Lenders, pro rata according to the respective unused Revolving Credit Loans Commitments; (c) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by SECTION 4.4) shall be made pro rata among the Lenders holding Loans of such Type according to the amounts of their respective Commitments; (d) each payment and prepayment by the Borrower of principal of or interest on Loans of a particular Type shall be made to the Agent for the account of the Lenders holding Loans of such Type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Lenders; (e) Interest Periods for Loans of a particular Type shall be allocated among the Lenders holding Loans of such Type pro rata according to the respective principal amounts held by such Lenders; and (f) the Lenders (other than the Issuing Bank) shall purchase participations in the Letters of Credit pro rata in accordance with their Commitment Percentages of the aggregate Revolving Credit Loans Commitments.

        Section 3.3 SHARING OF PAYMENTS, ETC. If a Lender shall obtain payment of any principal of or interest on any of the Obligations due to such Lender hereunder through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Obligations held by the other Lenders (to the extent such Obligations represent, or directly relate to, an interest or interests in the same Obligations in which the exercising Lender holds an interest or interests) in such amounts, and make such adjustments from time to time as shall be equitable to the end that all the Lenders shall share pro rata in accordance with the unpaid principal and interest on such Obligations then due to each of them. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in such Obligations may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

        Section 3.4 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified in writing by a Lender or the Borrower (the "PAYOR") prior to the date on which such Lender is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

        Section 3.5 WITHHOLDING TAXES. All payments by the Borrower of principal of and interest on the Loans and of all fees and other amounts payable under the Loan Documents shall be made free and clear of, and without deduction by reason of, any present or future taxes, duties, imposts, assessments or other charges levied or imposed by any Governmental Authority (other than taxes on or measured by or calculated on the basis of the overall net income or capital of any Lender). If any such taxes, duties, imposts, assessments or other charges are so levied or imposed, the Borrower will make additional payments in such amounts so that every net payment of principal of and interest on the Loans and of all other amounts payable by it under the Loan Documents, after withholding or deduction for or on account of any such present or future taxes, duties, imposts, assessments or other charges (other than any tax imposed on or measured by or calculated on the basis of net income or capital of a Lender attributable to payments made to or on behalf of a Lender pursuant to this SECTION 3.5 and any penalties or interest attributable to such payments), will not be less than the amount provided for herein or therein absent such withholding or deduction, PROVIDED, HOWEVER, that the Borrower shall have no obligation to pay such additional amounts to any Lender to the extent that such taxes, duties, imposts, assessments or other charges are levied or imposed by reason of the failure of such Lender to comply with the provisions of SECTION 3.6. The Borrower shall furnish promptly to the Agent for distribution to each affected Lender, as the case may be, upon the reasonable request of such Lender, official receipts evidencing any such withholding or reduction.

        Section 3.6 WITHHOLDING TAX EXEMPTION. Each Lender that is not incorporated or otherwise formed under the laws of the U.S. or a state thereof agrees that it will, prior to or on the Closing Date or the date upon which it becomes a party to this Agreement and if it is legally able to do so, deliver to the Borrower and the Agent two duly completed copies of U.S. Internal Revenue Service Form 1001, 4224 or W-8, as appropriate, certifying in any case that such Lender is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any U.S. federal income taxes. Each Lender which so delivers a Form 1001, 4224 or W-8 further undertakes to deliver to Borrower and the Agent two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any U.S. federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving such payments without any deduction or withholding of U.S. federal income tax.


                                            ARTICLE 4

                                 YIELD PROTECTION AND ILLEGALITY

        Section 4.1  ADDITIONAL COSTS.

        (a) The Borrower shall pay directly to each Lender from time to time, promptly upon the request of such Lender, the costs incurred by such Lender which such Lender reasonably determines are attributable to its making or maintaining of any Eurodollar Loans hereunder or its obligation to make any of such Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), in each case resulting from any Regulatory Change which:

                (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Note in respect of any of such Loans (other than taxes imposed on or measured by or calculated on the basis of the overall net income or capital of such Lender or its Applicable Lending Office for any of such Loans);

               (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in
        SECTION 1.1 hereof, but excluding the Reserve Requirement to the extent it is included in the calculation of the Adjusted Eurodollar Rate); or

              (iii) imposes any other condition affecting this Agreement or the Notes or any of such extensions of credit or liabilities or commitments.

Each Lender will notify the Borrower (with a copy to the Agent) of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this SECTION 4.1(A) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by the Borrower) will designate a different Applicable Lending Office for the Eurodollar Loans of such Lender if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, violate any law, rule or regulation or be in any way disadvantageous to such Lender, PROVIDED, HOWEVER, that such Lender shall have no obligation to so designate an Applicable Lending Office located in the U.S. Each Lender will furnish the Borrower with a certificate setting forth the basis and the amount of each request of such Lender for compensation under this
SECTION 4.1(A). If any Lender requests compensation from the Borrower under this SECTION 4.1(A), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue making, or Convert Base Rate Loans into, Eurodollar Loans until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of SECTION 4.4 hereof shall be applicable).

        (b)    Without limiting the effect of the foregoing provisions of this
SECTION 4.1, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs, that the Borrower has indicated it will not pay, based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue making, or Convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of SECTION 4.4 hereof shall be applicable).

        (c) Determinations and allocations by any Lender for purposes of this SECTION 4.1 of the effect of any Regulatory Change on its costs of maintaining its obligation to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive in the absence of manifest error, PROVIDED, HOWEVER, that such determinations and allocations are made on a reasonable basis.

        Section 4.2 LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if with respect to any Eurodollar Loans for any Interest Period therefor:

               (a) The Agent determines on a reasonable basis (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in SECTION 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for such Loans as provided in this Agreement; or

               (b) Required Lenders determine on a reasonable basis (which determination shall be conclusive absent manifest error) and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" or "Adjusted Eurodollar Rate" in SECTION 1.1 hereof on the basis of which the rate of interest for such Loans for such Interest Period is to be determined do not accurately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with the terms of this Agreement. During the 30 days next succeeding the giving of such notice by the Agent to the Borrower, the Borrower, the Agent and each of the Required Lenders shall negotiate in good faith in order to arrive at a mutually satisfactory interest rate for the rates of interest referred to in the definition "Eurodollar Rate" or "Adjusted Eurodollar Rate" for proposed Eurodollar Loans. If within such 30 day period the Borrower, the Agent and the Required Lenders shall agree in writing upon a substitute interest rate and the effective date thereof, such substituted interest rate shall be applicable to all requests by the Borrower for proposed Eurodollar Loans. During any period when the borrowing of Eurodollar Loans is suspended or when an alternative interest rate is in force pursuant to this subsection, the Agent, in consultation with the Lenders, shall periodically, at least once a month, determine whether circumstances are such that the interest rates referred to in the definitions of "Eurodollar Rate" or "Adjusted Eurodollar Rate" may again be determined. If such a determination is made, the Agent shall forthwith give written notice to the Borrower and each Lender, whereupon the Agent, the Borrower and the Lenders shall begin redetermining the "Eurodollar Rate" and the "Adjusted Eurodollar Rate" in accordance with the terms of the definition thereof.

        Section 4.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, but subject however to the provisions of SECTION 4.1(A), in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Loans hereunder or (b) maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower (with a copy to the Agent) thereof and such Lender's obligation to make or maintain Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of SECTION 4.4 hereof shall be applicable).

        Section 4.4 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans is suspended pursuant to SECTION 4.1, 4.2 or 4.3 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for the Eurodollar Loans (or, in the case of a Conversion required by SECTION 4.1(B) or 4.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTION 4.1 or 4.3 hereof which gave rise to such Conversion no longer exist:

               (a) To the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

               (b) All Loans which would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made as or Converted into Base Rate Loans and all Loans of such Lender which would otherwise be Converted into Eurodollar Loans shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in SECTION 4.1 or 4.3 hereof which gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this SECTION 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

        Section 4.5 COMPENSATION. The Borrower shall pay to the Agent for the account of each Lender, promptly upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

               (a) Any payment, prepayment or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the outstanding Loans pursuant to SECTION 11.2) on a date other than the last day of an Interest Period for such Loan; or

               (b) Any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in ARTICLE 6 to be satisfied) to borrow, Convert or prepay a Eurodollar Loan on the date for such borrowing, Conversion or prepayment specified in the relevant notice of borrowing, Conversion or prepayment under this Agreement; PROVIDED, HOWEVER, that where such failure is solely attributable to the circumstances set forth in SECTIONS 4.1(B)(II) or
        4.3 with respect to such Lender's inability to make such Eurodollar Loans, then no such compensation shall be required.

        Section 4.6 CAPITAL ADEQUACY. If, after the Closing Date, any Lender shall have determined that the adoption or implementation of any applicable law, rule or regulation regarding capital adequacy (including, without limitation, any law, rule or regulation implementing the Basle Accord), or after the Closing Date any change therein, or after the Closing Date any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender (or its parent) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority issued after the Closing Date (including, without limitation, any guideline or other requirement implementing the Basle Accord), has or would have the effect of reducing the rate of return on such Lender's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Lender (or its parent) could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its parent) for such reduction. A certificate of such Lender claiming compensation under this SECTION 4.6 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error, PROVIDED, HOWEVER, that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Lender may use any reasonable averaging and attribution methods.

        Section 4.7 ADDITIONAL INTEREST ON EURODOLLAR LOANS. The Borrower shall pay, directly to each Lender from time to time, additional interest on the unpaid principal amount of each Eurodollar Loan held by such Lender, from the date of the making of such Eurodollar Loan until such principal amount is paid in full, at an interest rate per annum determined by such Lender in good faith equal to the positive remainder (if any) of (a) the Adjusted Eurodollar Rate applicable to such Eurodollar Loan MINUS (b) the Eurodollar Rate applicable to such Eurodollar Loan. Each payment of additional interest pursuant to this SECTION 4.7 shall be payable by the Borrower on each date upon which interest is payable on such Eurodollar Loan pursuant to SECTION 2.4(B); PROVIDED, HOWEVER, that the Borrower shall not be obligated to make any such payment of additional interest until the first Business Day after the date when the Borrower has been informed (i) that such Lender is subject to a Reserve Requirement and (ii) of the amount of such Reserve Requirement (after which time the Borrower shall be obligated to make all such payments of additional interest, including, without limitation, such payments of additional interest that otherwise would have been payable by the Borrower on or prior to such time had the Borrower been earlier informed).

        Section 4.8 SUBSTITUTION OF LENDER. If (a) the obligation of any Lender to make or Continue or Convert Loans into Eurodollar Loans has been suspended pursuant to SECTION 4.1(B) or 4.3, (b) any Lender has demanded compensation under SECTIONS 4.1, 4.5, 4.6 or 4.7, (c) any Lender has notified the Borrower that it is not capable of receiving payments without deduction or withholding for taxes pursuant to SECTION 3.6, or (d) any individual Lender(s) has determined to exercise its rights under SUBCLAUSE (B) of CLAUSE (II) of the proviso to SECTION 5.1(B), the Borrower may replace such Lender by designating in a notice given to the Agent an Eligible Assignee to replace such Lender, and the Agent may assist the Borrower in finding Eligible Assignees willing to replace such Lender. If the Borrower so designates an Eligible Assignee, then the Agent shall give notice thereof to the Lender to be replaced, and thereupon and concurrently with the payment in full to such Lender of all amounts owed to such Lender, such Lender shall promptly consummate an assignment, in accordance with SECTION 13.7, of such Lender's Commitment, Loans, Notes, participations in Letters of Credits and other rights and obligations hereunder relative to the Commitment of such Lender.


                                            ARTICLE 5

                                            SECURITY

        Section 5.1 COLLATERAL. (a) To secure the full and complete payment and performance of the Obligations (or, with respect to any Lien granted by any Subsidiary of the Borrower in accordance with SUBCLAUSE (I) or CLAUSE (B) succeeding, to secure the full and complete payment and performance of all Debt, liabilities and obligations of each Subsidiary Guarantor under its Guarantee of the Obligations), (i) the Borrower will, and will cause each of the Subsidiary Pledgors to, reaffirm and grant to the Agent for the benefit of the Agent and the Lenders (as successors, respectively, to B of A, as Agent and the Existing Lenders under the Existing Credit Agreement) a perfected, first priority Lien on all of its right, title and interest in and to all Capital Stock of the Subsidiaries of the Borrower that are corporations (except for Excluded Subsidiaries) owned by the Borrower or any Subsidiary (except for Excluded Subsidiaries) of the Borrower whether now owned or hereafter acquired, pursuant to the Security Documents and (ii) subject to the succeeding provisions of this SECTION 5.1, the Borrower will, and will cause each of its Subsidiaries (other than Excluded Subsidiaries) to, reaffirm and grant to the Agent for the benefit of the Agent and the Lenders (as successors, respectively, to B of A, as Agent and the Existing Lenders under the Existing Credit Agreement) a perfected, first priority Lien (subject only to Permitted Liens, if any, which are permitted in accordance with this Agreement) on all of its right, title and interest in and to (A) the real Properties (or interests therein) described in SECTION 5.6, and tangible personal Properties consisting of equipment and inventory located thereon or used in connection therewith, in each case whether now owned or hereafter acquired, and (B) any other real Properties (or interests therein), and tangible personal Properties consisting of equipment and inventory located therein or used in connection therewith, in each case whether now owned or hereafter acquired, of the Borrower and/or its Subsidiaries (other than Excluded Subsidiaries) as may be so requested and selected by the Agent or the Required Lenders, which Liens shall be granted pursuant to and evidenced and accompanied by the Mortgages and such other agreements, documents or instruments consistent with this Agreement as the Agent or the Required Lenders may reasonably request; PROVIDED, HOWEVER, that Liens referred to in SUBCLAUSE (B) preceding shall (unless otherwise agreed by the Required Lenders) be required to be granted promptly upon the request (and, in any event unless the Required Lenders otherwise agree, within ten Business Days after such request) of the Agent or the Required Lenders, which request may be made only upon (but at any time after) the occurrence and during the continuation of a payment Default or an Event of Default.

        (b) In connection with the execution of any Mortgage or other agreement, document or instrument referred to in CLAUSE (A) of this SECTION 5.1 or referred to in SECTION 9.5 that creates or evidences a Lien on any real Property or any interest therein, the Borrower will, or will cause its appropriate Subsidiary to, as applicable, deliver or cause to be delivered to the Agent each of the following if requested by the Agent or the Required Lenders at any time or from time to time, or with respect to CLAUSES (I), (II) or (III) below, any Lender that reasonably believes such is required by applicable law or applicable regulatory authorities, in each case subject to the proviso below in this CLAUSE (B), each of which will be in form and substance reasonably satisfactory to the Agent and all of which shall be delivered to the Agent, unless the Required Lenders from time to time agree to a later date or dates, within 75 days after such request (or 90 days with respect to appraisals and environmental surveys):

                (i) a commitment for a mortgagee policy of title insurance (or, if such insurance is not available in the jurisdiction in question, a title opinion issued by a law firm satisfactory to the Agent) issued by a nationally recognized title insurance company in the name of the Agent for and on behalf of the Lenders insuring that such Lien is valid and enforceable and of the required priority, which insurance shall be in an amount reasonably acceptable to the Agent (but not to exceed the estimated fair market value of the real Property affected by such Lien) and, as soon as practical thereafter, a mortgagee policy of title insurance issued in accordance with such commitment;

               (ii) an appraisal of such real Property issued by an appraiser reasonably acceptable to the Agent which complies with Title XI - Real Estate Appraisal Reform, Amendments to the Financial Institution Reform, Recovery and Enforcement Act of 1989 and all other regulatory requirements of the Lenders;

              (iii) a reasonably current environmental assessment of such real Property in a form acceptable to the Lenders and the Agent, indicating the absence of material environmental liabilities;

               (iv) a reasonably current survey of such real Property;

                (v) information relating to zoning affecting such real Property; and

               (vi) with respect to any such real Property which is a leasehold interest, waivers of landlords' Liens and other agreements of landlords and their lenders as may be feasible to obtain, and copies of relevant lease agreements;

PROVIDED, HOWEVER, that the Agent and the Lenders do not presently intend to require delivery of policies of title insurance, appraisals or environmental surveys and none of such title insurance, appraisals or environmental surveys shall be required to be delivered at the expense of the Borrower with respect to any of such mortgaged Properties unless either (i) a payment Default or an Event of Default has occurred and is continuing, (ii) (A) the Required Lenders reasonably believe that such title insurance, appraisal or environmental survey (as applicable) is necessary to comply with prudent banking practices or
(B) any Lender reasonably believes that such title insurance, appraisal or environmental survey (as applicable) is required by applicable law or applicable regulatory authorities, or (iii) such title insurance, appraisal or environmental survey (as applicable) is required to be delivered after April 1, 1999. In addition, such title insurance, appraisals and environmental surveys may be required to be delivered by the Borrower on or before the dates specified above as the result of a request of the Agent or the Required Lenders made at any time if the same is to be provided at the expense of the Agent (subject to its right of reimbursement or indemnification from the Lenders) and/or the Lenders. Except as referred to in the immediately preceding sentence, all such title insurance, appraisals and environmental surveys shall be provided at the expense of the Borrower.

        Notwithstanding anything to the contrary contained in this SECTION 5.1, the Borrower's failure to deliver, or to cause any such Subsidiary to deliver,
(A) any of the agreements, documents or instruments referred to in CLAUSE (A) preceding which evidence or create a Lien on any leasehold interest within ten Business Days after request as provided in this SECTION 5.1 preceding or (B) any agreements, documents or instruments referred to in CLAUSES (I), (II),
(III), (IV), (V) or (VI) of CLAUSE (B) preceding within 75 days after request (or 90 days with respect to appraisals and environmental surveys) as provided in this CLAUSE (B) preceding, shall not constitute a Default or an Event of Default if (but only if) (1) such failure is due to the practical inability (for whatever reason) of the Borrower or such Subsidiary to so comply notwithstanding the best efforts of the Borrower and its Subsidiaries to so comply, and (2) the Borrower and its Subsidiaries (other than Excluded Subsidiaries) continue to use their best efforts to promptly deliver all such agreements, documents and instruments referred to in this SECTION 5.1(B).

        Section 5.2 GUARANTIES. The Borrower shall cause each Subsidiary Guarantor to reaffirm and guarantee the payment and performance of the Obligations pursuant to the Master Guaranty. In all events Pioneer Valley Hospital, Inc. shall not be required to execute and deliver the Master Guaranty or a Joinder Agreement, but so long as the Capital Stock of Paracelsus Pioneer Valley Hospital, Inc. is pledged as collateral security to the Agent, for the benefit of the Agent and the Lenders, Paracelsus Pioneer Valley Hospital, Inc. shall not be an Excluded Subsidiary for any purpose of this Agreement.

        Section 5.3 NEW SUBSIDIARIES. Substantially contemporaneously with the creation or acquisition of any Subsidiary (other than Excluded Subsidiaries) of the Borrower after the Closing Date, or the designation after the Closing Date of any Excluded Subsidiary as a Subsidiary, and in no event later than the next Business Day thereafter, the Borrower shall:

               (a) grant or cause to be granted to the Agent, for the benefit of the Agent and the Lenders, a perfected, first priority security interest in all Capital Stock or other ownership interests in such Subsidiary owned by the Borrower or owned by any other Subsidiary (other than an Excluded Subsidiary) of the Borrower (to the extent such Capital Stock or other ownership interests are already not so pledged to the Agent); and

               (b) cause each such Subsidiary (other than an Excluded Subsidiary) to guaranty the payment and performance of the Obligations by executing and delivering to the Agent a Joinder Agreement and thereby becoming a party to the Master Guaranty.

All changes in the designation, from time to time, of Excluded Subsidiaries to Subsidiaries after the Closing Date shall be by written notice from the Borrower to the Agent.

        Section 5.4  RELEASE OF COLLATERAL AND TERMINATION OF GUARANTEES.  Upon
(a) any sale, transfer or other disposition of Collateral that is expressly permitted under SECTION 9.12 or (b) any designation by the Borrower of Excluded Subsidiaries by which a Subsidiary Guarantor becomes an Excluded Subsidiary, and, in each case, upon five Business Days prior written request by the Borrower, the Agent shall execute at the Borrower's expense such documents as may be necessary to evidence the release by the Agent of its Liens on such Collateral, including the pledge of the Equity Interests of any such redesignated Subsidiary, and appropriate releases of any Subsidiary Guarantor where such release is required in connection with the transfer or redesignation; PROVIDED, HOWEVER, that (a) the Agent shall not be required to release any Lien on any Collateral or any Subsidiary Guarantor if a Default shall have occurred and be continuing, (b) the Agent shall not be required to execute any such document on terms which, in the Agent's reasonable opinion, would expose the Agent to liability or create any obligation not reimbursed by the Borrower or entail any consequences other than the release of such Lien or such Subsidiary Guarantor without recourse or warranty, and (c) such release shall not in any manner discharge, affect or impair any of the Obligations or any of the Agent's Liens on any Collateral retained by the Borrower or any of its Subsidiaries, including, without limitation, its Liens on the proceeds of any such sale, transfer or other disposition (except for the Equity Interests of any newly designated Excluded Subsidiary), or any other Subsidiary Guarantor.

        Section 5.5 SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement, such Lender's Notes or any other Loan Document, irrespective of whether or not the Agent or such Lender shall have made any demand under this Agreement, such Lender's Notes or any such other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower (with a copy to the Agent) after any such setoff and application, PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

        Section 5.6 CERTAIN COLLATERAL. Pursuant to SECTION 5.1, to secure the full and complete payment and performance of the Obligations (or, with respect to any Lien granted by any Subsidiary of the Borrower, to secure the full and complete payment and performance of all indebtedness, liabilities and obligations of each Subsidiary Guarantor under its Guarantee of the Obligations), the Borrower will, or will cause its appropriate Subsidiary to, as applicable, reaffirm and grant to the Agent for the benefit of the Agent and the Lenders (as successors, respectively, to B of A, as Agent and the Existing Lenders under the Existing Credit Agreement), a perfected (upon appropriate recording or filing thereafter), first priority Lien (subject only to Permitted Liens, if any, which are permitted in accordance with this Agreement) on all of its right, title and interest in and to the following real Properties and related personal Property (whether now owned or hereafter acquired) consisting of equipment and inventory, which Liens shall be granted pursuant to the Mortgages, the Amendments thereto referred to in SECTION 6.1(H) and such other documents or instruments consistent with this Agreement as the Agent may reasonably request:

        1.     Davis Hospital and Medical Center (located in or near Layton,
               Utah), which the Borrower represents and warrants is owned by Paracelsus Davis Hospital, Inc.;

        2. Salt Lake Regional Medical Center (located in or near Salt Lake City, Utah), which the Borrower represents and warrants is owned by PHC - Salt Lake City, Inc.;

        3. Jordan Valley Hospital (located in or near West Jordan, Utah), which the Borrower represents and warrants is owned by PHC - Jordan Valley, Inc.;

        4. BayCoast Medical Center (located in or near Baytown, Texas), which the Borrower represents and warrants is owned by Baytown Medical Center, Inc.;

        5. Westwood Medical Center (located in or near Midland, Texas), which the Borrower represents and warrants is owned by PHC - B of Midland, Inc.;

        6. Fentress County General Hospital (located in or near Jamestown, Tennessee) (which Lien shall secure only $34,300,000 of the principal amount of the Obligations for purposes of applicable mortgage taxes), which the Borrower represents and warrants is owned by Paracelsus Real Estate Corporation, as to real Property, and Paracelsus Fentress County General Hospital, Inc., as to other assets;

        7. Metropolitan Hospital (located in or near Richmond, Virginia), which the Borrower represents and warrants is owned by Metropolitan Hospital, L.P.;

        8. Lancaster Community Hospital (located in or near Lancaster, California), which the Borrower represents and warrants is owned by Paracelsus Real Estate Corporation, as to real Property, and Lancaster Hospital Corporation, as to other assets;

        9. The Mesquite Hospital (located in or near Mesquite, Texas), which the Borrower represents and warrants is owned by Paracelsus Mesquite Hospital, Inc.;

        10. PHC Regional Hospital and Medical Center (located in or near Salt Lake City, Utah), which the Borrower represents and warrants is owned by Paracelsus - PHC Regional County Medical Center, Inc.;

        11. Cumberland River Hospital - North (located in or near Celina, Tennessee) (which Lien shall secure only $16,000,000 of the principal amount of the Obligations for purposes of applicable mortgage taxes), which the Borrower represents and warrants is owned by Paracelsus Healthcare Corporation, as to real Property, and Paracelsus Clay County Hospital, Inc., as to other assets; and

        12. each of the LA Metro Hospitals (located in or near Los Angeles, California), which the Borrower represents and warrants is owned by (1) as to Monrovia Community Hospital, Paracelsus Real Estate Corporation, as to real Property, and Monrovia Community Hospital, L.P., as to other assets, (2) as to Bellwood General Hospital, Paracelsus Real Estate Corporation, as to real Property, and Bellwood Medical Corporation, as to fixtures, furniture and equipment, and Lincoln Community Medical, LLC as to other assets, (3) as to Hollywood Community Hospital of Hollywood and Hollywood Community Hospital of Van Nuys, Paracelsus Real Estate Corporation, as to real Property, and Hollywood Community Hospital Medical Center, Inc., as to other assets, (4) as to Los Angeles Community Hospital and Los Angeles Community Hospital of Norwalk, Paracelsus Real Estate Corporation, as to real Property, and Paracelsus Los Angeles Community Hospital, Inc., as to other assets, and (5) as to Orange County Community Hospital of Buena Park, Paracelsus Real Estate Corporation, as to real Property, and Lincoln Community Medical Corporation, as to fixtures, furniture and equipment, and Lincoln Community Medical, LLC as to other assets;

PROVIDED, HOWEVER, that (a) the Lien on Metropolitan Hospital shall be required to secure only that certain Promissory Note dated August 14, 1997, in the maximum original principal amount of $20,000,000 made by Metropolitan Hospital, L.P. payable to the order of Paracelsus Healthcare Holdings, Inc., which note and such Lien securing it shall be collaterally assigned by Paracelsus Healthcare Holdings, Inc. to the Agent and possession of such note shall be delivered to the Agent, together with an endorsement thereto in favor of the Agent, (b) no Lien shall be required to be granted with respect to the equipment and inventory related to Monrovia Community Hospital owned by Monrovia Community Hospital, L.P. and (c) the Lien on the personal Property relating to Bellwood General Hospital and Orange County Community Hospital of Buena Park shall not be required to be granted to the extent that such personal Property is owned by Lincoln Community Medical, LLC as of June 30, 1997 or, if and to the extent acquired in the ordinary course of business from other than an Affiliate of the Borrower and not indirectly from such Affiliate, thereafter.

                                            ARTICLE 6

                                      CONDITIONS PRECEDENT

        Section 6.1 INITIAL EXTENSION OF CREDIT. Each of the obligations of each Lender to make its initial Loan under this Agreement and the obligation of the Issuing Bank to issue the initial Letter of Credit under this Agreement are subject to the conditions precedent that the Agent shall have received, on or before the Closing Date or such later date (if any) as may be specified in this
SECTION 6.1 below, all of the following in form and substance reasonably satisfactory to the Agent and, in the case of actions to be taken, evidence that the following required actions have been taken to the satisfaction of the
Agent:

               (a) RESOLUTIONS. Resolutions of the Board of Directors of each Loan Party, certified by its Secretary or an Assistant Secretary, which authorize the execution, delivery and performance by such Loan Party of the Loan Documents to which it is or is to be a party;

               (b) INCUMBENCY CERTIFICATE. A certificate of incumbency certified by the Secretary or an Assistant Secretary of each Loan Party certifying the name of each officer of such Loan Party (i) who is authorized to sign the Loan Documents to which such Loan Party is or is to be a party (including any certificates contemplated therein), together with specimen signatures of each such officer, and (ii) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Loan Documents and the transactions contemplated thereby;

               (c) ARTICLES OR CERTIFICATE OF INCORPORATION, ETC. The articles or certificate of incorporation, certificate of formation, certificate of limited partnership, partnership agreement or other applicable constitutional document of each Loan Party certified by the Secretary or Assistant Secretary of such Loan Party;

               (d) BYLAWS. The bylaws of each Loan Party certified by the Secretary or an Assistant Secretary of such Loan Party;

               (e) GOVERNMENTAL CERTIFICATES. Short form certificates of appropriate officials as to the good standing of each Loan Party in their respective jurisdictions of incorporation or organization and any and all jurisdictions where such Loan Party is qualified to do business as a foreign corporation or other entity and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect, each such certificate to be dated as of a Current Date;

               (f) NOTES. The Notes duly completed and executed by the Borrower;

               (g) MASTER GUARANTY. The Master Guaranty executed by each of the Subsidiary Guarantors;

               (h) AMENDMENTS TO REAL PROPERTY LIENS. Amendments to all existing Liens on real and tangible personal Properties of the Borrower or its Subsidiaries currently subject to the Mortgages to evidence the transactions effected by this Agreement;

               (i) SECURITY AGREEMENT. The Security Agreement executed by the Borrower;

               (j) SUBSIDIARY SECURITY AGREEMENT. A Subsidiary Security Agreement executed by each of the Subsidiary Pledgors;

               (k) INSURANCE POLICIES. Certificates of, or, upon request therefor by Agent, copies of insurance policies required by this Agreement and the other Loan Documents, together with loss payable endorsements naming the Agent as loss payee under all such casualty insurance policies and the Agent as an additional insured party under all such liability policies;

               (l) STOCK CERTIFICATES. The stock certificates representing all of the issued and outstanding Capital Stock pledged to the Agent by the Borrower and each of the Subsidiary Pledgors accompanied by appropriate stock powers signed in blank, except to the extent that such Capital Stock is not required to be pledged in accordance with SECTION 5.1(A);

               (m) FINANCING STATEMENTS. UCC-1 financing statements executed by the Loan Parties necessary to perfect, and/or UCC-3 financing statements executed by B of A for the Existing Lenders necessary to transfer and assign, the Liens created and/or continued pursuant to the Security Documents or otherwise requested by the Agent;

               (n) LIEN RELEASES. Within thirty (30) days of the Closing Date, duly executed releases of Liens and UCC-3 financing statements in recordable form, as may be necessary to reflect that the Liens created by the Security Documents are first priority Liens subject only to Permitted Liens;

               (o) [Intentionally omitted.]

               (p) LETTER OF CREDIT AGREEMENT. Subject to SECTION 2.14(J), with respect to the issuance of the Back-Up Letter of Credit, a Letter of Credit Agreement in the form required by the Issuing Bank with respect thereto executed by the Borrower, PROVIDED, HOWEVER, that in the event of any conflict between the terms thereof and the terms hereof, the terms hereof shall control;

               (q) PAYMENT OF INTEREST, FEES AND EXPENSES. The Borrower shall have paid all interest and fees accrued to the Closing Date and not previously paid with respect to the Existing Loans and the Existing Letter of Credit Liabilities, and the Borrower shall have paid all fees due on or before the Closing Date as specified in this Agreement or in the Fee Letters and all fees and expenses of or incurred by the Agent, the Documentation Agent, the Administrative Agent and their counsel, Weil, Gotshal & Manges LLP and billed to the Agent (with a copy forwarded to the Borrower) prior to the Closing Date;

               (r) COMPLIANCE WITH LAWS. Each Loan Party that is a party to this Agreement or any of the other Loan Documents shall have complied in all material respects with all Governmental Requirements applicable to such Person and necessary to consummate the transactions contemplated by this Agreement and the other Loan Documents.

               (s) NO PROHIBITIONS. No Governmental Requirement shall prohibit the consummation of the transactions contemplated by this Agreement, or any other Loan Document, and no order, judgment or decree applicable to any of the Loan Parties of any Governmental Authority or arbitrator shall, and no litigation or other proceeding shall be pending or threatened against any of the Loan Parties which would, enjoin, prohibit, restrain or could otherwise reasonably be expected to have a material adverse effect with respect to the consummation of the transactions contemplated by this Agreement or the other Loan Documents;

               (t) NO MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred with respect to the financial condition, business, results of operations, capitalization, liabilities or prospects of Borrower and its Subsidiaries taken as a whole since December 31, 1997, and there shall have occurred no other event or events and there shall not exist any circumstance or circumstances that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

               (u) WIRING INSTRUCTIONS. A letter of direction from the Borrower to the Agent with respect to the disbursement of the proceeds of the Loans;

               (v) FINANCIAL STATEMENTS. Copies of each of the financial statements referred to in SECTION 7.2;

               (w) OPINIONS OF COUNSEL. The written opinion of the Vice President-Legal Affairs of the Borrower and the written opinion of Mayor, Day, Caldwell & Keeton, L.L.P., special counsel for the Loan Parties, with respect to the Borrower and its Subsidiaries and with respect to the Loan Documents, in each case dated the Closing Date, in substantially the form of EXHIBITS I and J, respectively;

               (x) CERTIFICATE AS TO HEALTH CARE REGULATORY MATTERS. A certificate, dated the Closing Date, signed by a Responsible Officer of the Borrower, to the effect that, other than as disclosed to the Agent in writing on or before the Closing Date and to the best knowledge of the officer signing such certificate, there has been no claim, complaint, notice or request for information received by the Borrower or any of its Facilities, Subsidiaries or Majority-Owned Joint Ventures with respect to compliance with health care regulatory requirements that could reasonably be expected to have a Material Adverse Effect (other than malpractice claims, but including claims relating to patient dumping, in the case of the operation of an emergency department), including, but not limited to, any alleged violation of any federal, state or local statute, regulation or ordinance relating to the delivery of medical services, and payment made thereof, including, but not limited to the requirements applicable under federal Medicare and Medi-Cal (or Medicaid) statutes, 42 U.S.C.
        <section><section> 1320a-7, 1320a-7(a) and 1320a-7b, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations;

               (y) ADDITIONAL DOCUMENTATION. The Agent shall have received such additional approvals, opinions, agreements, documents and instruments as the Agent may reasonably request;

               (z) PHC FUNDING CORP. The Agent shall have received evidence reasonably satisfactory to it that the PHC Funding Sale Documents and the accounts receivable securitization program established thereunder shall have been extended, in substantially their current form and substance, until at least April 16, 1999; and

               (27) ASSIGNMENT, ASSUMPTION AND ACCEPTANCE AGREEMENT. An Assignment, Assumption and Acceptance Agreement in the form of that attached hereto as EXHIBIT K shall have been duly executed and delivered by all parties thereto and the transactions contemplated thereby shall be consummated simultaneously with the consummation of the transactions contemplated hereby.

Upon the request of the Borrower, the Agent shall inform the Borrower in writing as to the status of satisfaction of the conditions precedent set forth in this SECTION 6.1.

        Section 6.2 ALL EXTENSIONS OF CREDIT. Except as otherwise provided in SECTIONS 2.9 and 2.14 the obligation of each Lender to make any Loan (including the initial Loan) and the obligation of the Issuing Bank to issue any Letter of Credit (including the initial Letter of Credit) under this Agreement are subject to the satisfaction of each of the conditions precedent set forth in
SECTION 6.1 (except to the extent that, in accordance with SECTION 6.1, such conditions are to be satisfied as of a date later than the proposed date of the making of the subject Loan or the issuance of the subject Letter of Credit) and each of the following additional conditions precedent:

               (a) NO DEFAULT. No Default shall have occurred and be continuing, or would result from such Loan or Letter of Credit;

               (b) REPRESENTATIONS AND WARRANTIES. Except in the case of Continuations, and Conversions of Eurodollar Loans to Base Rate Loans (in each case where no new borrowings are requested), all of the representations and warranties of the Borrower and the other Loan Parties contained in ARTICLE 7 hereof and in the other Loan Documents shall be true and correct on and as of the date of such Loan or Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date except for any such representations and warranties as are expressly stated to be made as of a particular date; and

               (c) USE OF PROCEEDS CERTIFICATE. In the case of a Revolving Credit Loan or Loans, the Agent shall have received a certification included within the relevant notice of borrowing to the effect that the amount of such Loan allocable to working capital needs, together with the outstanding principal amount of Revolving Credit Loans previously made after the date hereof for such purposes, does not exceed $50,000,000 (giving effect to the requested borrowing).

Except as otherwise provided in this Agreement, each notice of borrowing or request for the issuance of a Letter of Credit by the Borrower hereunder shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in SECTIONS 6.2(A) and 6.2(B) have been satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to such borrowing or Letter of Credit, as of the date of such borrowing or Letter of Credit).

        Section 6.3 CLOSING CERTIFICATES. The Borrower shall, concurrently with the execution and delivery of this Agreement, execute and deliver to the Agent a Closing Certificate, in form and substance satisfactory to the Agent, certifying as to the satisfaction of each of the conditions precedent set forth in SECTION 6.1 (other than SUBCLAUSE (II) of SECTION 6.1(T)) and 6.2 which are required to be satisfied on or before the Closing Date; PROVIDED, HOWEVER, that with respect to SECTIONS 6.1(M), 6.1(N) AND 6.1(P), no certification shall be required with respect to whether the evidence or the Documents referenced therein were, in fact, satisfactory to the Agent.


                                            ARTICLE 7

                                 REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Agent and the Lenders that the following statements are true, correct and complete:

        Section 7.1 CORPORATE EXISTENCE. Each Loan Party (a) is a corporation, partnership, or a limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to own its Properties and carry on its business as now being or as proposed to be conducted, and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where the failure to so qualify would have a Material Adverse Effect. Each Loan Party has the power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party.

        Section 7.2  FINANCIAL STATEMENTS.

        (a) The Borrower has delivered to the Agent (i) audited consolidated statements of operations and statements of cash flows of the Borrower for the fiscal years ended December 31, 1994, 1995 and 1996 and audited consolidated balance sheets of the Borrower as of December 31, 1995 and 1996, in each case as included in the Borrower's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year of the Borrower ended December 31, 1996, (ii) unaudited consolidated statements of operations and statements of cash flows and consolidated balance sheets of the Borrower for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 in each case as included in the Borrower's respective Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission for the fiscal quarter of the Borrower ended on each such date and (iii) a draft of the audited consolidated statements of operations and statements of cash flows of the Borrower for the fiscal years ended December 31, 1995, 1996 and 1997 and audited consolidated balance sheets of the Borrower as of December 31, 1996 and 1997, in each case as included in the Borrower's Annual Report on Form 10-K in the form to be filed with the Securities and Exchange Commission on or before March 31, 1998 for the fiscal year of the Borrower ended December 31, 1997. Such financial statements are true and correct, have been prepared in accordance with GAAP and fairly and accurately present the financial condition of the Borrower and its consolidated Subsidiaries and the results of operations for the respective periods indicated therein. There has not occurred, as of any date after December 31, 1997, with respect to the Borrower and its consolidated Subsidiaries, any material adverse change in the business, condition (financial or otherwise), operations, prospects or Properties of the Borrower and its consolidated Subsidiaries since December 31, 1997, as reflected in the audited financial statements of the Borrower and its consolidated Subsidiaries as of and for the fiscal year ended December 31, 1997 as included in the Borrower's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or before March 31, 1998 for the fiscal year of the Borrower ended December 31, 1997.

        (b) The Projections were prepared by the Borrower on a basis substantially consistent with the financial statements referred to in
SECTION 7.2(A). The Projections represent, as of the Closing Date, the good faith estimate of the Borrower and its senior management concerning the probable financial condition and performance of the Borrower and its Subsidiaries based on assumptions believed to be reasonable at the time made.

        Section 7.3 CORPORATE ACTION; NO BREACH. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate or other entity action on the part of the Loan Parties and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent, except as may have been obtained under
(i) the articles or certificates of incorporation or bylaws (or, with respect to any Loan Party that is not a corporation, certificate of formation or other organizational documents) of any Loan Party the violation of, conflict with, or breach of, which could reasonably be expected to have a Material Adverse Effect, (ii) any Governmental Requirement or any order, writ, injunction or decree of any arbitrator the violation of, conflict with, or breach of, which could reasonably be expected to have a Material Adverse Effect, or (iii) any material agreement, document or instrument to which any Loan Party is a party or by which any Loan Party or any of its Property is bound or subject, the violation of, conflict with, or breach of, which could reasonably be expected to have a Material Adverse Effect, or (b) constitute a default under any such material agreement, document or instrument which default could reasonably be expected to have a Material Adverse Effect, or result in the creation or imposition of any Lien (except under the Security Documents as provided in ARTICLE 5 and except for Permitted Liens) upon any of the revenues or Property of any Loan Party.

        Section 7.4 OPERATION OF BUSINESS. The Loan Parties possess all Permits and franchises necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted except where the failure to so possess would not cause a Material Adverse Effect.
None of such Persons is in material violation of any such Permits or franchises.

        Section 7.5 INTELLECTUAL PROPERTY. The Loan Parties own or possess (or will be licensed or have the full right to use) all Intellectual Property which is necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, without any known conflict with the rights of others that could reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement and the other Loan Documents will not materially alter or impair, individually or in the aggregate, any of such rights of such Persons where such alteration or impairment could reasonably be expected to have a Material Adverse Effect. No product of the Loan Parties infringes upon any Intellectual Property owned by any other Person, and no claim or litigation is pending or, to the knowledge of the Borrower, threatened against any Loan Party or any such Person contesting its right to use any product or material, in each case which could reasonably be expected to have a Material Adverse Effect. There is no violation by any Loan Party of any right of such Loan Party with respect to any material Intellectual Property owned or used by such Loan Party, in each case, that could reasonably be expected to have a Material Adverse Effect.

        Section 7.6  LITIGATION AND JUDGMENTS.  Except as is disclosed on
SCHEDULE 7.6, as of the Closing Date, there are no actions, suits, investigations or proceedings before or by any Governmental Authority or arbitrator pending or, to the knowledge of the Borrower, threatened against or affecting any Loan Party which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, there are no outstanding judgments against any Loan Party or their respective Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

        Section 7.7 RIGHTS IN PROPERTIES; LIENS. Each of the Loan Parties has good and indefeasible title to or, except as expressly stated to the contrary on SCHEDULE 1.1(C), valid leasehold interests in its Properties and assets, real and personal, including as of the Closing Date the Properties, assets and leasehold interests reflected in the financial statements described in SECTION 7.2(A), and none of the Properties or leasehold interests of any Loan Party or any of its Subsidiaries is subject to any Lien, except Permitted Liens.

        Section 7.8 ENFORCEABILITY. The Loan Documents and the Subordinated Debt Documents have been duly and validly executed and delivered by each of the Loan Parties that is a party thereto and constitute the legal, valid and binding obligations of such Loan Parties, enforceable against such Loan Parties in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

        Section 7.9 APPROVALS. No authorization, approval or consent of, and no filing or registration with or notice to, any Governmental Authority is or will be necessary for the execution, delivery or performance by any Loan Party of any of the Loan Documents to which it is a party or for the validity or enforceability thereof in respect of any Loan Party, except for such consents, approvals and filings as have been validly obtained or made and are in full force and effect. None of the Loan Parties has failed to obtain any governmental consent, Permit or franchise necessary for the ownership of any of its Properties or the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

        Section 7.10 DEBT. As of the Closing Date, the Loan Parties and their Subsidiaries have no Debt except for (a) the Obligations, (b) the Debt evidenced by the Subordinated Notes, (c) the Debt disclosed on the most recent balance sheets referred to in SECTION 7.2(A) and (d) the Debt disclosed on
SCHEDULE 7.10 or permitted under SECTION 9.1. As of the Closing Date, a maximum of $333,333,333 of Debt in the aggregate is permitted by CLAUSE (B) of the preceding sentence.

        Section 7.11 TAXES. The Loan Parties have filed all tax returns (federal, state and local) required to be filed, including all income, franchise, employment, Property and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges and other levies that are shown to be due and payable on such returns except for any of the foregoing which are not the subject of any recorded tax Lien and do not involve amounts in excess of $1,000,000 in the aggregate. The Borrower is not aware of any pending investigation of any Loan Party or any Subsidiary of a Loan Party by any taxing authority or of any pending but unassessed tax liability of any Loan Party or any Subsidiary of a Loan Party, other than with respect to (a) ad valorem or other real property taxes not in excess of $1,000,000 as to any such Person and (b) other taxes in an aggregate amount as to any such Person which could not, if an adverse determination is made with respect to such taxes, reasonably be expected to materially and adversely affect such Person, and (c) taxes, assessments, governmental charges and other levies, which are currently being contested in good faith by appropriate proceedings diligently conducted by or on behalf of such Person and as to which, if required by GAAP, such Person has established adequate reserves. No tax Liens (other than Permitted Liens) have been filed and, except as disclosed on SCHEDULE 7.11, no claims are being asserted as of the Closing Date against any Loan Party or any Subsidiary of a Loan Party, with respect to any taxes. Except as disclosed on SCHEDULE 7.11 hereto, as of the Closing Date, none of the U.S. income tax returns of the Loan Parties or any Subsidiary of a Loan Party are under audit. The charges, accruals and reserves on the books of the Loan Parties in respect of taxes or other governmental charges are in accordance with GAAP.

        Section 7.12 MARGIN SECURITIES. None of the Loan Parties or any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

        Section 7.13 ERISA. As of the Closing Date, neither any Loan Party nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Pension Plan other than the Pension Plans identified on SCHEDULE 7.13.
Each Plan of each Loan Party is in compliance in all material respects with all applicable provisions of ERISA and the Code. Neither a Reportable Event nor, to the knowledge of the Borrower, a Prohibited Transaction has occurred within the last 60 months with respect to any Pension Plan. No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Pension Plan, nor has the PBGC instituted any such proceedings. As of the Closing Date, neither any of the Loan Parties nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. Each Loan Party and each ERISA Affiliate has met its minimum funding requirements under ERISA and the Code with respect to all of its Pension Plans subject to such requirements, and, as of the Closing Date except as specified on SCHEDULE 7.13, the present value of all vested benefits under each funded Pension Plan does not and will not exceed the fair market value of all such Pension Plan assets allocable to such benefits, as determined on the most recent valuation date of such Pension Plan and in accordance with ERISA. As of the Closing Date, neither any of the Loan Parties nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA (other than any required insurance premiums, all of which that have become due prior to the Closing Date have been paid).
As of the Closing Date, no litigation is pending or, to the knowledge of any Loan Party, threatened concerning or involving any Pension Plan. There are no unfunded or unreserved liabilities relating to any Pension Plan that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect if such Loan Party were required to fund or reserve such liability in full. As of the Closing Date, no funding waivers have been or will have been requested or granted under Section 412 of the Code with respect to any Pension Plan. No unfunded or unreserved liability for benefits under any Pension Plan or Pension Plans (exclusive of any Multiemployer Plans) exceeds $1,500,000 with respect to any such Plan or $3,000,000 with respect to all such Plans in the aggregate as of the Closing Date.

        Section 7.14 DISCLOSURE. Since November 30, 1997, no written statement, information, report, representation or warranty made to the Agent or any Lender by any Loan Party in any Loan Document or furnished to the Agent or any Lender by any Loan Party in connection with the Loan Documents or any transaction contemplated hereby or thereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein in light of the circumstances in which they were made not misleading as of the respective dates thereof. No material adverse change has occurred with respect to the financial condition, business, operations, capitalization, liabilities or prospects of the Borrower and its Subsidiaries taken as a whole since December 31, 1997.

        Section 7.15 SUBSIDIARIES. SCHEDULE 7.15 correctly sets forth the name of each Subsidiary of the Borrower and a statement of the ownership of the Capital Stock or other interest of each such Subsidiary as of the date hereof. All outstanding Capital Stock of each Subsidiary of Borrower that has been pledged to the Agent has been validly issued, is fully paid and is nonassessable and is free and clear of all Liens, charges and encumbrances (except the Liens in favor of Agent, for the ratable benefit of Lenders, and for Permitted Liens).

        Section 7.16 AGREEMENTS. None of the Loan Parties is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, document or instrument binding on it or its Properties, except for instances of noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        Section 7.17 COMPLIANCE WITH LAWS. None of the Loan Parties is in violation of any Governmental Requirement, except for instances of non-compliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        Section 7.18 INVESTMENT COMPANY ACT. None of the Loan Parties is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        Section 7.19 PUBLIC UTILITY HOLDING COMPANY ACT. None of the Loan Parties is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        Section 7.20 ENVIRONMENTAL MATTERS.

        (a) Except as specifically disclosed (A) in the Environmental Questionnaires or (B) in the Environmental Reports and except for instances of noncompliance with or exceptions to any of the following representations and warranties that (x) individually, could not reasonably be expected to result in the Borrower and/or its Subsidiaries incurring Environmental Liabilities in excess of $2,500,000, or (y) in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

                (i) To the Borrower's knowledge, the Loan Parties and all of their respective Properties and operations are in full compliance with all Environmental Laws. The Borrower is not aware of, nor has the Borrower received written notice of, any past, present or future conditions, events, activities, practices or incidents which may interfere with or prevent the compliance or continued compliance by any Loan Party with all Environmental Laws;

               (ii) The Loan Parties have obtained all Permits that are required under applicable Environmental Laws, and all such Permits are in good standing and all such Persons are in compliance with all of the terms and conditions thereof;

              (iii) To the Borrower's knowledge, no Hazardous Materials exist on, about or within or have been or are being used, generated, stored, transported, disposed of on or Released from any of the Properties of the Loan Parties except in compliance with applicable Environmental Laws. The use which the Loan Parties make and intend to make of their respective Properties will not result in the use, generation, storage, transportation, accumulation, disposal or Release of any Hazardous Material on, in or from any of their Properties except in compliance with applicable Environmental Laws;

               (iv) Neither the Loan Parties nor any of their respective currently to the Borrower's knowledge, previously owned, operated or leased Properties or operations is subject to any outstanding or, to the Borrower's knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (A) any failure to comply with Environmental Laws, (B) any Remedial Action, or (C) any Environmental Liabilities;

                (v) To the Borrower's knowledge, there are no conditions or circumstances associated with the currently or previously owned, operated or leased Properties or operations of the Loan Parties that could reasonably be expected to give rise to any Environmental Liabilities or claims resulting in any Environmental Liabilities. To the Borrower's knowledge, none of the Loan Parties is subject to any Environmental Liabilities, and none of the Loan Parties has received written notice of any claim from any Person alleging that any of the Loan Parties is, or will be, subject to any Environmental Liabilities;

               (vi) None of the Properties of the Loan Parties is a treatment facility (except for the recycling of Hazardous Materials generated onsite and the treatment of liquid wastes subject to the Clean Water
        Act), storage facility (except for temporary storage of Hazardous Materials generated onsite prior to their disposal offsite) or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. <section> 6901 ET SEQ., regulations thereunder or any comparable provision of state law. The Loan Parties and their Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws;

              (vii) None of the Loan Parties has filed any notice required under any applicable Environmental Law reporting a Release nor are the Loan Parties, or any of them, aware of any Release that should have been reported, but was not reported;

             (viii) No Lien arising under any Environmental Law has and remains attached or to the Borrower's knowledge, is reasonably likely to attach, to any Property or revenues of any Loan Party; and

               (ix) To the Borrower's knowledge, there is not now, nor has there been in the past, on, in, or under any real Property leased, owned or operated by the Borrower or any of its Subsidiaries or any of their predecessors (A) any underground storage tanks or surface tanks, dikes or impoundments, (B) any asbestos-containing materials, (C) any polychlorinated biphenyls or (D) any radioactive substances.

        (b) As of the respective dates thereof, except as specifically disclosed in the Environmental Reports the facts stated in response to the Environmental Questionnaires were true in all material respects, in each case subject to the same qualifications and as otherwise set forth therein and no event, fact or circumstance has come to the attention of the Borrower since such respective dates that, were such questionnaires completed and dated as of the Closing Date, would be required to be disclosed in such questionnaires in order for the facts stated in response to such questionnaires to be true in all material respects as of the Closing Date, in each case subject to the same qualifications and as otherwise set forth therein.

        Section 7.21 LABOR DISPUTES AND ACTS OF GOD. Neither the business nor the Properties of any Loan Party are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that is having or could reasonably be expected to have a Material Adverse Effect.

        Section 7.22 MATERIAL CONTRACTS. Attached hereto as SCHEDULE 7.22 is a complete list, as of the Closing Date of all Material Contracts of the Loan Parties, other than the Loan Documents and the Subordinated Debt Documents. As of the Closing Date, all of the Material Contracts are in full force and effect and none of the Loan Parties is in default under any Material Contract and, to the best of the Borrower's knowledge after due inquiry, no other Person that is a party thereto is in default under any of the Material Contracts, in each case, in any material respect. None of the Material Contracts prohibit the transactions contemplated under the Loan Documents. The Borrower will, upon the Agent's request therefor, deliver to the Agent a complete and current copy of each Material Contract requested by the Agent in a reasonably prompt fashion after the request therefor.

        Section 7.23 OUTSTANDING SECURITIES. Subject to the matters described in "Stockholders' Litigation" on SCHEDULE 7.6, as of the Closing Date, all outstanding securities (as defined in the Securities Act of 1933, as amended, or any successor thereto, and the rules and regulations of the Securities and Exchange Commission thereunder) of the Loan Parties have been offered, issued, sold and delivered in compliance in all material respects with all applicable Governmental Requirements.

        Section 7.24 SUBORDINATION. The Loans and all other Obligations of the Borrower to the Agent and the Lenders under the Loan Documents constitute "Senior Indebtedness" of the Borrower (as such term is defined in the Indenture), and the holders thereof from time to time shall be entitled to all of the rights of a holder of "Senior Indebtedness" (as such term is defined in the Indenture) pursuant to the Indenture.

        Section 7.25 SOLVENCY.  The Borrower and, except as disclosed on
SCHEDULE 7.25, each of the Subsidiary Guarantors as separate corporate entities and on a consolidated basis, are Solvent, after giving effect to the Loans.

        Section 7.26 EMPLOYEE MATTERS. Except as set forth on SCHEDULE 7.26, as of the Closing Date, (a) none of the Loan Parties or any of their respective Subsidiaries other than Excluded Subsidiaries or any of their respective employees, is subject to any collective bargaining agreement, and (b) no petition for certification or union election is pending with respect to the employees of any Loan Party or any of their respective Subsidiaries other than Excluded Subsidiaries, and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any of the Loan Parties or any of their respective Subsidiaries other than Excluded Subsidiaries. There are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Borrower after due inquiry, threatened against, any of the Loan Parties or any of their respective Subsidiaries, and their respective employees, which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

        Section 7.27 INSURANCE. SCHEDULE 7.27 sets forth a complete and accurate description of all policies of insurance that will be in effect as of the Closing Date for the Borrower and its Subsidiaries. To the extent such policies, have not been replaced, no notices of cancellation have been received for such policies, and the Borrower and its Subsidiaries are in compliance in all material respects with all of the terms and conditions of such policies.

        Section 7.28 FRAUD AND ABUSE. Except as disclosed in SCHEDULE 7.28, the Borrower, its Subsidiaries and all Majority-Owned Joint Ventures, and their respective officers and directors, and Persons who provide professional services under agreements with any of the Borrower, its Subsidiaries and all Majority-Owned Joint Ventures, have not engaged in any activities which are prohibited under federal Medicare and Medi-Cal (or Medicaid) statutes, 42 U.S.C. <section><section> 1320a-7, 1320a-7(a) and 1320a-7b, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations, including but not limited to the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;
(c) knowingly presenting or causing to be presented a claim for reimbursement for services under Medicare, Medi-Cal (or Medicaid), or other state health care program that is (1) for an item or service that is known or should be known to be not provided as claimed, or (2) knows or should have known is false or fraudulent; (d) concealing or failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another on whose behalf payment has been applied for or on whose behalf such benefit or payment is received, with intent to fraudulently secure such benefit or payment;
(e) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate but excluding any activities which come within a "safe harbor" under federal law), directly or indirectly, overtly or covertly, in cash or in kind (1) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medi-Cal (or Medicaid), or other state health care program, or (2) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medi-Cal (or Medicaid) or other state health care program but excluding any activities which come within a "safe harbor" under federal law; (f) knowingly making a payment, directly or indirectly, to a physician as an inducement to reduce or limit services to individuals who are under the direct care of the physician and who are entitled to benefits under Medicare, Medi-Cal (or Medicaid), or other state health care program but excluding any activities which come within a "safe harbor" under federal law;
(g) knowingly giving or causing to be given to any Person information that is known or should be known to be false or misleading that could reasonably be expected to influence the decision when to discharge a Person from the hospital; (h) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation of a material fact with respect to (1) the conditions or operations of a facility in order that the facility may qualify for Medicare, Medi-Cal (or Medicaid) or other state health care program certifications, or (2) information required to be provided under <section> 1124A of the Social Security Act (42 U.S.C.
<section> 1320a-3); (i) knowingly and willfully (1) submitting or causing to be submitted bills or requests for payment for items for services furnished substantially in excess of an individual or entity's usual charges (or, in applicable cases, substantially in excess of such individual or entity's costs) for such items or services, unless the Secretary of the Department of Health and Human Services finds there is good cause for such bills or requests containing such charges or costs, or (2) charging, soliciting, accepting or receiving, in addition to amounts paid by Medi-Cal (or Medicaid), any gift money, donation or other consideration (other than a charitable, religious or other philanthropic contribution from an organization or from a Person unrelated to the patient) when the cost of the services provided therein to the patient is paid for (in whole or in part) under the State plan (x) as a precondition of admitting the patient, or (y) as a requirement for the patient's continued stay in the facility. The Borrower, its Subsidiaries and all Majority-Owned Joint Ventures and their respective officers and directors, and Persons who provide professional services under agreements with any of the Borrower, its Subsidiaries and all Majority-Owned Joint Ventures, in the case of a hospital with a hospital emergency department, provide for an appropriate medical screening examination within the capacity of the hospital's emergency department, including ancillary services routinely available to the emergency department, if any individual (whether or not eligible for Medicare benefits) comes to the emergency department and a request is made on the individual's behalf for examination or treatment for a medical condition, to determine whether or not an emergency medical condition exists. Representations and warranties set forth in this SECTION 7.28 shall not be deemed breached unless any such activity or failure to provide services could reasonably be expected to have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole.













                                            ARTICLE 8

                                      AFFIRMATIVE COVENANTS

        The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding hereunder, the Borrower will perform and observe, or cause to be performed and observed, the following covenants:

        Section 8.1  REPORTING REQUIREMENTS.  The Borrower will furnish to the
Agent:

               (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within 120 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 1997,
        (i) a copy of the annual audit report of the Borrower and its consolidated Subsidiaries as of the end of and for such fiscal year then ended containing, on a consolidated basis, balance sheets and statements of income, retained earnings and cash flow, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by Ernst & Young or any other "Big Four" accounting firm, or other independent certified public accountants of recognized standing reasonably acceptable to the Agent and containing no qualification thereto except as may be reasonably acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP and (ii) a certificate of such independent certified public accountants to the Agent stating that to their knowledge no Default has occurred and is continuing or, if in their opinion a Default has occurred and is continuing, stating the nature thereof;

               (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of each fiscal year of the Borrower or, with respect to the last fiscal quarter, within one hundred twenty (120) days after the end of such fiscal quarter, beginning with the fiscal quarter ending
        March 31, 1998, a copy of an unaudited financial report of the Borrower and its consolidated Subsidiaries as of the end of such fiscal quarter and for the fiscal year or the portion of the fiscal year then ended (as applicable) containing, on a consolidated and consolidating (with respect to balance sheets and statements of income and retained earnings only) basis, balance sheets and statements of income, retained earnings and cash flow, in each case (with respect to consolidated financial information only) setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by a Responsible Officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and its consolidated Subsidiaries, on a consolidated and consolidating basis, at the date, and for the periods indicated therein;

               (c) MONTHLY FINANCIAL STATEMENTS. As soon as available, and in any event within forty-five (45) days after the end of each month, beginning with the month ending March 31, 1998, a copy of (i) an unaudited financial report of the Borrower and its consolidated Subsidiaries as of the end of such month and for the portion of the fiscal year then ended containing, on a consolidated and consolidating (with respect to balance sheets and statements of income and retained earnings only) basis, balance sheets and statements of income, retained earnings and cash flow, and (ii) a schedule reflecting the EBITDA and net revenues of the material operating Subsidiaries of the Borrower for such month and the portion of the fiscal year then ended in a format substantially identical to that previously provided to the Lenders and, in the case of CLAUSE (II) preceding, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year and the figures for the then current budget, all in reasonable detail certified by a Responsible Officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and its consolidated Subsidiaries, on a consolidated and consolidating basis, at the date, and for the periods indicated therein;

               (d) CERTIFICATE OF NO DEFAULT. Concurrently with the delivery of each of the financial statements referred to in SECTIONS 8.1(A) and 8.1(B) and, with respect to CLAUSE (I) succeeding, SECTION 8.1(C), a certificate of a Responsible Officer of the Borrower (i) stating that, to the best of such officer's knowledge, no Default has occurred and is continuing or, if a Default has occurred and is continuing, stating the nature thereof and the action that has been taken and is proposed to be taken with respect thereto, (ii) showing (with respect to each certificate delivered concurrently with the delivery of each of the financial statements referred to in SECTION 8.1(A) or 8.1(B)) in reasonable detail the calculations demonstrating compliance with
        ARTICLE 10;

               (e) APPLICABLE COMMITMENT COMMISSION PERCENTAGE AND APPLICABLE MARGINS CERTIFICATE. Concurrently with the delivery of each of the financial statements referred to in SECTIONS 8.1(A) and 8.1(B), a certificate of a Responsible Officer of the Borrower showing in reasonable detail the calculation of the Applicable Commitment Commission Margin and the Applicable Margins;

               (f) BUDGET. As soon as available and in any event no later than sixty (60) days after the beginning of each fiscal year of the Borrower, commencing with the fiscal year beginning January 1, 1998, a copy of the budget of the Borrower and its Subsidiaries for such fiscal year (segregated by entity and month and setting forth all material assumptions), which budget shall have been presented to and reviewed and approved by the Board of Directors of the Borrower and which is subject to year-end adjustments; PROVIDED, HOWEVER, that the requirement to provide the budget as described in this SECTION 8.1(F) shall terminate on the first to occur of (i) the second anniversary of the Closing Date or (ii) the earliest date on which the ratio of Total Debt to Adjusted EBITDA is equal to or less than 2.50:1.00;

               (g) NOTICE OF LITIGATION.  Promptly and in any event within five
        (5) days after the Borrower's obtaining knowledge of the threat or commencement thereof or otherwise becoming aware thereof, written notice of all of the following: (i) any action, suit or proceeding before any Governmental Authority or arbitrator affecting any Loan Party which, if adversely determined to any such Person, could reasonably be expected to have a Material Adverse Effect, (ii) any action, suit or proceeding before any Governmental Authority or arbitrator to which the Borrower or any of its Subsidiaries is a defendant or other potentially liable party which alleges an amount in controversy of $3,000,000 or more and is not covered by insurance or in which injunctive or similar relief is sought, or (iii) any final disposition by judgment or settlement of any action, suit or proceeding before any Governmental Authority or arbitrator against the Borrower or any of its Subsidiaries involving a liability (to the extent not paid or covered by insurance) to the Borrower or any of its Subsidiaries of $3,000,000 or more; PROVIDED, HOWEVER, that nothing in this CLAUSE (G) shall require disclosure of matters which could reasonably be expected to result in a waiver of the attorney-client privilege or work product protection of the Borrower or any of its Subsidiaries or a violation of an obligation of the Borrower or any of its Subsidiaries imposed by court order or otherwise imposed by law.

               (h) NOTICE OF DEFAULT. Promptly and in any event within five days after the Borrower's knowledge of the occurrence of any Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

               (i) ERISA REPORTS. Promptly, and in any event within ten Business Days after any such Person knows or has reason to know that any Multiemployer Plan is insolvent, or that any Reportable Event or Prohibited Transaction has occurred with respect to any Pension Plan or Multiemployer Plan, or that the PBGC, any Loan Party or any ERISA Affiliate has instituted or will institute proceedings under ERISA to terminate or withdraw from or reorganize any Pension Plan or Multiemployer Plan, written notice of a Responsible Officer of the Borrower setting forth the details as to such insolvency, withdrawal, Reportable Event, Prohibited Transaction or termination and the action that the Borrower has taken and proposes to take with respect thereto;

               (j) REPORTS TO OTHER CREDITORS. Promptly after the furnishing thereof, a copy of any notice furnished by the Borrower to the Trustee under the Indenture as to the occurrence of a default or event of default thereunder and not otherwise required to be furnished to the Agent pursuant to any other subsection of this SECTION 8.1;

               (k) NOTICE OF MATERIAL ADVERSE EFFECT. Within five Business Days after the Borrower becomes aware thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

               (l) PROXY STATEMENTS, ETC. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower to its stockholders generally and one copy of each regular, periodic or special report, registration statement or prospectus filed by the Borrower with any securities exchange or the Securities and Exchange Commission or any successor agency, and of all press releases made by the Borrower to the public containing material developments in its business;

               (m) NOTICE OF NEW SUBSIDIARIES. Concurrently with the delivery of each of the financial statements referred to in SECTIONS 8.1(A) and 8.1(B), notice of the creation or acquisition of any Subsidiary of the Borrower after the Closing Date, or the designation after the Closing Date of any Excluded Subsidiary as a Subsidiary, and subsequent to the last delivery of such information;

               (n) PLAN INFORMATION. From time to time, as reasonably requested by the Agent or any Lender, such books, records and other documents relating to any Pension Plan or Multiemployer Plan as the Agent or any Lender shall specify; prior to any termination, partial termination or merger of a Pension Plan, or a transfer of assets of a Pension Plan, written notification thereof;

               (o) GENERAL INFORMATION. Promptly, such other information concerning the Loan Parties and their respective Subsidiaries as the Agent or any Lender may from time to time reasonably request;

               (p) NOTICES REGARDING SUBORDINATED DEBT. (i) Promptly upon the Borrower's or any Subsidiary's receipt thereof, a true and correct copy of any written notice or other communication (exclusive of immaterial notices or communications of an administerial nature) given by or to the Trustee under the Indenture or any holder of any Subordinated Debt (in such holder's capacity as such) in any way relating to any Subordinated Debt or any agreement, document or instrument evidencing or governing any Subordinated Debt; and (ii) immediately prior to or concurrently with the making of any payment on or with respect to any Subordinated Debt, a certificate executed by a Responsible Officer on behalf of the Borrower stating that no Default exists or will exist at the time of such payment or will result from such payment;

               (q) AUDITOR'S MANAGEMENT LETTER. Promptly upon the delivery of such management letter to the Borrower or its management, a copy of the auditor's management letter relating to the audited financial statements referred to in SECTION 8.1(A);

               (r) NOTICES RELATING TO PHC FUNDING SALE DOCUMENTS. Promptly upon the delivery thereof to the Borrower, a copy of (i) each notice or other written communication regarding the occurrence or existence (or alleged occurrence or existence) of any default (no matter how used or defined), event of default (no matter how used or defined), Early Amortization Event or Exclusion Event under the PHC Funding Sale Documents, (ii) each amendment or modification of the PHC Funding Sale Documents (other than amendments relating solely to the addition of additional Subsidiaries of the Borrower to the program evidenced by the PHC Funding Sale Documents pursuant to Sale and Servicing Agreements substantially identical to those in effect with respect to Subsidiaries of the Borrower participating in such program at the Closing Date) and
        (iii) each waiver relating to the PHC Funding Sale Documents, and promptly upon the occurrence thereof, notice regarding any expiration or termination of the PHC Funding Sale Documents (whether in accordance with their contemplated term or otherwise) or the transactions contemplated thereby.

               (s) ENVIRONMENTAL NOTICES.  Promptly and in any event within ten
        (10) days of the Borrower's knowledge of any of the following not specifically disclosed in the Environmental Questionnaires or in the Environmental Reports, written notice thereof to the Agent:

                      (i) the Release or threatened Release of any Hazardous
               Material on or from any Property now, heretofore or hereafter owned, operated or leased by the Borrower or any of its Subsidiaries and any written order, notice, permit, application or other written communication or report received by the Borrower or any of its Subsidiaries in connection with or relating to any such Release or threatened Release, in each case where such Release or threatened Release would reasonably be expected to subject the Borrower or any of its Subsidiaries to Environmental Liabilities of $1,000,000 or more;

                     (ii) any notice or claim to the effect that the Borrower
               or any of its Subsidiaries is or may be liable as a Potentially Responsible Party under CERCLA or any state or local Environmental Law to any Person, or any other notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable, in each case as a result of the Release or threatened Release of any Hazardous Material that would reasonably be expected to subject the Borrower or any of its Subsidiaries to Environmental Liabilities of $1,000,000 or more;

                    (iii) receipt by the Borrower or any of its Subsidiaries of notification that any real or personal Property (irrespective of whether owned or acquired before, on or after the Closing Date) of the Borrower or any of its Subsidiaries is subject to an Environmental Lien of record;

                     (iv) any Remedial Action taken by the Borrower or any of
               its Subsidiaries or any other Person in response to any Release of a Hazardous Material on, under or about any real Property now, heretofore or hereafter owned, operated or leased by the Borrower or any of its Subsidiaries, where such Remedial Action would reasonably be expected to subject the Borrower or any of its Subsidiaries to Environmental Liabilities of $1,000,000 or more;

                      (v) receipt by the Borrower or any of its Subsidiaries of
               any notice of violation of, or knowledge by the Borrower or any of its Subsidiaries that there exists a condition which would reasonably be expected to result in a violation by the Borrower or any of its Subsidiaries of, any Environmental Law currently or hereafter in effect, where such violation would reasonably be expected to subject the Borrower to Environmental Liabilities of $1,000,000 or more;

                     (vi) any proposed Capital Expenditure by the Borrower or
               any of its Subsidiaries intended or designed to implement any existing or additional Remedial Action, in each case where such proposed expenditures for such Remedial Action would reasonably be expected to exceed $1,000,000;

                    (vii) the commencement of any Legal Proceeding or
               investigation alleging a violation of any Environmental Law, where such alleged violation would reasonably be expected to subject the Borrower or any of its Subsidiaries to Environmental Liabilities of $1,000,000 or more; or

                   (viii) any proposed Business Acquisition, or any proposed
               leasing of Property by the Borrower, or any of its Subsidiaries, where such action would reasonably be expected to subject the Borrower and its Subsidiaries to Environmental Liabilities in excess of $1,000,000; and

               (t) ENVIRONMENTAL UPDATES. Upon reasonable written request by the Required Lenders through the Agent, a report providing an update of the status of any Environmental Claim, Remedial Action or any other issue, in each case identified in any notice or report required pursuant to SECTION 8.1(S).

               (u) DELIVERY OF NOTICES. Any notice required to be delivered under this SECTION 8.1 on a day that is not a Business Day will be deemed timely delivered if it is delivered on the next following day that is a Business Day.

        Section 8.2 MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS. The Borrower will, and will cause each of its Subsidiaries (other than the Excluded Subsidiaries) to, preserve and maintain its corporate existence (except for mergers and dissolutions of Subsidiaries permitted by SECTION 9.3 and Subsidiaries substantially all the assets of which have been disposed of pursuant to SECTION 9.12) and all of its material leases, privileges, licenses, Permits, franchises, qualifications and rights that are necessary in the ordinary conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to, conduct its business in an orderly and efficient manner in accordance with good business practices and use its best efforts to cause the material computer software, computer hardware and other similar or related items of computerized or automated systems, in any case used by it or its subsidiaries in the conduct of their business, to process correctly (and otherwise without malfunction or interruption) dates prior to, during and after the calendar year 2000.

        Section 8.3 MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each of its Subsidiaries to, maintain, keep and preserve all of its Properties (irrespective of whether such Properties are owned or acquired before, on or after the Closing Date) necessary in the proper conduct of its business in good repair, working order and condition (ordinary wear and tear excepted and other than Facilities closed and held for disposition) and make all necessary repairs, renewals, replacements, betterments and improvements thereof.

        Section 8.4 TAXES AND CLAIMS. The Borrower will, and will cause each of its Subsidiaries to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property (in each case, irrespective of whether such Property is owned or acquired before, on or after the Closing Date); PROVIDED, HOWEVER, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any tax, levy, assessment or governmental charge or claim for labor, material or supplies (i) so long as the aggregate of such taxes, levies, assessments, charges or claims for which Liens have been recorded do not exceed $1,000,000 or (ii) whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP; PROVIDED, HOWEVER, that with respect to the Liens described in SUBSECTION
(I) of this SECTION 8.4, if such Liens have not been discharged within 60 days of the time of their filing, then the Subsidiary against whose Property the Liens have been recorded shall become an Excluded Subsidiary, after such 60-day period.

        Section 8.5 INSURANCE. (a) The Borrower will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers, including, but not limited to Hospital Assurance Company, Ltd., all Property of the Borrower and its Subsidiaries (irrespective of whether such Property is owned or acquired before, on or after the Closing Date) of a character usually insured by responsible corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations all in amounts and of the type currently carried by Borrower and its Subsidiaries. The Agent, for the benefit of itself and the other Lenders, shall be named as loss payee with respect to casualty insurance policies covering all or any part of the Collateral to the extent of the interests of the Lenders in the Collateral (other than Capital Stock) and shall be named as additional insured with respect to the general liability insurance policies of the Borrower and its Subsidiaries to the extent of the interests of the Lenders in the Collateral (other than Capital Stock).

        (b) If no Event of Default or payment Default shall have occurred and be continuing, the Borrower may use each insurance recovery to repair, restore or replace the Property that was the subject of such insurance recovery.

        (c) If an Event of Default or payment Default shall have occurred and be continuing, the Borrower will cause all proceeds of insurance paid on account of the loss of or damage to any Property of the Borrower or any of its Subsidiaries and all awards of compensation for any Property of the Borrower or any of its Subsidiaries taken by condemnation or eminent domain to be paid directly to the Agent to be applied against or held as security for the Obligations, at the election of the Agent and the Required Lenders and, to the extent such proceeds of insurance are applied against the Obligations, there shall be a prepayment of the Loans.

        Section 8.6 INSPECTION RIGHTS. The Borrower will, and will cause each of its Subsidiaries to, permit representatives and agents of the Agent and each Lender, during normal business hours and upon reasonable notice to the Borrower, to examine, copy and make extracts from its books and records except confidential patient records, to visit and inspect its Properties (whether now owned or hereafter acquired) and to discuss its business, operations and financial condition with its officers and independent certified public accountants; PROVIDED, HOWEVER, that prior to a Default, discussions with the Borrower's independent certified public accountants shall only take place in the presence of a Responsible Officer unless the Borrower otherwise consents. Following the occurrence of a Default or Event of Default, the Agent and each Lender may meet with the Borrower's independent certified public accountants without any Responsible Officer of the Borrower present. By this provision, the Borrower hereby authorizes such accountants to discuss with the Agent and the Lenders and their agents and representatives, the affairs, finances and accounts of the Borrower and its Subsidiaries in accordance with this
SECTION 8.6.

        Section 8.7 KEEPING BOOKS AND RECORDS. The Borrower will, and will cause each of its Subsidiaries to, maintain appropriate books of record and account in accordance with GAAP consistently applied in which true, full and correct entries will be made of all their respective dealings and business affairs. If any material changes in accounting principles from those used in the preparation of the financial statements referenced in SECTION 8.1 are hereafter required or permitted by GAAP and are adopted by the Borrower or any of its Subsidiaries with the concurrence of its independent certified public accountants and such changes in GAAP result in a change in the method of calculation or the interpretation of any of the financial covenants, standards or terms found in SECTION 8.1 or ARTICLE 10 or any other provision of this Agreement, the Borrower and the Required Lenders agree to amend any such affected terms and provisions so as to reflect such changes in GAAP with the result that the criteria for evaluating the Borrower's or such Subsidiaries' financial condition shall be the same after such changes in GAAP as if such changes in GAAP had not been made; PROVIDED, HOWEVER, that until any necessary amendments have been made, the certificate required to be delivered under
SECTION 8.1(D) hereof demonstrating compliance with ARTICLE 10 shall include calculations setting forth the adjustments from the relevant items as shown in the current financial statements based on the changes to GAAP to the corresponding items based on GAAP as used in the financial statements referenced in SECTION 7.2(A), in order to demonstrate how such financial covenant compliance was derived from the current financial statements.

        Section 8.8 COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all applicable Governmental Requirements except where the failure to so comply would have a Material Adverse Effect.

        Section 8.9 COMPLIANCE WITH AGREEMENTS. The Borrower will, and will cause each of its Subsidiaries to, comply with all agreements, contracts and instruments binding on it or affecting its Properties (whether now owned or hereafter acquired) or business, except for instances of noncompliance that could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The Borrower will comply with all terms and provisions of Article 12 of the Indenture which are intended to benefit the holders of any "Senior Indebtedness" (as such term is defined in the Indenture).

        Section 8.10 FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents, to evidence the Obligations and to create, preserve, maintain and perfect the Liens of the Agent for the benefit of itself and the Lenders in and to the Collateral and the required priority of such Liens.

        Section 8.11 ERISA. The Borrower will, and will employ reasonable efforts to cause each of its ERISA Affiliates to, comply with all minimum funding requirements and all other material requirements of ERISA, if applicable, so as not to give rise to any liability thereunder.

        Section 8.12 BORROWER'S TREATMENT OF SUBSIDIARIES. In consideration of the Loans made hereunder and the execution and delivery of the Master Guaranty by each Subsidiary Guarantor, Borrower hereby agrees that it and each of its Subsidiaries (other than the Excluded Subsidiaries or Subsidiaries identified on Schedule 7.25) and DHHS (while it remains in existence) will remain Solvent at all times. Determinations of compliance with this SECTION 8.12 shall be made by computing the amount of contingent liabilities at any time at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

        Section 8.13 ENVIRONMENTAL MATTERS.    (a)  The Borrower shall comply
in all material respects, and shall cause each of its Subsidiaries to comply in all material respects, with all applicable Environmental Laws currently or hereafter in effect; PROVIDED, HOWEVER, that the Borrower shall not be deemed in default of this SECTION 8.13(A) if all such non-compliances in the aggregate would not result in a Material Adverse Effect.

        (b) If the Agent or the Required Lenders at any time have a reasonable basis to believe that there may be a material violation of any Environmental Law by the Borrower or any of its Subsidiaries related to any real Property now, heretofore or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, or real Property adjacent to such real Property, or, if any Event of Default occurs and is continuing, then the Borrower agrees, upon request from the Agent, to provide the Agent, at the Borrower's expense, with such reports, certificates, engineering studies or other written material or data as the Agent or the Required Lenders may reasonably require so as to reasonably satisfy the Agent and the Required Lenders that the Borrower or such Subsidiary is in material compliance with all applicable Environmental Laws; PROVIDED, HOWEVER, that should the Borrower fail to provide such reports, certifications, engineering studies or other written material or data within 90 days of the Agent's request, or as otherwise agreed by the Agent, the Agent, its employees and agents shall have the right, at the Borrower's sole cost and expense, to conduct such environmental assessments or investigations as may reasonably be required to satisfy the Agent and the Required Lenders that the Borrower or its Subsidiary is in material compliance with all applicable Environmental Laws. Furthermore, the Agent shall have the right to inspect during normal business hours any real Property owned, leased or operated by the Borrower or any of its Subsidiaries if at any time the Agent or the Required Lenders have a reasonable basis to believe that there may be such a material violation of Environmental Law. To the extent the Agent undertakes to perform such assessments, investigations or inspections, the Agent shall pass through (without recourse) any insurance coverage and indemnity protections available from its agents to the Borrower and its Subsidiaries (it being understood that the obtaining of any such coverage or protections are matters within the sole discretion of the Agent).

        (c) The Borrower shall, and shall cause each of its Subsidiaries to, address in good faith, and in a manner reasonably appropriate under the circumstances, any Environmental Claim, Remedial Action or other matter for which notice is in each case required to be given to the Agent pursuant to
SECTION 8.1(S) hereof.

        Section 8.14 ACCOUNTS RECEIVABLE SECURITIZATION PROGRAM. The Borrower and its Subsidiaries will maintain in full force and effect an accounts receivables securitization program, taking into account any reduction in the size of such program resulting from any Asset Disposition otherwise permitted hereunder, without any lapse or suspension for any period of 30 or more consecutive days, as contemplated by the PHC Funding Sale Documents as in effect as of the Closing Date without any material amendment or modification thereto subsequent to the Closing Date that is materially adverse to the Borrower and its Subsidiaries.


                                            ARTICLE 9

                                       NEGATIVE COVENANTS

        The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, or any Letter of Credit remains outstanding hereunder, the Borrower will perform and observe, or cause to be performed and observed, the following covenants:

        Section 9.1 DEBT. The Borrower will not, and will not permit any of its Subsidiaries to, incur, create, assume or permit to exist any Debt, except:

               (a) Debt of the Borrower and its Subsidiaries to the Lenders pursuant to the Loan Documents;

               (b) Existing Debt described on SCHEDULE 7.10 hereto;

               (c) Subordinated Debt;

               (d) Capital Lease Obligations;

               (e) Debt incurred in payment for the acquisition of goods, supplies or merchandise on normal trade credit in the ordinary course of its respective business;

               (f) Purchase money Debt secured by purchase money Liens, which Debt and Liens are permitted under and meet all of the requirements of CLAUSE (H) of the definition of Permitted Liens contained in SECTION 1.1;

               (g) (i) Pre-existing Debt assumed by the Borrower or a Subsidiary as a condition to a Business Acquisition permitted under
        SECTION 9.5, or (ii) pre-existing Debt of an entity acquired by the Borrower or a Subsidiary in a Business Acquisition, PROVIDED, HOWEVER, that any such Debt shall be (x) Subordinated Debt and shall be unsecured, unless the related collateral is only Property of an Excluded Subsidiary, (y) constitute Capital Lease Obligations or (z) constitute Debt secured by purchase-money Liens;

               (h) Intercompany Debt between or among the Borrower and any of its Majority-Owned or Wholly-Owned Subsidiaries (other than an Excluded Subsidiary), subject to the following requirements: any and all of the Debt permitted pursuant to this SECTION 9.1(H) shall be unsecured (unless the security for such Debt shall be collaterally assigned to the Lenders), shall be evidenced, at the Borrower's option, either on the books and records of the Borrower and the relevant Subsidiary or by instruments reasonably satisfactory to the Agent and all such Debt shall be subordinated to the Obligations pursuant to the Master Guaranty or by separate agreement;

               (i) Intercompany Debt between or among the Excluded Subsidiaries permitted under SECTION 9.4;

               (j) The transactions contemplated by the PHC Funding Sale Documents permitted by SECTION 9.12A(C);

               (k) The Borrower or any of its Subsidiaries may make loans or advances to DHHS; PROVIDED, HOWEVER, that unless DHHS becomes a Wholly-Owned Subsidiary of the Borrower, such loans and advances may only be made so long as (a) DHHS has (i) agreed not to permit any Liens (other than Permitted Liens and other than those in favor of one or more of the Lenders as hereinafter provided and those securing Capital Lease Obligations, to the extent that such Liens attach only to the Property leased and such Capital Lease Obligations are permitted under the terms of this Agreement) to attach to any of the Property (whether now owned or hereafter acquired) of DHHS, (ii) agreed not to enter into a negative pledge in favor of any Person other than the Agent and the Lenders except in connection with Permitted Liens, and (iii) agreed not to incur any Debt other than (x) Capital Lease Obligations and (y) Debt owed to one or more of the Lenders as hereinafter provided, and (b) such amounts do not exceed the product obtained by multiplying three
        (3) times that portion of the EBITDA of DHHS which is attributable to Paracelsus-Fargo's EBITDA distribution percentage under the DHHS Partnership Agreement. The foregoing restrictions on loans and advances shall not apply to any loan transaction DHHS may enter into with one or more of the Lenders as long as the terms and conditions of such loan transaction have been approved by the Required Lenders (which approval shall not be unreasonably withheld), and are not inconsistent with the representations, warranties and covenants set forth in this Agreement. Except as expressly contemplated above, notwithstanding anything to the contrary contained herein or any other Loan Document, the Loan Documents do not permit DHHS to incur Debt other than that described above and other Debt permitted by SECTION 9.1;

               (l) Debt owed to the Borrower or any of its Majority-Owned Subsidiaries or Wholly-Owned Subsidiaries by any Person which is not a Majority-Owned Subsidiary or Wholly-Owned Subsidiary of Borrower, so long as the aggregate amount of such Debt, together with Investments permitted by SECTION 9.4(D), does not exceed five percent (5%) of Consolidated Tangible Assets;

               (m) contingent obligations permitted by SECTION 9.9;

               (n) Other unsecured Debt of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

               (o) any other Debt expressly permitted by the Required Lenders;
        and

               (p) All extensions or renewals of the above-referenced Debt which do not increase the outstanding principal amount of such Debt.

Notwithstanding anything to the contrary contained in this SECTION 9.1, the aggregate of the Debt of the Borrower and its Subsidiaries referred to in CLAUSES (D), (F), (G) and (N) of this SECTION 9.1 preceding which may be incurred on or after December 31, 1997, shall not exceed an aggregate amount at any one time outstanding (i) as long as the Leverage Ratio is greater than 4.75:1.00, the greater of $20,000,000 and 2% of Consolidated Assets and (ii) at all other times, the greater of $30,000,000 and 2% of Consolidated Assets.

        Section 9.2 LIMITATION ON LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, incur, create, assume or permit to exist any Lien (including, without limitation, the Lien of an attachment, judgment or execution) upon any of its Property or revenues, whether now owned or hereafter acquired, except Permitted Liens.

        Section 9.3 LIMITATION ON FUNDAMENTAL CHANGES. Except as otherwise permitted under SECTION 9.11 or SECTION 9.12, the Borrower will not, and will not permit any of its Subsidiaries (other than Excluded Subsidiaries, excluding
DHHS) to, become a party to a merger, consolidation, partnership, joint venture, or other combination, or wind-up, dissolve or liquidate itself, or sell, lease or dispose of all or a substantial portion of its business or assets; PROVIDED, HOWEVER, that any Wholly-Owned Subsidiary may merge into, consolidate with or transfer its business or assets to Borrower or any other Wholly-Owned Subsidiary if (a) in such a merger, consolidation or transfer, the Borrower or such other Wholly-Owned Subsidiary (other than an Excluded Subsidiary) survives and in the case of such a Subsidiary, remains a Wholly-Owned Subsidiary of Borrower, and (b) no Default or Event of Default occurs and is continuing after giving effect to such merger, consolidation or transfer; PROVIDED, FURTHER, that the Borrower and its Subsidiaries shall be permitted to form partnerships and joint ventures which, after formation, are Subsidiaries and are otherwise permitted by this Agreement, and the requirements of SECTION 9.9(D) are satisfied with regard thereto; and PROVIDED, FURTHER, HOWEVER, that Subsidiaries substantially all of the assets of which have been disposed of in accordance with this Agreement may wind up, dissolve and liquidate. The Borrower will not, nor will it permit any of its Subsidiaries to, form any Subsidiary that would be a second-tier Subsidiary of the Borrower that would not be an Excluded Subsidiary unless the Borrower's Subsidiaries shall not be prohibited by the terms and conditions of any contract or agreement to which the Borrower or any of its Subsidiaries is a party, including without limitation the Indenture, to pledge the Capital Stock of such second-tier Subsidiary to the Agent for the benefit of the Lenders in accordance with the provision of SECTION 5.3.

        Section 9.4 LIMITATION ON INVESTMENT. The Borrower will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any loan, extension of credit or capital contribution to or investment in any Person, or purchase or own any Equity Interests or Debt (whether in the form of stock, uncertificated ownership interests, bonds, notes, debentures or other securities) of any Person, or acquire or purchase the assets or business of any other Person, or acquire or purchase securities or become a joint venturer with or partner of any Person (all such transactions being herein called "INVESTMENTS"), other than:

               (a)   Cash Equivalents;

               (b)   Investments permitted by SECTION 9.5;

               (c) Investments (whether in cash or Property) in Wholly-Owned Subsidiaries or Majority-Owned Subsidiaries of the Borrower made consistent with past practices and not prohibited by SECTION 9.12A, in either event so long as such Wholly-Owned Subsidiaries or Majority-Owned Subsidiaries are not Excluded Subsidiaries;

               (d) other Investments (whether in cash or Property, and, in the case of Investments in Persons other than Excluded Subsidiaries and if in Property, valued at its then current appraised value) made on or after the Closing Date in any Person, including Excluded Subsidiaries, in an aggregate amount (together with Debt permitted by SECTION 9.1(L) and together with Investments in Excluded Subsidiaries referred to in
        SCHEDULE 9.4) not to exceed five percent (5%) of Consolidated Tangible Assets;

               (e) other Investments made by Hospital Assurance Company, Ltd., a Wholly-Owned Subsidiary of Borrower, in investment grade securities;

               (f) receivables owing to it, if created in the ordinary course of business or dischargeable in accordance with customary trade terms;

               (g) Investments between and among the Excluded Subsidiaries;

               (h) loans and extensions of credit permitted by SECTIONS 9.1(H),
        (I), (K) and (L) and SECTION 9.6; and

               (i) existing Investments (other than the Investments covered under CLAUSES (A) through (G) above) identified on SCHEDULE 9.4 hereto;

PROVIDED, HOWEVER, that, no Investments may be made by the Borrower or any of its Subsidiaries pursuant to CLAUSES (B) or (D) preceding if an Event of Default exists at the time of such Investment or would result therefrom.

        Section 9.5 LIMITATION ON BUSINESS ACQUISITIONS. The Borrower will not, and will not permit any of its Subsidiaries (other than DHHS, so long as DHHS is an Excluded Subsidiary, or any other partnership or joint venture) to, make expenditures or Investments or incur or assume any obligations, or consent to make expenditures or Investments or incur or assume obligations, to make, or otherwise in connection with, Business Acquisitions (including, without limitation, all Capital Lease Obligations, Operating Lease obligations and other indebtedness, liabilities and obligations to be assumed by the Borrower or any of its Subsidiaries and all payments made or to be made for covenants not to compete), except as follows (the acquisitions permitted under this
SECTION 9.5 are sometimes referred to herein as "PERMITTED ACQUISITIONS"): (a) expenditures or Investments made and obligations incurred or assumed in connection with the acquisitions of Facilities, health related businesses or related lines of business where the total of the expenditures or Investments made and obligations incurred or assumed in connection with any such acquisition is less than $5,000,000, and (unless the acquisition is effected by an Excluded Subsidiary) the real Property and tangible personal Property consisting of inventory and equipment comprising such Facilities or businesses (or the assets thereof), and if the acquisition is effected through the purchase or acquisition of Capital Stock, such Capital Stock (unless such Capital Stock is issued by an Excluded Subsidiary) are, not later than 30 days following the consummation of the particular acquisition, made subject to a perfected, first priority Lien in favor of the Agent for the benefit of the Lenders, subject to Permitted Liens, PROVIDED, HOWEVER, that no Default exists at the time of such acquisition or would result therefrom (and the Borrower shall so certify in writing to the Agent promptly upon consummation of such acquisition) and PROVIDED, FURTHER, that the aggregate of all expenditures or Investments made and obligations incurred or assumed in connection with all acquisitions permitted under this CLAUSE (A) shall not exceed $15,000,000 during the term of this Agreement; (b) where the total of the expenditures or Investments made and obligations incurred or assumed in connection with any such acquisition is greater than $5,000,000, only if the following conditions are satisfied: (i) the acquired entity or business shall have generated positive EBITDA for the most recently ended twelve-month period prior to consummation of such acquisition (subject to adjustment for pro forma expense elimination based on reasonable assumptions prepared by the Borrower and certified as such to the Agent, which adjustment shall be subject to reasonable validation and approval by the Agent), (ii) giving effect to the acquisition as if it were consummated at the beginning of the most recently ended twelve-month period prior to consummation of such acquisition for which the Borrower was required to demonstrate compliance with each financial covenant set forth in
ARTICLE 10, the Borrower, on a pro forma basis, would have been in compliance with such covenants as in effect at the time of such acquisition (subject to adjustment for pro forma expense elimination based on reasonable assumptions prepared by the Borrower and certified as such to the Agent, which adjustment shall be subject to reasonable validation and approval by the Agent), (iii) unless approved in writing by the Required Lenders prior to the consummation thereof, the total of the expenditures or Investments proposed to be made and obligations proposed to be incurred or assumed in connection with such acquisition does not exceed $25,000,000, (iv) unless approved in writing by the Agent and the Required Lenders prior to the consummation thereof, the total of the expenditures or Investments proposed to be made and obligations proposed to be incurred or assumed in connection with such acquisition does not exceed eight times (8.0X) EBITDA of the entity or business proposed to be acquired for the most recently ended twelve-month period prior to the scheduled date of consummation of such acquisition (subject to adjustment for (x) pro forma expense elimination based on reasonable assumptions prepared by the Borrower and certified as such to the Agent, which adjustment shall be subject to reasonable validation and approval by the Agent, and (y) other matters approved by the Agent), (v) no Default exists at the time of such acquisition or would result therefrom (and the Borrower shall so certify in writing to the Agent promptly upon consummation of such acquisition) and (vi) unless the acquisition is effected by an Excluded Subsidiary, the real Property and tangible personal Property consisting of equipment and inventory comprising the Facilities, businesses and/or assets acquired, and if the acquisition is effected through the purchase or acquisition of Capital Stock, such Capital Stock (unless such Capital Stock is issued by an Excluded Subsidiary) are, substantially concurrently with the consummation of the particular acquisition, made subject to a perfected, first priority Lien in favor of the Agent for the benefit of the Lenders, subject to Permitted Liens; (c) expenditures in connection with the acquisition of all outstanding Capital Stock in DHHS pursuant to Section 3.03(g) of the DHHS Partnership Agreement, PROVIDED, HOWEVER, that substantially concurrently with the consummation thereof, (i) DHHS will execute a Joinder Agreement and (ii) DHHS's real Property and tangible personal Property consisting of equipment and inventory, and the Capital Stock of all Subsidiaries of DHHS (other than any Excluded Subsidiary), will be made subject to a perfected, first priority Lien in favor of the Agent for the benefit of the Lenders in accordance with SECTION 5.1; and (d) other expenditures or Investments made and obligations incurred or assumed in connection with Business Acquisitions that are approved in writing by the Agent and the Required Lenders prior to the consummation thereof. In connection with each Permitted Acquisition involving $15,000,000 or more in total consideration paid or payable (in whatever form), the Borrower shall have submitted to the Lenders proforma financial forecasts in the form of projected financial statements, based upon projections (based on good faith estimates of the Borrower and its senior management based on assumptions believed to be reasonable at the time made), demonstrating projected compliance through the Tranche B Term Loans Maturity Date with all financial covenants and agreements of the Borrower pursuant to this Agreement after giving effect to such proposed acquisition, all in form and substance reasonably satisfactory to the Required Lenders. Any acquisition permitted under this SECTION 9.5 shall have been approved by the appropriate officers, or, if required, by the Board of Directors or other governing body, of the company or business to be acquired or holding the assets to be acquired. In no event may the total of expenditures or Investments made and obligations incurred or assumed in connection with Permitted Acquisitions (excluding the acquisition of all outstanding Capital Stock of DHHS pursuant to Section 3.03(g) of the DHHS Partnership Agreement) exceed $50,000,000 in any twelve-month period commencing on or after the Closing Date unless approved in writing by the Required Lenders prior to consummation of any acquisition that, but for such approval, would cause this covenant to be violated.

        Section 9.6 LIMITATION ON LOANS AND CREDIT. The Borrower will not, nor will it permit any of its Subsidiaries to, make any loans or extend any credit, except:

               (a) extensions of credit in the ordinary course of its respective health care related business;

               (b) to employees of Borrower or its Subsidiaries, and to physicians associated with operating entities of Borrower and its Subsidiaries not in excess of $1,000,000 for loans and extensions of credit to any such employee or physician; PROVIDED, HOWEVER, that all such loans and extensions of credit, when added to the guaranties made to health care professionals pursuant to SECTION 9.9(C), may not exceed $10,000,000 in the aggregate at any one time outstanding for the Borrower and its Subsidiaries; and

               (c) loans and/or extensions of credit permitted under SECTIONS 9.1(H), (I), (K) and (L), SECTION 9.4 and SECTION 9.9.

        Section 7.c LIMITATION ON CONTRACTS, ETC. Borrower will not, nor will it permit any of its Subsidiaries engage in any business activities or operations substantially different from or not related to the healthcare industry.

        Section 9.8 SUBSIDIARIES. Borrower will not dispose of or agree to dispose of any Equity Interests of any Subsidiary of Borrower (other than Excluded Subsidiaries) if such disposition would result in Borrower's owning less than a majority of the outstanding Capital Stock of such Subsidiary or failure to otherwise control such Subsidiary, except pursuant to SECTION 9.3. Majority-Owned Subsidiaries of the Borrower and Wholly-Owned Subsidiaries of the Borrower will engage in no business other than the health care business or a related line of business.

        Section 9.9 CONTINGENT OBLIGATIONS. The Borrower will neither directly enter into any partnership or joint venture, nor enter into any agreement pursuant to which it directly assumes any liabilities of any joint venture or partnership entered into by any of its Subsidiaries. In addition, the Borrower will not, after the Closing Date, and will not permit any of its Subsidiaries to, Guarantee any Debt or indebtedness of any other Persons, including, without limitation, any Affiliate, except:

               (a) Guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

               (b) pursuant to the Master Guaranty;

               (c) each of the Borrower's Subsidiaries may Guarantee the income or debts of individual health care professionals (or of professional corporations or partnerships owned one hundred percent (100%) by individual health care professionals) associated with its respective health care institution; PROVIDED, HOWEVER, that all such guaranties, when added to the loans and extensions of credit made pursuant to
        SECTION 9.6(B), may not exceed $10,000,000 in the aggregate at any one time outstanding for the Borrower and its Subsidiaries;

               (d) each of the Borrower's Wholly-Owned Subsidiaries the sole asset of which is a joint venture interest acquired after the Closing Date in a less than one hundred percent (100%) owned Subsidiary of the Borrower permitted by SECTION 9.4(D), may assume, Guarantee, endorse or otherwise become directly or contingently liable in connection with any Debt or indebtedness of such joint venture, PROVIDED, HOWEVER, that prior to any such Subsidiary becoming so obligated for the Debt or indebtedness of such joint venture, the Borrower shall furnish to Agent, (i) a certificate of a Responsible Officer of the Borrower stating that all reasonable steps have been taken in the opinion of the Borrower to insulate the Borrower from any liability for the Debts of such Subsidiary, and (ii) such other documents as the Agent and the Required Lenders shall reasonably request to confirm that reasonable steps have been taken to so insulate the Borrower from any liability for the Debts of such Subsidiary; and

               (e) any liability, contingent or otherwise, and any Guaranty of Debt, permitted pursuant to SECTION 9.1.

        Section 9.10 RESTRICTED PAYMENTS. Except as permitted by SECTION 9.1, the Borrower will not, and will not permit any of its Subsidiaries (other than Excluded Subsidiaries) to, make any Restricted Payments, except:

               (a) Subject to the subordination provisions relating thereto, the Borrower and its Subsidiaries may make regularly scheduled payments of interest on the Subordinated Notes and on any other Subordinated Debt approved in writing by the Required Lenders;

               (b) The Borrower may pay cash dividends with respect to its Capital Stock previously agreed, on or about December 1994, to be paid in connection with the acquisition of AmeriHealth, Inc. by CHC in an aggregate amount not to exceed $250,000;

               (c) Subsidiaries of the Borrower may make Restricted Payments to the Borrower or Wholly-Owned Subsidiaries or Majority-Owned Subsidiaries (in either event other than Excluded Subsidiaries) of the Borrower;

               (d) Subsidiaries of the Borrower that are joint ventures or partnerships in whatever form, including Lincoln Community Medical, L.L.C., may make Restricted Payments to their joint venturers or partners in accordance with their respective joint venture agreements or partnership agreements;

               (e) The Borrower or any Subsidiary may redeem or repurchase any Equity Interests of the Borrower or any Subsidiary held by any officers, directors or employees of the Borrower (or any of its Subsidiaries) whose employment has been terminated or who have died or become disabled, so long as the aggregate amount of payments for all such redemptions or repurchases in any fiscal year does not exceed $1,000,000;

               (f) The Borrower may purchase Equity Interests in the Borrower held in lots of 99 or fewer, PROVIDED, HOWEVER, that the amount paid for such Interests shall not exceed $250,000 in the aggregate; and

               (g) The Borrower may refinance any Subordinated Debt (including, without limitation, Debt under the Senior Subordinated Notes) with (and only with) other Subordinated Debt referred to in CLAUSE (B) or CLAUSE (C) of the definition of such term and on terms no less restrictive than currently exist thereunder, which terms shall be subject to approval by the Agent;

PROVIDED, HOWEVER, that no Restricted Payments may be made, except pursuant to CLAUSES (B), (C), (D), (E) and (F) preceding, if a Default exists at the time of such Restricted Payment or would result therefrom.

        Section 9.11 LIMITATION ON ISSUANCE OF CAPITAL STOCK. The Borrower will not permit any of its Subsidiaries (other than the Excluded Subsidiaries, excluding DHHS) to, at any time issue, sell, assign or otherwise dispose of any of its Equity Interests; PROVIDED, HOWEVER, that, if and to the extent not otherwise prohibited by this Agreement or the other Loan Documents any Subsidiary of the Borrower (other than DHHS) may issue additional shares of its Capital Stock if and to the extent that the Borrower and its Subsidiaries continue to own a majority of the shares of such Capital Stock; and PROVIDED, FURTHER, that all of such additional shares of Capital Stock referred to in the foregoing proviso that are issued to the Borrower or any Subsidiary Pledgor (other than the shares of Excluded Subsidiaries) shall be pledged to the Agent, on behalf of the Agent and the Lenders, as security for the Obligations pursuant to a pledge agreement substantially similar to the Subsidiary Security Agreements delivered pursuant to SECTION 6.1.

        Section 9.12 DISPOSITION OF PROPERTY.

        A. Except as permitted by SECTION 9.4 or in connection with the formation of partnerships or joint ventures permitted by SECTION 9.3, the Borrower will not, and will not permit any of its Subsidiaries to, sell, lease, assign, transfer or otherwise dispose of any of its Property (irrespective of whether such Property is owned or acquired before, on or after the Closing
Date), except for the following which are permitted if and to the extent that the Agent receives any and all prepayments (if any) required from the proceeds thereof in accordance with SECTION 2.7(A):

               (a) the Specified Asset Dispositions, PROVIDED, HOWEVER, that, without the prior written consent of the Required Lenders, (i) each of the Specified Asset Dispositions shall be for fair consideration paid or payable to the transferor as determined by the transferor in good faith, (ii) except as permitted by SECTION 9.12A(B) succeeding, none of the Specified Asset Dispositions may include Asset Dispositions by the Borrower or any of its Subsidiaries to a Subsidiary of the Borrower, and (iii) none of the Specified Asset Dispositions may include a lease of Property;

               (b) Asset Dispositions by the Borrower or its Subsidiaries to the Borrower or any Wholly-Owned Subsidiary or Majority-Owned Subsidiary of the Borrower other than an Excluded Subsidiary if no Default exists at the time of or will result from such Asset Disposition; PROVIDED, HOWEVER, that Asset Dispositions permitted in accordance with this CLAUSE (B) (i) shall not include any Asset Disposition of a hospital or other Facility unless such Asset Disposition is approved by the Required Lenders and (ii) shall not include any related personal Property (irrespective of whether such Property is owned or acquired before, on or after the Closing Date) consisting of equipment or inventory unless such Asset Disposition of equipment or inventory (A) is approved by the Required Lenders, (B) (1) in the case of inventory, is owned by Paracelsus PHC Regional Hospital, Inc. and, in the case of equipment, is owned by Paracelsus PHC Regional Hospital, Inc. as of the Closing Date or (2) is transferred to Paracelsus PHC Regional Hospital, Inc. and, concurrently with such transfer under this CLAUSE (2), is subject to a perfected Lien in favor of the Agent as security for the Obligations, or (C) when combined with all other Asset Dispositions of equipment or inventory which have occurred under this CLAUSE (C) subsequent to December 31, 1997, does not involve Property having an aggregate book value in excess of $10,000,000;

               (c) the sale of accounts receivable under the PHC Funding Sale Documents in an amount sufficient to derive Net Proceeds of no more than $65,000,000;

               (d) dispositions of Property, other than dispositions of a Facility, no longer used or useful in the ordinary course of business;

               (e) dispositions of a Facility listed on SCHEDULE 9.12A(E), all of which are closed at the date of this Agreement;

               (f) subject to the proviso contained in this CLAUSE (F) below, sales, leases, assignments, transfers or other dispositions otherwise expressly permitted under this Agreement (including, without limitation, any transfer of the Capital Stock or Property of an Excluded Subsidiary permitted under SECTION 9.3 and any grant of a Lien which constitutes a Permitted Lien permitted in accordance with this Agreement), PROVIDED, HOWEVER, that sales, leases, assignments, transfers or other dispositions of a Facility or any related personal Property (whether now owned or hereafter acquired) consisting of equipment or inventory shall be excluded for purposes of this CLAUSE
        (F) preceding unless such Facility or personal Property is owned by an Excluded Subsidiary; and

               (g) Asset Dispositions by DHHS, at such time as it is a Majority-Owned Subsidiary or Wholly-Owned Subsidiary, to the Borrower or a Wholly-Owned Subsidiary;

PROVIDED, HOWEVER, that, notwithstanding anything to the contrary contained in this Agreement, (i) except for the consummation of any transactions at the time subject to a definitive agreement of purchase and sale, no Asset Disposition may be made by the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) pursuant to CLAUSE (A) preceding if an Event of Default exists at the time of such Asset Disposition or would result therefrom, and (ii) unless otherwise agreed by the Required Lenders, none of the hospitals (including real Property and related personal Property, in each case whether now owned or hereafter acquired) or any Capital Stock of the entities owning such hospitals or related Property identified with Specified Asset Dispositions may be sold
(A) for other than cash and/or the assumption of Debt (for which Debt the Borrower or the Subsidiary of the Borrower liable therefor is fully and unconditionally released) without the prior written consent of the Required Lenders; PROVIDED, HOWEVER, that so long as the total of cash and such assumption of Debt exceeds the relevant minimum amount referred to in the following SUBCLAUSE (B), the Borrower or such Subsidiary may accept promissory notes from the purchaser as part of the Specified Asset Disposition or (B) for less than the amounts of cash and assumption of Debt (for which Debt the Borrower or the Subsidiary of the Borrower liable therefor is fully and unconditionally released) specified (if any is specified) in SCHEDULE 9.12.

        B. Subject to the proviso contained in this SECTION 9.12B below, in connection with an Asset Disposition permitted under this SECTION 9.12 of any Properties which constitute Collateral, the Agent hereby agrees to release (and shall have the authority to release without the further consent of any Lenders) such Collateral (at the expense of the Borrower) as may be required to effectuate such permitted Asset Disposition, PROVIDED, HOWEVER, that (i) all Net Proceeds of such Asset Disposition which are required to be paid to the Agent pursuant to SECTION 2.7(A) shall be so paid to the Agent as a condition to such release, (ii) the Agent shall not, and shall not be obligated to, release any such Collateral in connection with any Asset Disposition to the Borrower or any Subsidiary of the Borrower, and (iii) the Agent shall not, and shall not be obligated to, release any such Collateral in connection with any Asset Disposition if such Asset Disposition is permitted or approved subject to the condition that the Liens thereon securing the Obligations or any portion thereof shall not be released.

        Section 9.13 [Intentionally omitted.]

        Section 9.14 CERTAIN TRANSACTIONS AND AGREEMENTS. Except as may be expressly permitted or required by the Loan Documents, the Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Borrower, any Subsidiary or DHHS (other than any of the foregoing in existence as of the Closing Date relating to DHHS and other than any of the foregoing relating to any other Excluded Subsidiary) to
(a) pay dividends or make any other distribution to the Borrower or any of its Subsidiaries in respect of such Subsidiary's Capital Stock or with respect to any other interest or participation in, or measured by, the profits of such Subsidiary, (b) pay any Debt owed to the Borrower or any of its Subsidiaries,
(c) make any loan or advance to the Borrower or any of its Subsidiaries, or
(d) sell, lease or transfer any of its Property (whether now owned or hereafter acquired) to the Borrower or any of its Subsidiaries, or grant any Lien on any of its Properties (whether now owned or hereafter acquired), except (with respect to this CLAUSE (D) only) an encumbrance or restriction (i) with respect to (A) Properties subject to Permitted Liens referred to in CLAUSES (A), (C),
(F), (G), (H), (I) or (K) of the definition of such term which are permitted in accordance with this Agreement if and to the extent that the agreements or documents creating such Liens include such an encumbrance or restriction and such encumbrance or restriction is required by the parties thereto other than the Borrower and its Subsidiaries, (B) accounts receivable which are subject to any accounts receivable securitization facility in effect and permitted in accordance with this Agreement and (C) Properties subject to purchase and sale agreements relating to Asset Dispositions permitted by this Agreement, (ii) to the extent that any such encumbrance or restriction is contained in the Indenture as in existence as of the Closing Date, and (iii) to the extent that any such encumbrance or restriction relates to accounts of any Subsidiary that is a party to the PHC Funding Sale Documents and is contained in the PHC Funding Sale Documents.

        Section 9.15 MODIFICATION OF OTHER AGREEMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, consent to or implement any termination, amendment, modification, supplement or waiver of (a) the subordination provisions of the Subordinated Debt Documents, and (b) the certificate of incorporation or bylaws (or analogous constitutional documents) of the Borrower or any of the Borrower's Subsidiaries (other than Excluded Subsidiaries) if the same could reasonably be expected to have a Material Adverse Effect or otherwise could reasonably be expected to be materially adverse to the Agent or the Lenders, or (c) any other Material Contract to which it is a party or any Permit which it possesses if the same could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of and in addition to the foregoing, except as otherwise permitted in this Agreement, the Borrower will not consent to or implement any termination, amendment, modification, supplement or waiver of the Subordinated Debt Documents (i) to increase the principal amount of any Subordinated Debt,
(ii) to shorten the maturity of, or any date for the payment of any principal of or interest on, any Subordinated Debt, (iii) to increase the rate of interest on or with respect to any Subordinated Debt, (iv) to otherwise amend or modify the payment or subordination terms of any Subordinated Debt, (v) to provide any Collateral or security for payment or collection of any Subordinated Debt, or (vi) in any other respect that could reasonably be expected to have a Material Adverse Effect or to be materially adverse to the Agent and the Lenders.

        Section 9.16 ERISA.  The Borrower will not:

               (a) allow or take or to the extent, after the Borrower employs reasonable efforts, such action is within the Borrower's effective control, permit any ERISA Affiliate to take, any action which would cause any unfunded or unreserved liability for benefits under any Pension Plan (exclusive of any Multiemployer Plan) to exist or to be created that exceeds $1,500,000 with respect to any such Pension Plan or $3,000,000 with respect to all such Pension Plans in the aggregate; and

               (b) with respect to any Multiemployer Plan, allow, or take or to the extent, after the Borrower employs reasonable efforts, such action is within the Borrower's effective control, permit any ERISA Affiliate to take, any action which would cause any unfunded or unreserved liability for benefits under any Multiemployer Plan to exist or to be created with respect to the Borrower or any ERISA Affiliate, either individually as to any such Multiemployer Plan or in the aggregate as to all such Multiemployer Plans, that could, upon any partial or complete withdrawal by the Borrower or any ERISA Affiliate from or termination of any such Multiemployer Plan or Plans, reasonably be expected to have a Material Adverse Effect.

        Section 9.17 COMPENSATION PAID TO AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, pay (or agree to pay), on or after the date hereof, compensation for services rendered in whatever form (other than Capital Stock of the Borrower) (a) to any Affiliate of the Borrower which, when aggregated with compensation paid to all other Affiliates of such Affiliate, exceeds $250,000 in aggregate amount during any fiscal year or (b) to all Affiliates of the Borrower which, in the aggregate, exceeds $1,000,000 during any fiscal year; PROVIDED, HOWEVER, that customary fees and expenses paid to members of the Board of Directors of the Borrower or any of its Subsidiaries for services as a director shall be excluded for purposes of determining compliance with the aforesaid maximum amounts if and to the extent that such fees do not exceed such fees, and such expenses are of the type, paid to any other director of the Borrower or such Subsidiary.


                                           ARTICLE 10

                                       FINANCIAL COVENANTS

        The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, the Borrower will perform and observe the following covenants:

        Section 10.1 SENIOR LEVERAGE RATIO. The Borrower will not permit the Senior Leverage Ratio at the end of any fiscal quarter to exceed, during the following time periods, the following respective ratios:

Calendar Year Quarters Ending                         Maximum Permitted
DURING THE FOLLOWING PERIODS                           Senior Leverage
                                                            RATIO
January 1, 1998 through March 31, 1998                           2.75:1.00
April 1, 1998 through June 30, 1998                              2.70:1.00
July 1, 1998 through September 30, 1998                          2.65:1.00
October 1, 1998 through March 31, 1999                           2.60:1.00
April 1, 1999 through June 30, 1999                              2.45:1.00
July 1, 1999 through September 30, 1999                          2.25:1.00
October 1, 1999 and at all times thereafter                      2.00:1.00

        Section 10.2 MINIMUM NET WORTH. As of the close of each fiscal quarter ending on or after March 31, 1998, the Borrower will not permit Net Worth to be less than the sum of (a) the greater of (i) 90% of Net Worth as of December 31, 1997 and (ii) $36,000,000, PLUS (b) for each quarter on a cumulative basis ending on or after the fiscal quarter after the fiscal quarter ending December 31, 1997 or thereafter, seventy-five percent (75%) of the positive Net Income, if any of the Borrower, plus (c) ninety percent (90%) of all Net Proceeds from any Equity Issuance following the Closing Date; PROVIDED, HOWEVER, that the amount determined in accordance with this SECTION 10.2 shall be reduced by the after-tax effect of (i) the aggregate amount of the amortization or write-off of the deferred financing costs in connection with the Existing Credit
Agreement and with respect to this Agreement to the extent deducted in determining Net Income (Loss) and (ii) any charges incurred with respect to any amendment to the Existing Credit Agreement and with respect to this Agreement to the extent deducted in determining Net Income (Loss); PROVIDED, FURTHER, HOWEVER, that in no event shall the amount determined in accordance with this
SECTION 10.2 be less than $32,500,000.

        Section 10.3 RATIO OF TOTAL DEBT TO ADJUSTED EBITDA. The Borrower will not permit the ratio, calculated as of the end of each fiscal quarter ending during the periods below, of (i) Total Debt to (ii) Adjusted EBITDA for the period then ended, to exceed the ratio set forth below:

PERIOD                                                        RATIO
January 1, 1998 through March 31, 1998                      6.50:1.00
April 1, 1998 through September 30, 1998                    6.35:1.00
October 1, 1998 through March 31, 1999                      6.15:1.00
April 1, 1999 through September 30, 1999                    5.75:1.00
October 1, 1999 through March 31, 2000                      5.40:1.00
April 1, 2000 through September 30, 2000                    5.20:1.00
October 1, 2000 through March 31, 2001                      4.75:1.00
April 1, 2001 and at all times thereafter                   4.50:1.00


        Section 10.4 FIXED CHARGE COVERAGE RATIO. The Borrower will not permit the Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter ending during the periods below, to be less than the ratio set forth below:

PERIOD                                                      RATIO
January 1, 1998 through December 31, 1998                 1.10:1.00
January 1, 1999 through December 31, 1999                 1.15:1.00
January 1, 2000 through December 31, 2000                 1.20:1.00
January 1, 2001 and at all times thereafter               1.25:1.00

        Section 10.5 MINIMUM ADJUSTED EBITDA. As of the last day of each fiscal quarter ending on or after March 31, 1998, but prior to January 1, 1999, the Borrower will not permit Adjusted EBITDA, in each case for the twelve (12) month period then ended, to be less than the amount set forth below:

                       Calendar Year Quarters Ending                                    												Minimum Permitted
DURING THE FOLLOWING PERIODS                                 ADJUSTED EBITDA
January 1, 1998 through March 31, 1998                       $90,800,000
April 1, 1998 through June 30, 1998                          $90,800,000
July 1, 1998 through September 30, 1998                      $90,800,000
October 1, 1998 through December 31, 1998                    $93,000,000
January 1, 1999 and at all times thereafter                  not applicable

; PROVIDED, HOWEVER, that each of the minimum permitted Adjusted EBITDA amounts set forth in the preceding table shall be, on a cumulative basis (a) increased by, in connection with an acquisition by the Borrower or a Subsidiary of the Borrower which has not been owned or effective for a full fiscal year, EBITDA of such acquired entity or attributable to such acquired assets for the completed four fiscal quarters immediately preceding the date of such acquisition and (b) reduced by, in connection with any divestiture of an entity (corporate, partnership or joint venture) by the Borrower or a Subsidiary of the Borrower, EBITDA of such divested entity attributable to such entity for the completed four fiscal quarters immediately preceding the date of such divestiture.


                                           ARTICLE 11

                                             DEFAULT

        Section 11.1 EVENTS OF DEFAULT. Each of the following shall be deemed an "EVENT OF DEFAULT":

               (a) The Borrower shall fail to pay, repay or prepay within one
        (1) day after the due date thereof any amount of principal, and within five (5) days after the due date thereof any interest, fees or other amount or other Obligation owing to the Agent or any Lender pursuant to this Agreement or any other Loan Document.

               (b) Any representation or warranty made or deemed made by the Borrower or any Loan Party in any Loan Document or in any certificate, report, notice or financial statement furnished at any time in connection with this Agreement or any other Loan Document shall be false, misleading or erroneous in any material respect when made or deemed to have been made; PROVIDED, HOWEVER, for purposes of this CLAUSE (B), any noncompliance with the representations and warranties contained in SECTION 7.20 shall constitute an Event of Default only if the instances of noncompliance with such representations and warranties, or exceptions thereto, individually or in the aggregate result in a Material Adverse Effect.

               (c) The Borrower shall fail to perform, observe or comply, or to cause any of its Subsidiaries to perform, observe or comply, with any covenant, agreement or term contained in this Agreement (other than covenants and agreements pertaining to payment of the Obligations which shall be governed by SECTION 11.1(A)), or the Borrower, any Subsidiary of the Borrower or any other Loan Party shall fail to perform, observe or comply with any covenant, agreement or term contained in the other Loan Documents; and such failure is not remedied to the sole satisfaction of Agent and the Required Lenders or waived in writing by Agent and the Required Lenders within 30 days after any officer of the Borrower has knowledge that, or Agent has given Borrower notice that, such failure occurred. Notwithstanding the foregoing, there shall be NO grace period in the event of (i) the breach of any financial covenant under ARTICLE 10, or (ii) the failure of any Loan Party to comply with the provisions of the first sentence of SECTION 8.2 (MAINTENANCE OF EXISTENCE) or SECTION 8.5 (INSURANCE) or SECTION 8.14 (ACCOUNTS RECEIVABLE SECURITIZATION PROGRAM).

               (d) Any of the Loan Parties shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

               (e) Any Loan Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or any substantial part of its Property (whether now owned or hereafter acquired), (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "BANKRUPTCY CODE"),
        (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or
        (vi) take any corporate or similar such action for the purpose of authorizing any of the foregoing.

               (f) A proceeding or case shall be commenced, without the application, approval or consent of any of the Loan Parties in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of any of the Loan Parties or of all or any substantial part of its Property (whether now owned or hereafter acquired), or (iii) similar relief in respect of any of the Loan Parties under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any of the Loan Parties shall be entered in an involuntary case under the Bankruptcy Code.

               (g) Any of the Loan Parties shall fail to discharge within a period of 30 days after the commencement thereof any order of attachment, sequestration, forfeiture or similar order or orders involving an aggregate amount of $1,000,000 or more against any of its Properties (whether now owned or hereafter acquired).

               (h) Any one or more judgments, settlements or decrees shall be entered against, or agreed to by, the Borrower or any of its Subsidiaries involving an aggregate liability in the aggregate amount at any time of $5,000,000 or more in excess of any amounts covered by insurance, and all of such judgments, settlements and decrees shall not have been vacated, discharged, stayed or bonded pending appeal, or paid or otherwise discharged, within ten days from the date of entry thereof or agreement thereto or, with respect to matters subject to appeal, within the later to occur of such ten days or within the time period available for appeal under applicable law.

               (i) (i) Any of the Loan Parties shall fail to pay when due, after taking into account any applicable cure or grace periods, any principal of or interest on any Debt (other than the Obligations and Debt under the Park Hospital Subordinated Note) having (either individually or in the aggregate) a principal amount of at least $5,000,000, or (ii) the maturity of any such Debt shall have been accelerated, or (iii) (x) other than in connection with a redemption or defeasance pursuant to a refinancing of Subordinated Debt permitted by SECTIONS 9.1(C) OR 9.10(G), any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or (y) any event shall have occurred (and shall not have been waived or otherwise cured) that permits after taking into account any applicable cure or grace periods any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

               (j) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Loan Party or any of its shareholders, or any Loan Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Loan Documents shall for any reason not permitted by this Agreement cease to be a valid, first priority perfected Lien (subject only to Permitted Liens) upon any of the Collateral purported to be covered thereby.

               (k) Any of the following events shall occur or exist with respect to any Loan Party or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Pension Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Pension Plan or the termination of any Pension Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Pension Plan, or the institution by the PBGC of any such proceedings; (v) any "accumulated funding deficiency" (as defined in Section 406 of ERISA or Section 412 of the Code), whether or not waived, shall exist with respect to any Pension Plan; or (vi) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency or termination of any Pension Plan or Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Lenders subject any Loan Party or any ERISA Affiliate to any tax, penalty or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $1,500,000.

               (l) The occurrence of a Change of Control.

               (m) If, at any time, (i) the subordination provisions of any of the Subordinated Notes, the Indenture or any other Subordinated Debt Documents shall be invalidated or shall otherwise cease to be in full force and effect or (ii) any Restricted Payment, as defined in CLAUSE
        (C) of the definition of such term, of principal shall be made with respect to any Subordinated Debt except as may be expressly permitted by SECTION 9.10.

               (n) If, at any time, (i) any acceleration of the maturity of the Park Hospital Subordinated Note shall occur for any reason or (ii) the Borrower shall initiate or give any election or notice relating to any redemption or other prepayment of any such Subordinated Debt (other than in connection with a refinancing thereof permitted by SECTIONS 9.1(C) OR 9.10(G)).

               (o) The Borrower and/or its Subsidiaries shall fail to deliver to the Agent, for the ratable benefit of the Lenders, certificates evidencing outstanding certificated Capital Stock of the Subsidiaries as required by this Agreement, the Security Agreement and each of the Subsidiary Security Agreements.

               (p) Any involuntary Lien or Liens securing in the aggregate at any time the sum of $1,000,000 or more, of any kind or character, other than Permitted Liens or any other Lien being contested in good faith by appropriate proceedings or any Lien for taxes due but not in default, and, in either case, for which adequate reserves, in the reasonable opinion of the Agent, have been provided on the books of the Borrower or its Subsidiary, as the case may be, shall attach to any assets or property of the Borrower or any Subsidiary of the Borrower, which Lien or Liens shall not have been removed or the performance of such Lien obligation bonded for an amount equal to such Lien obligations within thirty (30) days after said attachment.

               (q) An event or condition shall occur that results in a Material Adverse Effect.

               (r) The Borrower shall not have delivered to the Agent, on or before April 16, 1998, audited financial statements of the Borrower and its consolidated Subsidiaries as of and for the period ended December 31, 1997; or if the Borrower shall have delivered such financial statements, such financial statements shall either (i) not have been audited by Ernst & Young LLP; (ii) not be accompanied by an audit opinion of such accountants in form and substance reasonably satisfactory to the Agent; or (iii) not be essentially identical in form and substance to the draft of such financial statements previously delivered to the Agent.

        Section 11.2 REMEDIES. If any Event of Default shall occur and be continuing, the Agent may (subject to SECTION 13.10 with respect to CLAUSES (A) and (B) below) and, if directed by the Required Lenders, the Agent shall do any one or more of the following:

               (a) ACCELERATION. Declare all outstanding principal of and accrued and unpaid interest on the Loans and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower;

               (b) TERMINATION OF COMMITMENTS. Terminate the Commitments (including, without limitation, the obligation of the Issuing Bank to issue Letters of Credit) without notice to the Borrower;

               (c) JUDGMENT. Reduce any claim to judgment;

               (d) FORECLOSURE. Foreclose or otherwise enforce any Lien granted to the Agent for the benefit of the Agent and the Lenders to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents; or

               (e) RIGHTS. Exercise any and all rights and remedies afforded by the laws of the State of New York or any other jurisdiction, by any of the Loan Documents, by equity or otherwise, including, but not limited to, its right of offset with respect to all bank accounts of Borrower and its Subsidiaries;

PROVIDED, HOWEVER, that upon (i) the occurrence of an Event of Default under
SECTION 11.1(E) or SECTION 11.1(F), the Commitments of all of the Lenders (including, without limitation, the obligation of the Issuing Bank to issue Letters of Credit) shall immediately and automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Loans and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately and automatically due and payable, and (ii) upon and concurrently with the occurrence of an Event of Default under SECTION 11.1(M) or CLAUSE (II) of SECTION 11.1(N), the outstanding principal of and accrued and unpaid interest on the Loans and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately and automatically due and payable, all (with respect to each of CLAUSE (I) and (II) preceding) without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, FURTHER, HOWEVER, that the automatic acceleration of the Loans and such other amounts upon the occurrence of an Event of Default under SECTION 11.1(M) as referred to in CLAUSE (II) preceding shall not be deemed to have occurred if the Required Lenders expressly agree in writing, within thirty (30) days after any such occurrence, that such acceleration has not occurred.

        Section 11.3 CASH COLLATERAL. If an Event of Default shall have occurred and be continuing the Borrower shall, if requested by the Agent or the Required Lenders, pledge to the Agent as security for the Obligations an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities, such funds to be held in a cash collateral account satisfactory to the Agent without any right of withdrawal by the Borrower.

        Section 11.4 PERFORMANCE BY THE AGENT. If any Loan Party shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of the Required Lenders, during the continuance of an Event of Default, perform or attempt to perform such covenant or agreement on behalf of such Loan Party. In such event, the Borrower shall, at the request of the Agent, promptly pay any reasonable amount expended by the Agent or the Lenders in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of the Borrower or any other Loan Party under this Agreement or any of the other Loan Documents.


                                           ARTICLE 12

                                            THE AGENT

        Section 12.1 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent, (b) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender, (c) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Lenders, (d) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder, (e) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing reasonably believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes the Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

        Section 12.2 RIGHTS OF AGENT AS A LENDER. With respect to its respective Commitments, the Loans made by it and the Notes issued to it, Banque Paribas (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, own securities of, and generally engage in any kind of banking, trust or other business with, the Loan Parties or any of their Affiliates and any other Person who may do business with or own securities of the Loan Parties or any of their Affiliates, all as if it were not acting as the Agent and without any duty to account therefor to the Lenders.

        Section 12.3 DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Loans or of commitment fees) unless the Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to SECTION 12.1 and
SECTION 13.10) take such action with respect to such Default as shall be directed by the Required Lenders, PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall seem advisable and in the best interest of the Lenders.

        SECTION 12.4 INDEMNIFICATION. EACH LENDER HEREBY AGREES TO INDEMNIFY THE AGENT, THE DOCUMENTATION AGENT AND THE ADMINISTRATIVE AGENT FROM AND HOLD THE AGENT, THE DOCUMENTATION AGENT AND THE ADMINISTRATIVE AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 13.1 AND 13.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SECTIONS 13.1 AND 13.2), RATABLY IN ACCORDANCE WITH THEIR PRO RATA SHARES (CALCULATED ON THE BASIS OF THE COMMITMENT PERCENTAGES), ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT, THE DOCUMENTATION AGENT OR THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT, THE DOCUMENTATION AGENT OR THE ADMINISTRATIVE AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY, RESPECTIVELY, THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE LENDERS THAT THE AGENT, THE DOCUMENTATION AGENT AND THE ADMINISTRATIVE AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT, THE DOCUMENTATION AGENT OR THE ADMINISTRATIVE AGENT, AS THE CASE MAY BE (EXCEPT TO THE EXTENT THE SAME ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSONS TO BE INDEMNIFIED). WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION 12.4, EACH LENDER AGREES TO REIMBURSE THE AGENT, THE DOCUMENTATION AGENT AND THE ADMINISTRATIVE AGENT, AS APPROPRIATE, PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENT PERCENTAGES) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES) INCURRED BY THE AGENT, THE DOCUMENTATION AGENT OR THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT, THE DOCUMENTATION AGENT OR THE ADMINISTRATIVE AGENT IS NOT PROMPTLY REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

        Section 12.5 INDEPENDENT CREDIT DECISIONS. Each Lender agrees that it has independently and without reliance on the Agent, the Documentation Agent, the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the other Loan Parties and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, the Documentation Agent, the Administrative Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by any Loan Party of this Agreement or any other Loan Document or to inspect the Properties or books of any Loan Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other financial information concerning the affairs, financial condition or business of any Loan Party (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

        Section 12.6 SEVERAL COMMITMENTS. The Commitments and other obligations of the Lenders under this Agreement are several. The default by any Lender in making a Loan in accordance with its Commitment shall not relieve the other Lenders of their obligations under this Agreement. In the event of any default by any Lender in making any Loan, each nondefaulting Lender shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. In no event shall any Lender be required to advance an amount or amounts with respect to any of the Loans which would in the aggregate exceed such Lender's Commitment with respect to such Loans. No Lender shall be responsible to the Agent or any other Lender for any act or omission of any other Lender.

        Section 12.7 SUCCESSOR AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower and the Agent may be removed at any time with cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders will have the right to appoint another Lender as a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, and with the consent of the Borrower, which consent shall not be unreasonably withheld, appoint a successor Agent, which shall be a commercial bank organized under the laws of the U.S. or any state thereof or of a foreign country if acting through its U.S. branch and having combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation or removal as Agent, the provisions of this ARTICLE 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.

        Section 12.8 DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT. The Documentation Agent and Administrative Agent, as such, shall have no duties or obligations whatsoever under this Agreement or any Loan Document or any other document or any matter related hereto or thereto (but shall have the duties and obligations of a Lender), but shall nevertheless be entitled to all of the indemnities and other protection afforded to the Agent under this ARTICLE 12.

                                           ARTICLE 13

                                          MISCELLANEOUS

        Section 13.1 EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Borrower hereby agrees, on demand, to pay or reimburse the Agent, the Documentation Agent, the Administrative Agent and each of the Lenders (as applicable) for: (a) all reasonable out-of-pocket costs and expenses of the Agent, the Documentation Agent and the Administrative Agent in connection with the preparation, negotiation, execution, administration and delivery of this Agreement and the other Loan Documents, and any and all amendments, modifications, renewals, extensions and supplements thereof and thereto, and the syndication of the Loans, including, without limitation, the reasonable fees and expenses of legal counsel and (subject to the provisions regarding expenses contained in SECTIONS 5.1 and 5.6) other professionals for the Agent, the Documentation Agent and the Administrative Agent (and including, without limitation, in the case of in-house counsel to the Agent, the allocated fees and expenses of such counsel), (b) all out-of-pocket costs and expenses of the Agent in connection with any Default, any Event of Default, the exercise thereafter of any right or remedy and the enforcement (including, without limitation, by way of collection, bankruptcy, insolvency or other enforcement proceedings) of this Agreement or any other Loan Document or any term or provision hereof or thereof, including, without limitation, the fees and expenses of legal counsel and (subject to the provisions regarding expenses contained in SECTIONS 5.1 and 5.6) other professionals for the Agent (and including, without limitation, in the case of in-house counsel to the Agent, the allocated fees and expenses of such counsel), (c) all out-of-pocket costs of expenses of the Documentation Agent, the Administrative Agent and the Lenders in connection with any Event of Default, the exercise thereafter of any right or remedy and the enforcement (including, without limitation, by way of collection, bankruptcy, insolvency or other enforcement proceedings) of this Agreement or any other Loan Document or any term or provision hereof or thereof, including, without limitation, the fees and expenses of legal counsel for any such Person and (subject to the provisions regarding expenses contained in SECTIONS 5.1 and 5.6) other professionals for the Documentation Agent and the Administrative Agent (and including, without limitation, in the case of in-house counsel to the Documentation Agent and the Administrative Agent, the allocated fees and expenses of such counsel), (d) subject to ARTICLES 3 and 4 hereof, all out-of-pocket transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (e) all reasonable costs, expenses, assessments and other charges incurred by the Agent, the Documentation Agent or the Administrative Agent in connection with any filing, registration, recording or perfection of any Lien contemplated by this Agreement or any other Loan Document, and (f) all reasonable out-of-pocket costs and expenses incurred by the Agent, the Documentation Agent and the Administrative Agent in connection with due diligence, computer services, copying, appraisals, surveys, collateral audits, insurance, consultants and search reports. For purposes of this SECTION 13.1, the term "professionals" means, collectively, all attorneys, accountants, consultants, paraprofessionals, appraisers, auditors, inspectors, engineers, title insurance companies and environmental experts employed, retained or internally used by any applicable Person specified in this SECTION 13.1 in performing any of its duties or obligations or in asserting any of its rights or remedies under this Agreement or any other Loan Document.

        SECTION 13.2 INDEMNIFICATION. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE BORROWER SHALL INDEMNIFY THE AGENT, THE DOCUMENTATION AGENT, THE ADMINISTRATIVE AGENT AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' AND CONSULTANTS' FEES BUT SUBJECT TO THE PROVISIONS OF SECTION 13.1) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY ANY LOAN PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE USE OR PROPOSED USE OF ANY LOAN OR LETTER OF CREDIT, (E) SUBJECT TO ARTICLES 3 AND 4 HEREOF, ANY AND ALL TAXES, LEVIES, DEDUCTIONS AND CHARGES IMPOSED ON THE AGENT, THE ISSUING BANK OR ANY LENDER IN RESPECT OF ANY LOAN OR LETTER OF CREDIT, (F) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN OR AFFECTING ANY OF THE PROPERTIES (IRRESPECTIVE OF WHETHER SUCH PROPERTIES ARE OWNED, ACQUIRED, LEASED OR OPERATED ON, BEFORE OR AFTER THE CLOSING DATE) OF ANY LOAN PARTY, EXCEPT TO THE EXTENT THAT THE LOSS, DAMAGE OR CLAIM UNDER THIS CLAUSE (F) IS DIRECTLY ATTRIBUTABLE TO (i) AN INTENTIONAL AND AFFIRMATIVE ACT BY ANY PERSON TO BE INDEMNIFIED THAT CONSTITUTES NEGLIGENCE OR OTHER MISCONDUCT OF SUCH PERSON, OR (ii) ANY ACTION OR INACTION OF ANY PERSON TO BE INDEMNIFIED SUBSEQUENT TO THE EXERCISE OF VOTING OR OTHER OWNERSHIP RIGHTS OR THE TAKING OF ANY FORECLOSURE ACTION WITH RESPECT TO THE CAPITAL STOCK OF SUCH LOAN PARTY THAT CONSTITUTES NEGLIGENCE OR OTHER MISCONDUCT OF SUCH PERSON, TO THE EXTENT SUCH PERSON IS A "PERSON IN CONTROL" UNDER ANY ENVIRONMENTAL LAW, OR (G) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING; BUT EXCLUDING ANY OF THE FOREGOING TO THE EXTENT ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT (EXCEPT AS PROVIDED IN SUBCLAUSE (F) ABOVE AND EXCEPT FOR ANY VIOLATION OF SECTION 13.18) EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION 13.2 SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS'
FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. THE OBLIGATIONS OF THE BORROWER UNDER THIS SECTION 13.2 SHALL SURVIVE THE REPAYMENT OF THE LOANS.

        Section 13.3 LIMITATION OF LIABILITY. None of the Agent, the Documentation Agent, the Administrative Agent, any Lender or any Affiliate, officer, director, employee, attorney or agent thereof shall be liable for any error of judgment or act done in good faith, or be otherwise liable or responsible under any circumstances whatsoever (including such Person's negligence, except as contemplated by SECTION 13.2(F)), except for such Person's gross negligence, willful misconduct, intentional fraud or violation of the law. None of the Agent, the Documentation Agent, the Administrative Agent, any Lender or any Affiliate, officer, director, employee, attorney or agent thereof shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue any of them upon, any claim for any special, incidental or consequential damages suffered or incurred by the Borrower or any other Loan Party in connection with, arising out of or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases and agrees not to sue the Agent, the Documentation Agent, the Administrative Agent or any Lender or any of their respective Affiliates, officers, directors, employees, attorneys or agents for exemplary or punitive damages in respect of any claim in connection with, arising out of or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

        Section 13.4 NO DUTY. All attorneys, accountants, appraisers and other professional Persons and consultants retained by the Agent, the Documentation Agent, the Administrative Agent and the Lenders shall have the right to act exclusively in the interest of the Agent, the Documentation Agent, the Administrative Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person other than the Agent, the Documentation Agent, the Administrative Agent and the Lenders.

        Section 13.5 NO FIDUCIARY RELATIONSHIP. The relationship between the Borrower and each Lender is solely that of debtor and creditor, and neither the Agent, the Documentation Agent, the Administrative Agent nor any Lender has any fiduciary or other special relationship with the Borrower or any other Loan Party, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and any Lender, or any other Loan Party and any Lender, to be other than that of debtor and creditor. No joint venture or partnership is created by this Agreement among the Lenders or among the Borrower or any other Loan Party and the Lenders.

        Section 13.6 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

        Section 13.7  SUCCESSORS AND ASSIGNS.

        (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with this Agreement. Except in the case of assignments or transfers that result by operation of law from transactions permitted by SECTION 9.3, neither the Borrower nor any other Loan Party may assign or transfer any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of the Agent and all of the Lenders. Any Lender may sell participations in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its respective Commitments and the Revolving Credit Loans and Term Loans owing to it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement and the other Loan Documents (including, without limitation, its respective Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrower for the performance of such obligations,
(iii) such Lender shall remain the holder of its Note for all purposes of this Agreement, (iv) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (v) such Lender shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than (if and to the extent that such Lender so agrees) the right to vote upon or consent to the following, to the extent any of the following affect the rights of such participant: (A) any increase of such Lender's respective Commitments (other than an increase resulting from an assignment to or in favor of such Lender from another Lender in accordance with this Agreement); (B) any reduction of the principal amount of, or interest to be paid on, the Loans of such Lender; (C) any reduction of any commitment fee or other amount payable to such Lender under any Loan Document if and to the extent that such reduction would decrease the fee or other amount payable to the participant; (D) any postponement of any date for the payment of any amount payable in respect of the Loans of such Lender (it being understood that no action taken by the Required Lenders under SECTIONS 2.7 OR 9.12 shall be deemed, in and of itself, to constitute an action covered by this SUBCLAUSE
(D)); (E) any release of a material portion of the Collateral from the Liens created by the Security Documents and not otherwise expressly authorized by the Loan Documents; and (F) any release of any Loan Party from liability under the Loan Documents other than as expressly authorized by the Loan Documents.

        (b) The Borrower and each of the Lenders agree that any Lender (the "ASSIGNING LENDER") may at any time assign to one or more Eligible Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its respective Commitments, Loans and Letters of Credit) (each an "ASSIGNEE"); PROVIDED, HOWEVER, that (i) except with respect to a Lender's assignment to any of its bank Affiliates (other than any Investment Fund) or to another Lender, each of the Agent and the Issuing Bank and, unless there have occurred and be continuing a Default or Event of Default, the Borrower, has consented to such assignment, which consents shall not be unreasonably withheld, (ii) each such assignment may be of a varying percentage of the Assigning Lender's rights and obligations under this Agreement and the other Loan Documents and may relate to some but not all of such rights and/or obligations, (iii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement and the other Loan Documents, the amount of the respective Commitments and Loans of the Assigning Lender being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment), shall in no event be less than the lesser of (A) an aggregate amount equal to $5,000,000 (calculated based upon the sum of the respective Commitments assigned (or, if such Commitments have terminated or expired, the aggregate outstanding principal amount of the Loans and the Letter of Credit Liabilities assigned), or (B) an aggregate amount equal to five percent (5%) of the sum of the aggregate outstanding Commitments (or, if such Commitments have terminated or expired, the aggregate outstanding principal amount of the Loans and the Letter of Credit Liabilities), and (iv) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Note subject to such assignment, and the Assigning Lender and/or the Assignee shall pay the Agent a processing and recordation fee of $2,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (1) the Assignee thereunder shall be a party hereto as a "Lender" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the Loan Documents, and
(2) the Assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights, from and after the effective date of such Assignment and Acceptance, and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party thereto, PROVIDED, HOWEVER, that such Lender's rights under ARTICLE 4, SECTION
13.1 and SECTION 13.2 accrued through the date of assignment shall continue).

        (c) By executing and delivering an Assignment and Acceptance, the Assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of its obligations under the Loan Documents; (iii) such Assignee confirms that it has received a copy of the other Loan Documents, together with copies of the financial statements referred to in SECTION 7.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent or such Assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such Assignee confirms that it is an Eligible Assignee; (vi) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and (viii) confirmation that it is not an Investment Fund.

        (d) The Agent shall maintain on behalf of the Lenders at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon Borrower's request therefor, from time to time, Agent will provide Borrower with a list of the Lenders who are then Loan Parties as set forth in the Register and the respective Commitments of such Lenders.

        (e) Upon its receipt of an Assignment and Acceptance executed by an Assigning Lender and Assignee representing that it is an Eligible Assignee, together with the Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its expense, shall execute and deliver to the Agent in exchange for each surrendered Note evidencing particular Loans, a new Note evidencing such Loans payable to the order of such Eligible Assignee in an amount equal to such Loans assigned to it and, if the Assigning Lender has retained any Loans, a new Note evidencing such Loans payable to the order of the Assigning Lender in the amount of such Loans retained by it (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of EXHIBIT C-1, EXHIBIT C-2 and/or EXHIBIT C-3 hereto, as applicable.

        (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 13.7, disclose to the Assignee or participant or proposed Assignee or participant any information relating to the Borrower or any of its Subsidiaries furnished to such Lender by or on behalf of the Borrower or any of its respective Subsidiaries; PROVIDED, HOWEVER, that each such actual or proposed Assignee or participant shall agree to be bound for the benefit of the Borrower by the provisions of SECTION 13.18.

        Section 13.8 SURVIVAL. All representations and warranties made or deemed made in this Agreement or any other Loan Document or in any document, statement or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans, and no investigation by the Agent or any Lender or any closing shall affect the representations and warranties or the right of the Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under ARTICLE 4 and SECTIONS 13.1 and 13.2 shall survive repayment of the Loans and Reimbursement Obligations and termination of the Commitments.

        SECTION 13.9 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

        Section 13.10 AMENDMENTS. No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor any consent to any departure therefrom, shall in any event be effective unless the same shall be agreed or consented to in writing by the Required Lenders and each Loan Party which is a party thereto, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders and the Borrower, do any of the following: (a) increase the Commitments of the Lenders or subject the Lenders to any additional obligations; (b) reduce the principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable hereunder to the Lenders; (c) postpone any scheduled date fixed for any payment (including, without limitation, any mandatory prepayment) of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable hereunder to the Lenders (it being understood that no action taken by the Required Lenders under SECTIONS 2.7 OR 9.12 shall be deemed, in and of itself, to constitute an action covered by this CLAUSE (C)); (d) change the Commitment Percentages or the aggregate unpaid principal amount of the Loans or the number or interests of the Lenders which shall be required for the Lenders or any of them to take any action under this Agreement; (e) change any provision contained in SECTION 3.2, SECTION 9.15 or this SECTION 13.10 or modify the definition of "Required Lenders" contained in SECTION 1.1; or
(f) except as expressly authorized in SECTIONS 5.4 AND 9.12 of this Agreement, release any Collateral from any of the Liens created by the Security Documents in a transaction that would constitute an Asset Disposition, or release any Guarantee of all or any portion of the Obligations; and PROVIDED, FURTHER, HOWEVER, that, except in the case of the automatic acceleration of maturity of the Loans and the automatic termination of the Commitments pursuant to
SECTION 11.2 as a result of the occurrence of an Event of Default under
SECTION 11.1(E) or SECTION 11.1(F), after any acceleration of the maturity of the Loans by the Agent pursuant to SECTION 11.2(A) or any termination of the Commitments by the Agent pursuant to SECTION 11.2(B) without the consent of the Required Lenders, the acceleration of the maturity of the Loans may be rescinded and the Commitments may be reinstated with the prior written consent of (i) all of the Lenders where the acceleration of the maturity of the Loans resulted from an Event of Default under SECTION 11.1(A), and (ii) the Required Lenders in all other circumstances. Notwithstanding anything to the contrary contained in this SECTION 13.10, no amendment, waiver or consent shall be made with respect to ARTICLE 12 hereof without the prior written consent of the Agent.

        Section 13.11 MAXIMUM INTEREST RATE.

        (a) No interest rate specified in this Agreement or any other Loan Document shall at any time exceed the Maximum Rate nor shall the amount of interest contracted for, charged, received, taken, collected, reserved or applied exceed the maximum amount permitted by applicable law. If at any time the interest rate (the "CONTRACT RATE") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then, to the extent permitted by law, any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

        (b) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, none of the terms and provisions of this Agreement or the other Loan Documents shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Rate; and neither the Agent, the Documentation Agent, the Administrative Agent, the Syndication Agent, the Issuing Bank nor any Lender nor any other Person shall ever charge, receive, take, collect, reserve or apply, as interest on the Obligations, any amount in excess of the Maximum Rate or the maximum amount permitted by applicable law or any unearned interest in violation of applicable law. The parties hereto agree that any interest, charge, fee, expense or other obligation provided for in this Agreement or in the other Loan Documents which constitutes interest under applicable law shall be, IPSO FACTO and under any and all circumstances, limited or reduced to an amount equal to the lesser of
(i) the amount of such interest, charge, fee, expense or other obligation that would be payable in the absence of this SECTION 13.11(B) or (ii) an amount, which when added to all other interest payable under this Agreement and the other Loan Documents, equals the Maximum Rate and in no event exceeds the maximum amount permitted by applicable law. If, notwithstanding the foregoing, the Agent, the Documentation Agent, the Administrative Agent, the Syndication Agent, the Issuing Bank or any Lender ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Obligations and treated hereunder as such; and if the Obligations, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to the Borrower. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, the Borrower, the Agent, the Documentation Agent, the Administrative Agent, the Syndication Agent, the Issuing Bank and the Lenders shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Obligations; PROVIDED, HOWEVER, that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate to the maximum extent permitted by applicable law, the Agent, the Documentation Agent, the Administrative Agent, the Syndication Agent, the Issuing Bank and/or the Lenders, as appropriate, shall refund to the Borrower the amount of such excess and, in such event, the Agent, the Documentation Agent, the Administrative Agent, the Syndication Agent, the Issuing Bank and the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Rate.

        (c) Pursuant to Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas 1925, as amended, the Borrower agrees that such Chapter 15 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not govern or in any manner apply to the Obligations.

        Section 13.12 NOTICES. All notices and other communications provided for or in connection with this Agreement and the other Loan Documents to which the Borrower is a party shall be given or made by telecopy or in writing and telecopied, mailed by certified mail, return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or, with respect to a Lender that becomes a party to this Agreement pursuant to an assignment made in accordance with SECTION 13.7, in the Assignment and Acceptance executed by it); or, as to any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with this SECTION 13.12. Notices by the Borrower under this Agreement may be given to the Agent on behalf of all Lenders at the Agent's then most current address specified in accordance herewith. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid; PROVIDED, HOWEVER, that notices with respect to Borrowings to the Agent shall be deemed given when received by the Agent.

        SECTION 13.13 GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. EXCEPT AS MAY BE EXPRESSLY STATED TO THE CONTRARY IN CERTAIN LOAN DOCUMENTS, THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE LAWS OF THE U.S. THE BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING BY CERTIFIED MAIL ADDRESSED TO THE CHIEF FINANCIAL OFFICER OR GENERAL COUNSEL OF THE BORROWER OF COPIES OF SUCH PROCESS TO THE BORROWER AT ITS ADDRESS SET FORTH UNDERNEATH ITS SIGNATURE HERETO. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        Section 13.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 13.15 SEVERABILITY. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

        Section 13.16 HEADINGS. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

        Section 13.17 CONSTRUCTION. Each of the Borrower, the Agent, the Documentation Agent, the Administrative Agent, the Issuing Bank and the Syndication Agent and each Lender acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

        Section 13.18 CONFIDENTIALITY. (a) Subject to SECTION 13.18(B), each of the Agent, the Documentation Agent, the Administrative Agent and each Lender (each a "RECIPIENT") shall keep non-public information delivered or made available to it by or on behalf of any Loan Party or any other Recipient who received such information directly from a Loan Party or other Recipient confidential and shall use such information solely in evaluating, approving, structuring or administering the Loans.

        (b) SECTION 13.18(A) shall not prevent a Recipient from disclosing such non-public information (i) to Persons employed by such Recipient who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans and who are advised of the need to comply with the provisions of this SECTION 13.18; (ii) to such Recipient's legal counsel, independent auditors and Affiliates who are advised of the need to comply with the provisions of this SECTION 13.18 and who agree to use the information solely in assisting the Recipient in evaluating, approving, structuring or administering the Loans; (iii) to any other Recipient for use in accordance with SECTION 13.18(A); (iv) to any actual or proposed participant or Assignee of all or any part of such Recipient's rights hereunder, so long as such actual or proposed participant or Assignee agrees to be bound for the benefit of the Borrower by the provisions of this SECTION 13.18; (v) that has been publicly disclosed by a Person other than a Recipient or any other Person to whom such information is furnished subject to the restrictions of this SECTION 13.18;
(vi) to the extent reasonably required in connection with the exercise of any remedy under the Loan Documents; (vii) (A) to the extent required by law (including without limitation the order of a court or administrative agency or the demand of any bank regulatory agency) or (B) to the extent otherwise reasonably deemed necessary in connection with any litigation to which such Recipient or its Affiliates may be a party; PROVIDED, HOWEVER, that, to the extent practicable and not prohibited by any Governmental Requirement, any Recipient disclosing any non-public information pursuant to CLAUSE (VII) shall endeavor in good faith to give the Borrower prior written notice of such disclosure, to impose a confidentiality obligation, by a protective order or otherwise, on the Person (other than a bank regulatory authority in the course of conducting inspections onsite) to receive such information, and in connection with SUBCLAUSE (A) of CLAUSE (VII), to interpose the confidentiality obligation of this SECTION 13.18 as a valid basis for refusing to make the disclosure.

        SECTION 13.19 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT, THE DOCUMENTATION AGENT, THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

        Section 13.20 APPROVALS AND CONSENT. In any instance under this Agreement or the other Loan Documents where the approval, consent or exercise of judgment of the Agent or any Lender is requested or required, no approval or consent of the Agent or any Lender shall be effective unless the same shall be in writing and the same shall be effective only in the specific instance and for the specific purpose for which given.




                                 1

HOFS04...:\10\21010\0235\1615\AGR1078R.32L

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                  BORROWER:

                                  PARACELSUS HEALTHCARE CORPORATION

                                  By:

                                       Deborah H. Frankovich
                                       Senior Vice President and Treasurer

                                  ADDRESS FOR NOTICES:
                                  515 West Greens Road, Suite 800
                                  Houston, Texas  77067
                                  Telephone No.: 281-774-5100
                                  Telecopy No.: 281-774-5110
                                  Attention:   James G. VanDevender
                                               Senior Executive Vice President
                                               and Chief Financial Officer




                                S-1

HOFS04...:\10\21010\0235\1615\AGR1078R.32L

                                  LENDERS:

                                  BANQUE PARIBAS, as the Agent, as the Issuing
                                  Bank and as a Lender


                                  By:

                                       Timothy A. Donnon
                                       Managing Director


                                  By:

                                       Glenn E. Mealey
                                       Director


                                  ADDRESS FOR NOTICES:
                                  Banque Paribas
                                  The Equitable Tower
                                  787 Seventh Avenue
                                  New York, New York 10019
                                  Telephone No.:  212-841-2000
                                  Telecopy No.:  212-841-2146
                                  Attention:   Corporate Banking Group

                                  with a copy to:

                                  Banque Paribas
                                  1200 Smith Street, Suite 3100
                                  Houston, Texas 77002
                                  Telephone No.: 713-659-4811
                                  Telecopy No.: 713-659-3832
                                  Attention:   Corporate Banking Group

                                  LENDING OFFICE FOR BASE RATE LOANS:
                                  Banque Paribas
                                  The Equitable Tower
                                  787 Seventh Avenue
                                  New York, New York 10019
                                  Attention:   Dick O'Leary/Leah Hughes
                                       Operations Officers

                                  LENDING OFFICE FOR EURODOLLAR LOANS:
                                  Banque Paribas
                                  The Equitable Tower
                                  787 Seventh Avenue
                                  New York, New York 10019
                                  Attention:   Dick O'Leary/Leah Hughes
                                       Operations Officers




                                S-2

HOFS04...:\10\21010\0235\1615\AGR1078R.32L

                                  TORONTO DOMINION (TEXAS), INC., as
                                  Documentation Agent and as a Lender


                                  By:

                                  Name:

                                  Title:



                                  ADDRESS FOR NOTICES:
                                  909 Fannin, Suite 1700
                                  Houston, Texas  77010
                                  Telephone:   713-653-8281
                                  Telecopy: 713-951-9921
                                  Attention:



                                       LENDING OFFICE FOR BASE RATE LOANS:



                                  Attention:



                                       LENDING OFFICE FOR EURODOLLAR LOANS:



                                  Attention:






                                S-3

HOFS04...:\10\21010\0235\1615\AGR1078R.32L

                                  BANK OF MONTREAL, as Administrative Agent and as a Lender


                                  By:

                                  Name:

                                  Title:



                                  ADDRESS FOR NOTICES:


                                  Telephone:

                                  Telecopy:

                                  Attention:



                                       LENDING OFFICE FOR BASE RATE LOANS:



                                  Attention:



                                       LENDING OFFICE FOR EURODOLLAR LOANS:



                                  Attention:






                                S-4

HOFS04...:\10\21010\0235\1615\AGR1078R.32L